Exhibit 10.1

EXECUTION VERSION

CREDIT AGREEMENT

Dated as of January 28, 2021

among

BCRED MAROON PEAK FUNDING LLC

MORGAN STANLEY BANK, N.A.,

MORGAN STANLEY SENIOR FUNDING, INC.

U.S. BANK NATIONAL ASSOCIATION

THE DESIGNATED SUBSIDIARIES FROM TIME TO TIME PARTY HERETO

and

BLACKSTONE PRIVATE CREDIT FUND

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Section 4.02.	Representations and Warranties of the Equityholder	46

ARTICLE V

CONDITIONS

Section 5.01.	Effective Date	48
Section 5.02.	Each Borrowing	49

ARTICLE VI

AFFIRMATIVE COVENANTS

Section 6.01.	Affirmative Covenants of the Borrower	50
Section 6.02.	Affirmative Covenants of the Equityholder	54

ARTICLE VII

NEGATIVE COVENANTS

Section 7.01.	Indebtedness	54
Section 7.02.	Liens	55
Section 7.03.	Fundamental Changes	55
Section 7.04.	Purchase and Sale of Warehouse Assets	55
Section 7.05.	Separate Existence	56
Section 7.06.	Other Business	57
Section 7.07.	Restricted Junior Payments	57
Section 7.08.	Sale Agreement	57
Section 7.09.	ERISA Matters	57
Section 7.10.	Requirements for Material Action	57
Section 7.11.	No Transfer of Interests	58

ARTICLE VIII

EVENTS OF DEFAULT

Section 8.01.	Events of Default	58
Section 8.02.	Remedies	60

ARTICLE IX

THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

Section 9.01.	The Administrative Agent	62
Section 9.02.	The Collateral Agent	64

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EXHIBITS AND SCHEDULES:

Exhibit A-1 – Form of Approval Request

Exhibit A-2 – Form of Borrowing Request

Exhibit B – Investment Restrictions

Exhibit C – Form of Facility Increase Request

Schedule 1 – Reserved

Schedule 2 – GICS Industry Classifications

Schedule 3 – Rating Definitions

Schedule 4 – Form of Assignment and Assumption

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CREDIT AGREEMENT, dated as of January 28, 2021 (the “Warehouse Closing Date”) (as amended, modified or supplemented from time to time, this “Agreement”), among BCRED MAROON PEAK FUNDING LLC, a Delaware limited liability company (the “Borrower”), BLACKSTONE PRIVATE CREDIT FUND (the “Equityholder”), MORGAN STANLEY BANK, N.A., as lender (in such capacity, the “Lender” and, together with its permitted successors and assigns, the “Lenders”), MORGAN STANLEY SENIOR FUNDING, INC., as administrative agent (in such capacity, the “Administrative Agent”), each of the Designated Subsidiaries from time to time party thereto and U.S. BANK NATIONAL ASSOCIATION, as collateral agent for the Administrative Agent and the Lenders (in such capacity, the “Collateral Agent”).

RECITALS

A. The Borrower wishes to borrow funds from the Lenders from time to time to finance the purchase of certain loans and other investments that will either be owned by the Borrower or contributed (or otherwise transferred to) a Designated Subsidiary of the Borrower;

B. The Borrower wishes to engage Blackstone Private Credit Fund (in such capacity, the “Warehouse Collateral Manager”) to perform investment-related and administrative duties with respect to the Borrowings hereunder and the management of the Warehouse Assets;

C. The Warehouse Collateral Manager is willing to accept its appointment as Warehouse Collateral Manager of the Warehouse Assets on the terms set forth in the Warehouse Collateral Management Agreement (as defined herein);

D. Each Designated Subsidiary of the Borrower (or any entity that the Designated Subsidiary merges into) intends to pledge a portion of the Warehouse Assets as collateral for certain securities (the “CLO Securities”) to be issued by such Designated Subsidiary (or successor entity thereto by merger) in connection with certain collateralized loan obligation transactions (each, a “Permitted CLO”) for which such Designated Subsidiary (or successor entity thereto by merger) acts as issuer (in such capacity, a “CLO Issuer”);

E. The Warehouse Collateral Manager or a Related Company will act as collateral manager with respect to each Permitted CLO;

F. The Borrower and each Designated Subsidiary wish to pledge the Collateral to the Collateral Agent, on behalf of the Secured Parties, to secure the payment of the Obligations pursuant to the Credit Documents; and

G. The Lenders are willing to make Advances to the Borrower on the terms and subject to the conditions set forth herein.

ARTICLE I

Definitions; General Terms

Section 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account” means any of the Custodial Account (including the interest collection subaccount and the principal collection subaccount thereof established under the Securities Account Control Agreement), the Reserve Account or the Variation Margin Account.

“Administrative Agent” has the meaning set forth in the preamble.

“Advances” means the advances made by the Lenders or an Affiliate of the applicable Lender, to the Borrower pursuant to Article II.

“Affected Party” has the meaning set forth in Section 2.11(a).

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. For purposes of this definition, (a) no entity will be deemed an Affiliate of a Borrower Party solely because the administrator of such Borrower Party or any of its Affiliates acts as administrator or share trustee for such entity, (b) no entity to which the Warehouse Collateral Manager or a Related Company provides investment management or advisory services will be deemed an Affiliate of the Warehouse Collateral Manager or a Related Company solely because the Warehouse Collateral Manager or a Related Company acts in such capacity and (c) an obligor will not be considered an Affiliate of any other obligor solely due to the fact that each such obligor is under the control of the same financial sponsor.

“Affiliate Assignments” has the meaning set forth in Section 10.04(c).

“Aggregate Traded Amount” means, as of any date of determination, without duplication, an amount equal to the sum of (i) the aggregate amount applied by the Borrower Parties to the purchase of Warehouse Assets, plus (ii) the aggregate amount on deposit in the Reserve Account plus any amounts withdrawn from the Reserve Account and applied in accordance with Section 2.03(b), plus (iii) the aggregate amount necessary to settle all commitments to purchase Warehouse Assets that the Borrower Parties have entered into but have not yet settled minus (iv) the aggregate amount of proceeds received by the Borrower Parties in respect of the repayments and prepayments of the principal amount of Warehouse Assets sold at any time.

“Aggregate Unfunded Exposure Amount” means, as of any date of determination, the sum of the Unfunded Exposure Amounts of all Delayed Drawdown Debt Obligations and Revolving Obligations included in the Collateral on such date.

“Agreement” has the meaning set forth in the preamble.

“Amendment” has the meaning set forth in Section 6.01(h).

“AML Compliance” means compliance with the Cayman AML Regulations.

“Anti-Money Laundering Laws” has the meaning assigned to that term in Section 4.01(w)(iii).

“Applicable Interest Rate” means the sum of (i) the Applicable Spread and (ii) the greater of (x) 0% and (y) the Benchmark.

“Applicable Spread” means the following per annum spreads for the periods indicated below:

Period	Per annum spread
During the Base Period	1.30%
From and including the day following the end of the Base Period and thereafter	2.00%

; provided, if an LTV Ratio Event has occurred and is continuing, the Applicable Spread shall be 3.50% per annum.

“Approval Request” has the meaning set forth in Section 2.03(a).

“Approved Broker/Dealer” means any of Bank of America, NA, The Bank of Montreal, The Bank of New York Mellon, Bank of Nova Scotia, The Royal Bank of Scotland plc, Barclays Bank plc, BNP Paribas, Canadian Imperial Bank of Commerce, Cantor Fitzgerald, Citadel Securities, Citibank, N.A., Citizens Bank N.A., Credit Agricole S.A., Credit Suisse, Deutsche Bank AG, Fifth Third Bancorp, Goldman, Sachs & Co., HSBC Bank, Jefferies, JPMorgan Chase Bank, N.A., KeyBank, Macquarie Bank, Mizuho Bank, Ltd., Morgan Stanley & Co. LLC, Natixis, Nomura Securities Inc., PNC Bank, Royal Bank of Canada, Scotia Bank, Société Générale, Sun Trust Bank, The Toronto-Dominion Bank, U.S. Bank National Association, UBS AG or Wells Fargo Bank, National Association, or a banking or securities Affiliate of any of the foregoing, and any other financial institution so designated by the Warehouse Collateral Manager with the consent of the Administrative Agent in its sole discretion.

“Asset Replacement Percentage” means, on any date of calculation, a fraction (expressed as a percentage) where the numerator is the outstanding principal balance of the Warehouse Assets that were indexed to the Benchmark Replacement for the Corresponding Tenor as of such calculation date and the denominator is the outstanding principal balance of the Warehouse Assets as of such calculation date.

“Available Amount” has the meaning set forth in the Security Agreement.

“Available Facility Amount” means, as of any date of determination, an amount equal to (i) the Maximum Facility Amount, minus (ii) the aggregate outstanding principal amount of Advances outstanding hereunder.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the amount of interest payable in respect of the Advances on any Payment Date pursuant to this Agreement as of such date.

“Bankruptcy Code” means Title 11, United States Code, 11 U.S.C. §§ 101 et seq., as amended from time to time.

“Base Period” means the period from and including the date of this Agreement to and including the date that is one year prior to the Scheduled Maturity Date (or, if earlier, to but excluding the Maturity Date); provided that, if an Extension Agreement is executed by the Warehouse Collateral Manager and the Administrative Agent (i) prior to the end of the then-current Base Period, then the Base Period shall be extended to a date that is one year prior to the extended Scheduled Maturity Date or (ii) following the end of the then-current Base Period, then the Base Period shall be the period from the date of the execution of such Extension Agreement to and including the date that is one year prior to the extended Scheduled Maturity Date (or, in each case, if earlier, to but excluding the Maturity Date).

“BDC Coverage Event” means the Equityholder fails to maintain the asset coverage ratio required of a “business development company” under the Investment Company Act.

“Benchmark” means, initially, the LIBO Rate; provided that, if a Benchmark Transition Event or, as the case may be, an Early Opt-in Election and the Benchmark Replacement Date with respect thereto have occurred with respect to LIBO Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent on the applicable Benchmark Replacement Date:

(1) the sum of: (a) Term SOFR and (b) the Benchmark Replacement Adjustment with respect thereto;

(2) the sum of: (a) Daily Simple SOFR, as selected by the Administrative Agent to be the then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for the leveraged loan market and (b) the applicable Benchmark Replacement Adjustment;

(3) the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment; or

(4) the sum of: (a) the alternate rate of interest that has been selected by the Administrative Agent, in consultation with the Warehouse Collateral Manager, as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated secured financings or securitizations relating to leveraged loans, as applicable at such time and (b) the Benchmark Replacement Adjustment;

provided that, in the case of clause (1) of this definition, such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion.

If at any time the Benchmark Replacement as determined pursuant to clause (1), (2), (3) or (4) of this definition would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Administrative Agent as of the Benchmark Replacement Date:

(1) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected, endorsed or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2) the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent, in consultation with the Warehouse Collateral Manager, giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated secured financing or securitization transactions relating to leveraged loans, as applicable at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including but not limited to changes to the definition of “Business Day,” the definition of “Payment Date,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein;

(3) in the case of clause (4) of the definition of “Benchmark Transition Event,” the fifth (5th) Business Day following the date of the applicable report provided pursuant to Section 1.06; or

(4) in the case of an Early Opt-in Election, the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative; or

(4) the Asset Replacement Percentage is greater than 50%, as reported in the most recent report provided pursuant to Section 1.06.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. §1010.230.

“Benefit Plan Investor” means a “benefit plan investor” as defined in Department of Labor regulation 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA, and includes an employee benefit plan that is subject to the fiduciary responsibility provisions of Title I of ERISA, a plan that is subject to Section 4975 of the Code, and an entity the underlying assets of which are deemed to include plan assets.

“Bond Allowance Notice” means, following the CRA Review End Date, a written notice (including via email) from the Administrative Agent to the Borrower and the Warehouse Collateral Manager (with a copy to the Collateral Agent) stating that, from and after the date of such notice, the Borrower may acquire Senior Secured Bonds and Senior Secured Notes as Warehouse Assets, subject to all applicable conditions set forth in this Agreement and the other Credit Documents.

“Borrower” has the meaning set forth in the preamble.

“Borrower Party” means, as the context requires, the Borrower and/or each Designated Subsidiary.

“Borrower Tax Obligation” means all present and future stamp, court or documentary, intangible, recording, filing, issuance, or any other similar Taxes arising on account of any payment made or required to be made under any Credit Document or payable by reason of the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, from the issuance of or otherwise with respect to the Credit Documents under any applicable ordinance or statute now existing or hereafter enacted.

“Borrowing” means Advances made on the same date.

“Borrowing Request” has the meaning set forth in Section 2.03(c).

“Business Day” means any day other than (a) a Saturday or Sunday or (b) a day on which commercial banks in New York City or, with respect to any act required to be taken by the Collateral Agent, in the city in which the Corporate Trust Office of the Collateral Agent is located (which initially shall be Boston, Massachusetts) are authorized or required by law to remain closed or on which banks are not open for dealings in dollar deposits in the London interbank market.

“Caa Asset” means any asset with a Moody’s corporate family rating (determined using then-current market methodology) of “Caa1” or lower; provided that, for purposes of this definition, (i) if any such rating is on positive watch by Moody’s, it will be treated as having been upgraded by one rating subcategory and (ii) if any such rating is on negative watch by Moody’s, it will be treated as having been downgraded by one rating subcategory.

“Cancellation Date” means the date on which the Warehouse Collateral Manager notifies the Borrower and the Administrative Agent in writing that the Commitment shall terminate following payment in full of the Obligations.

“Cayman AML Regulations” means the Anti-Money Laundering Regulations (2020 Revision) and the Guidance Notes on the Prevention and Detection of Money Laundering and Terrorist Financing in the Cayman Islands, each as amended and revised from time to time.

“CCC Asset” means any asset with an S&P rating (determined using then-current market methodology) of “CCC+” or lower; provided that, for purposes of this definition, (i) if any such rating is on positive watch by S&P, it will be treated as having been upgraded by one rating subcategory and (ii) if any such rating is on negative watch by S&P, it will be treated as having been downgraded by one rating subcategory.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority or (d) any change in any generally accepted accounting principles or regulatory accounting principles and affecting the application of any law, rule, regulation or treaty referred to in clause (a) or (b) above; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives promulgated thereunder or issued in connection therewith and (y) all law, requests, rules, regulations, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Change of Control” means an event that shall be deemed to have occurred if any of the following occur:

(a) with respect to the Borrower, the Equityholder at any time for any reason ceases to own, directly, 100% of the issued and outstanding membership interests of the Borrower (as the same may be adjusted for any combination, recapitalization or reclassification into a greater or smaller number of shares or units), free and clear of all Liens (other than pursuant to the Pledge Agreement), rights, options, warrants or other similar agreements or understandings;

(b) Blackstone Credit BDC Advisors LLC, or an Affiliate of The Blackstone Group, Inc. ceases to be the investment adviser to, and otherwise control the investment management and investment policies of, the Equityholder; and

(c) with respect to any Designated Subsidiary, the failure of the Borrower to own 100% of such Designated Subsidiary (other than any failure in connection with the closing of the related Permitted CLO).

“CLO Issuer” has the meaning set forth in the recitals.

“CLO Securities” has the meaning set forth in the recitals.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning set forth in the Security Agreement.

“Collateral Agent” has the meaning set forth in the preamble.

“Collateral Agent Fee Letter” means that certain fee letter specifying the fees payable to the Collateral Agent, as such letter may be amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof.

“Collateral Documents” means the Security Agreement, this Agreement, the Securities Account Control Agreement, each Designated Subsidiary Joinder Agreement, each Pledge Agreement, the Collateral Agent Fee Letter and any other document executed and delivered by a Borrower Party Granting a Lien on any of its property to secure payment of the Obligations.

“Commitment” means the commitment of the Lenders to make Advances in accordance with Section 2.01 hereof.

“Commitment Termination Date” means the earliest to occur of (i) upon an Event of Default, the date on which the Administrative Agent, on behalf of the Lenders, terminates the Commitment, whether expressly or automatically, pursuant to Section 8.02 and (ii) the Maturity Date.

“Concentration Limits” has the meaning set forth in Exhibit B hereto.

“Confidential Information” has the meaning set forth in Section 10.12.

“Control” means (i) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise or (ii) ownership of more than 50% of the equity securities of a Person. “Controlling” and “Controlled” have meanings correlative thereto.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Corporate Trust Office” means the designated corporate trust office of the Collateral Agent where this Agreement is administered currently located at U.S. Bank National Association, One Federal Street, Third Floor, Boston, Massachusetts 02110, email: lynora.caulfield@usbank.com, BCRED.Maroon.Pk.Fd.LLC@usbank.com, Attention: Global Corporate Trust/Lynora Caulfield, Reference: BCRED Maroon Peak Funding LLC, or such other United States address as the Collateral Agent may designate from time to time by notice to the Borrower, the Warehouse Collateral Manager, the Administrative Agent and the Lenders or the principal corporate trust office of any successor Collateral Agent.

“CRA Review End Date” means, with respect to the amendment to the Volcker Rule that became effective on October 1, 2020, the period ending on the last day of the 60-day legislative session review period available to Congress under the Congressional Review Act of 1996, as amended, as determined by the Administrative Agent; provided that such amendment to the Volcker Rule specified above has not been invalidated by Congress under the Congressional Review Act of 1996, as amended, on or prior to such date.

“Credit Documents” means the Collateral Documents and each certificate, agreement or document executed by the Borrower Parties, the Equityholder, the Administrative Agent or the Lenders in connection with or pursuant to any of the foregoing.

“Custodial Account” has the meaning set forth in the Security Agreement.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which may include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans at such times; provided that, if the Administrative Agent decides that any such convention is not administratively feasible, then the Administrative Agent may establish another convention in its reasonable discretion.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulted Asset” means any Warehouse Asset as to which:

(a) a default as to the payment of principal and/or interest has occurred and is continuing with respect to such debt obligation (without regard to any grace period applicable thereto, or waiver thereof, after the passage (in the case of a default that in the Warehouse Collateral Manager’s judgment, as certified to the Collateral Agent in writing, is not due to credit related causes) of five Business Days or seven calendar days, whichever is greater, but in no case beyond the passage of any grace period applicable thereto);

(b) a default known to the Warehouse Collateral Manager as to the payment of principal and/or interest has occurred and is continuing on another debt obligation of the same issuer which is senior or pari passu in right of payment to such debt obligation (provided that both debt obligations are full recourse obligations);

(c) the issuer or others have instituted proceedings to have the issuer adjudicated as bankrupt or insolvent or placed into receivership and for a period of more than 60 consecutive days such proceedings have not been stayed or dismissed or such issuer has filed for protection under Chapter 11 of the United States Bankruptcy Code;

(d) (x) such Warehouse Asset has an S&P Rating of “CC,” “D” or “SD” or (y) the obligor of such Warehouse Asset has a Moody’s probability of default rating (as published by Moody’s) of “D” or “LD” or, in each case, had such ratings before they were withdrawn by S&P or Moody’s, as applicable;

(e) such Warehouse Asset is pari passu in right of payment as to the payment of principal and/or interest to another debt obligation of the same issuer or subordinated to other indebtedness for borrowed money owing by the issuer thereof (i) which has an S&P Rating of “D” or “SD” or (ii) the obligor of which has a Moody’s probability of default rating (as published by Moody’s) of “CC,” “D” or “LD,” and in each case such other debt obligation remains outstanding (provided, that both the Warehouse Asset and such other debt obligation are full recourse obligations of the applicable issuer);

(f) the Warehouse Collateral Manager has received written notice or has knowledge that a default has occurred under the underlying instruments and any applicable grace period has expired and the holders of such Warehouse Asset have accelerated the repayment of such Warehouse Asset (but only until such acceleration has been rescinded) in the manner provided in the underlying instrument;

(g) the Warehouse Collateral Manager has in its reasonable commercial judgment otherwise declared such debt obligation to be a Defaulted Asset and has not rescinded such declaration;

(h) such Warehouse Asset is a participation interest with respect to which the selling institution has defaulted in the performance of any of its payment obligations under the participation interest (except to the extent such defaults were cured within the applicable grace period under the underlying instruments of the obligor thereof);

(i) such Warehouse Asset is a participation interest in a loan that would, if such loan were a Warehouse Asset, constitute a Defaulted Asset (other than under this clause (i)) or with respect to which the selling institution has either (x) a Moody’s probability of default rating (as published by Moody’s) of “D” or “LD” or had such rating before such rating was withdrawn or (y) an S&P Rating of “CC,” “D” or “SD” or had such rating before such rating was withdrawn; or

(j) a Distressed Exchange has occurred in connection with such Warehouse Asset;

provided that a Warehouse Asset shall not constitute a Defaulted Asset pursuant to clauses (b), (c), (d), (e) or (i) if such Warehouse Asset is a DIP Loan.

“Delayed Drawdown Debt Obligation” means an obligation that (i) requires a creditor to make one or more future advances to the obligor under the underlying instruments relating thereto, (ii) specifies a maximum amount that can be borrowed on or prior to one or more fixed dates, and (iii) does not permit the re-borrowing of any amount previously repaid by the obligor thereof; provided, however, that any such obligation will be a Delayed Drawdown Debt Obligation only until all commitments by a Borrower Party to make advances to the obligor thereof are fully funded, expire or are terminated or reduced to zero.

“Designated Asset” means, as of any date of determination, (i) any asset (or portion thereof) that does not meet the Eligibility Criteria or the Concentration Limits or (ii) without limitation to clause (i) above, (a) any Defaulted Asset, (b) any CCC Asset or Caa Asset or (c) any asset that has a Market Value of less than 85%.

“Designated Asset Haircut” means, as of any date of determination, the sum of (x) for all Designated Assets that either (i) do not meet the Eligibility Criteria or (ii) are Defaulted Assets, the aggregate purchase prices (exclusive of purchased accrued interest) of such Designated Assets and (y) for all other Designated Assets, the positive difference (if any) of (i) the aggregate purchase prices (exclusive of purchased accrued interest) of such Designated Assets over (ii) the sum of the products of (x) the Market Value of each such Designated Asset multiplied by (y) the principal balance of such Designated Asset.

“Designated Subsidiary” means each entity that is a wholly-owned subsidiary of the Borrower and approved by the Warehouse Collateral Manager in a Designated Subsidiary Joinder Agreement as a Designated Subsidiary.

“Designated Subsidiary Joinder Agreement” means, with respect to any Designated Subsidiary, an agreement consented to by the Warehouse Collateral Manager and the Administrative Agent and delivered by such Designated Subsidiary to the Borrower and the Collateral Agent in the form set forth in Exhibit A to the Security Agreement.

“Designated Subsidiary Proceeds” has the meaning set forth in the Security Agreement.

“Distressed Exchange” means, in connection with any Warehouse Asset, a distressed exchange or other debt restructuring has occurred, as reasonably determined by the Warehouse Collateral Manager, pursuant to which the issuer or obligor of such Warehouse Asset has issued to the holders of such Warehouse Asset a new security or package of securities or obligations that, in the sole judgment of the Warehouse Collateral Manager, amounts to a diminished financial obligation or has the purpose of helping the issuer of such Warehouse Asset avoid default; provided that no Distressed Exchange shall be deemed to have occurred if the securities or obligations received by the Borrower in connection with such exchange or restructuring meet the definition of Warehouse Asset.

“dollars” or “$” refers to lawful money of the United States of America.

“Early Opt-in Election” means, if the then-current Benchmark is LIBO Rate, the occurrence of the joint election by the Administrative Agent and the Borrower (or the Warehouse Collateral Manager on its behalf) to trigger a fallback from LIBO Rate and the provision by the Administrative Agent of written notice of such election to other parties hereto.

“Effective Date” has the meaning assigned to such term in Section 5.01.

“Eligibility Criteria” has the meaning assigned to such term in Exhibit B hereto.

“Eligible Investments” has the meaning assigned to such term in the Security Agreement.

“Equity Contribution” means any contribution made by the Equityholder to acquire Interests in the Borrower issued pursuant to the LLC Agreement.

“Equity Contribution Amount” means then-current aggregate amount of Equity Contributions by the Equityholder to the Borrower and deposited into the Custodial Account.

“Equityholder” has the meanings set forth in the preamble.

“Equityholder Commitment” means $125,000,000.

“Equityholder Condition” means a condition that will be satisfied on any date of determination if the Equity Contribution Amount is at least equal to the Equityholder Commitment as of such date of determination.

“Equityholder Condition Cure Notice” means a notice from the Equityholder to the Administrative Agent on the date of any applicable Event of Default stating that the Equityholder will make an Equity Contribution in a sufficient amount to cause the Equity Contribution Amount to equal the Equityholder Commitment within two Business Days.

“Equityholder Purchased Loan Balance” means, as of any date of determination, an amount equal to (a) the aggregate Outstanding Balance of all Equityholder Warehouse Assets acquired by the Borrower prior to such date minus (b) the aggregate Outstanding Balance of all Equityholder Warehouse Asset (other than Warranty Breach Assets) distributed to or repurchased by the Equityholder or an Affiliate thereof prior to such date.

“Equityholder Warehouse Asset” means each Warehouse Asset sold and/or contributed by the Equityholder to the Borrower pursuant to the Sale Agreement.

“Equity Interests” means, with respect to any Person, its equity ownership interests, its common stock and any other capital stock or other equity ownership units of such Person authorized from time to time, and any other shares, options, interests, participations or other equivalents (however designated) of or in such Person, whether voting or nonvoting, including common stock, options, warrants, preferred stock, phantom stock, membership units (common or preferred), stock appreciation rights, membership unit appreciation rights, convertible notes or debentures, stock purchase rights, membership unit purchase rights and all securities convertible, exercisable or exchangeable, in whole or in part, into any one or more of the foregoing.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means (a) any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the relevant Person, (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with that Person, or (c) solely for purposes of Section 302 of ERISA and Section 412 of the Code, a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as, or that otherwise is aggregated under Section 414(o) of the Code with, that Person, any corporation described in clause (a) above or any trade or business described in clause (b) above.

“ERISA Event” means (a) with respect to a Pension Plan, any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty (30) day notice period has been waived; (b) a withdrawal by a Borrower Party or any of its ERISA Affiliates from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as a termination under Section 4062(e) of ERISA; (c) the failure to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA), whether or not waived, with respect to a Pension Plan; (d) the failure to make any required contribution to a Multiemployer Plan; (e) the incurrence by a Borrower Party or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to a complete or partial withdrawal by a Borrower Party or any of its ERISA Affiliates from a Multiemployer Plan, written notification of a Borrower Party or any of its ERISA Affiliates concerning the imposition of any withdrawal liability, as such term is defined in Part I of Subtitle E of Title IV of ERISA, as a result of a complete or partial withdrawal from a Multiemployer Plan or written notification that a Multiemployer Plan is insolvent within the meaning of Title IV of ERISA or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) the filing under Section 4041(c) of ERISA of a notice of intent to terminate a Pension Plan, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Section 4041 or Section 4041A of ERISA, or the receipt by a Borrower Party or any of its ERISA Affiliates from the PBGC of any notice relating to the intention to terminate a Pension Plan or Multiemployer Plan; (h) the imposition of any liability under Title IV of ERISA with respect to the termination of any Pension Plan or Multiemployer Plan, other than for the payment of plan contributions or PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Borrower Party or any of its ERISA Affiliates; or (i) the occurrence of a non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) which could result in liability to a Borrower Party or any of its ERISA Affiliates.

“Event of Default” has the meaning assigned to such term in Section 8.01.

“Excepted Assets” has the meaning assigned to such term in Section 10.11.

“Excluded Taxes” means (A) Taxes imposed on or measured by net income (however denominated) or franchise Taxes (imposed in lieu of net income taxes) imposed as a result of a present or former connection with the jurisdiction of the Governmental Authority imposing such Tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising from a Lender’s having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Credit Document), (B) branch profits Taxes that are imposed by any jurisdiction described in clause (A) above, (C) any Taxes that are attributable to a Lender’s failure to comply with the requirements of Section 2.12(c), (D) any U.S. federal withholding taxes imposed on amounts payable to a Lender pursuant to a law in effect on the date on which such Lender becomes a party to this Agreement (other than pursuant to an assignment request made by the Borrower) except to the extent that, pursuant to Section 2.12, amounts with respect to such Taxes were payable to such Lender’s assignor immediately before such Lender became a party hereto, or (E) U.S. federal withholding Taxes imposed pursuant to FATCA.

“Extension Agreement” means an agreement executed by the Warehouse Collateral Manager and the Administrative Agent, which such agreement shall be executed prior to the occurrence of the Maturity Date stating that the Warehouse Collateral Manager has requested to extend the Scheduled Maturity Date for one year and the Administrative Agent has consented to such extension in its sole discretion; provided that no Extension Agreement shall be effective if on the date of such Extension Agreement, a Default, an Event of Default or an LTV Ratio Event has occurred and is continuing or a Cancellation Date has occurred.

“Facility Increase” is defined in Section 2.13(a) hereof.

“Facility Increase Request” means the notice substantially in the form attached hereto as Exhibit D pursuant to which the Borrower requests an increase of the Maximum Facility Amount in accordance with Section 2.13 hereof.

“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any final current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any U.S. or non-U.S. fiscal or regulatory legislation, rules, guidance notes or practices adopted pursuant to any intergovernmental agreement entered into between the United States and any other jurisdiction in connection with either the implementation of such sections of the Code or analogous provisions of non-U.S. law.

“Fee Letter” means each fee letter agreement that shall be entered into by and among the Borrower, the Warehouse Collateral Manager, the applicable Lender and/or the Administrative Agent in connection with the transactions contemplated by this Agreement, as amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof.

“Financial Asset” has the meaning set forth in Section 8-102(a)(9) of the UCC.

“Floor” means, for any Advances under this Agreement, the benchmark rate floor provided for in this Agreement with respect to the Benchmark as set forth in clause (ii)(x) of the definition of “Applicable Interest Rate”, as determined for the Advances.

“Foreign Plan” means any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to or by, or entered into with, a Borrower Party with respect to employees outside the United States.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Grant” means to grant, bargain, sell, warrant, alienate, remise, demise, release, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of setoff against, deposit, set over and confirm. A Grant of the Pledged Assets or of any other instrument, shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate continuing right to claim for, collect, receive and receipt for principal and interest payments in respect of such collateral, and all other monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Increased Costs” means any amounts required to be paid by the Borrower to an Affected Party pursuant to Section 2.11.

“Indemnitee” has the meaning assigned to such term in Section 10.03(b).

“Interest Proceeds” has the meaning set forth in the Security Agreement.

“Interests” means the membership interests in the Borrower issued pursuant to the LLC Agreement, with an initial value at least equal to $25,000,000.

“Investment Company Act” has the meaning assigned to such term in Section 2.09(d).

“IRS” means the United States Internal Revenue Service.

“Lender” and “Lenders” have the meanings set forth in the preamble.

“LIBO Rate” means, with respect to any Advance for any day, the rate appearing on Reuters Page LIBOR01 (or on any successor or substitute page, or any successor to or substitute for such page, providing rate quotations comparable to those currently provided on such page, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, on such day (or, if such day is not a Business Day, on the immediately preceding Business Day), as the rate for dollar deposits with a maturity of three months. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Advance shall be the rate at which dollar deposits of $5,000,000 and for a three month maturity are offered by the principal London office of the Administrative Agent or the principal London office of any bank reasonably selected by the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, on the applicable day (or, if such day is not a Business Day, on the immediately preceding Business Day). For the avoidance of doubt, the LIBO Rate shall always be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, assignment, deposit arrangement, lien (statutory or other), charge or security interest in, on or of such asset, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale agreement, capital lease or other title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset); and (b) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Liquidate” means sell, assign, settle, terminate or otherwise dispose of. “Liquidation” has the meaning correlative thereto.

“LLC Agreement” means the amended and restated limited liability company agreement of the Borrower, dated January 28, 2021, as further amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof.

“Losses” has the meaning set forth in Section 10.03(b).

“LTV Ratio” on any date of calculation, an amount determined by the Administrative Agent in its sole discretion and expressed as a percentage, equal to the quotient of (a) an amount equal to (x) the Aggregate Traded Amount as of such date multiplied by (y) 80.0% divided by (b) the sum of (i) the aggregate purchase prices (exclusive of purchased accrued interest) of the Warehouse Assets (including, for this purpose, the undrawn portion of any Delayed Drawdown Debt Obligation or Revolving Obligation and assets that have been purchased (or for which the Borrower has entered into an irrevocable commitment to purchase), but have not yet settled), plus (ii) all cash and the mark-to-market value of Eligible Investments held in the Custodial Account on such date (determined by the Administrative Agent) after giving pro forma effect to all disbursements necessary to settle all commitments to purchase Warehouse Assets that the Borrower has entered into but have not yet settled plus (iii) all cash and the mark-to-market value of Eligible Investments held in the Variation Margin Account on such date (determined by the Administrative Agent) minus (iv) the Designated Asset Haircut.

“LTV Ratio Event” means, on any date of determination, an event that will occur if the LTV Ratio equals or exceeds the Maximum LTV Ratio on such date.

“Market Value” means, with respect to any Warehouse Asset on any date of determination, the mark-to-market value determined by the Administrative Agent in its sole discretion on such date at the midpoint of the “bid” and “ask” prices for such Warehouse Asset or, if such a determination is not made on such date, the mark-to-market value determined as set forth above most recently determined by the Administrative Agent with respect to such Warehouse Asset; provided that the mark-to-market value of any Warehouse Asset shall be determined by the Administrative Agent (x) net of the related costs of transfer or assignment and (y) if the Administrative Agent or any of its Affiliates owns such Warehouse Asset for its own account (each such Warehouse Asset, an “Owned Asset”), consistent with the Administrative Agent’s or such Affiliate’s valuation of such asset for its own account.

Notwithstanding the foregoing, with respect to any Warehouse Asset that is not an Owned Asset, if the Warehouse Collateral Manager provides a bid price for any such Warehouse Asset from LoanX Inc. or Markit Group Limited not later than 4:00 p.m., New York City time, on the date on which the Administrative Agent provides notice of the Market Value of the Warehouse Asset to the Warehouse Collateral Manager, then such bid price shall be the revised Market Value of such Warehouse Asset unless the Administrative Agent determines, in a commercially reasonable manner, that such price does not represent the actual value of the applicable Warehouse Asset as of such date. If the Administrative Agent determines that such price does not represent the actual value, the original mark-to-market value determined by the Administrative Agent shall remain the Market Value of the applicable Warehouse Asset unless the Warehouse Collateral Manager provides mid-market quotations for such Warehouse Asset from two or more Approved Broker/Dealers in similar assets not later than 1:00 p.m. New York City time on the first Business Day after the date on which the Administrative Agent provides notice of the Market Value of such Warehouse Asset to the Warehouse Collateral Manager, in which case the Market Value shall be the average of such mid-market bids. With respect to any Owned Asset, the final Market Value as of any particular date shall be the mark-to-market value ultimately determined by the Administrative Agent as applied to its own account or the account of any of its Affiliates.

The Market Value of each Warehouse Asset shall be expressed as a percentage of par and will be determined exclusive of accrued interest.

“Material Adverse Effect” means any material adverse effect on (i) the business, financial position, results of operations, properties or assets of any Borrower Party, the Equityholder or the Warehouse Collateral Manager, taken as a whole; (ii) solely to the extent Warehouse Assets have been transferred to a Designated Subsidiary in connection with a Permitted CLO, the ability of any Designated Subsidiary to consummate any Permitted CLO; (iii) the ability of any Borrower Party, the Warehouse Collateral Manager or the Equityholder to perform any of its obligations under any Credit Document to which it is a party or otherwise bound; (iv) solely to the extent Warehouse Assets have been transferred to a Designated Subsidiary in connection with a Permitted CLO, the ability of MS&Co. and its Affiliates to market the CLO Securities of any Permitted CLO or (v) the rights and remedies of the Administrative Agent, the Lenders or the Collateral Agent under, or the validity or enforceability of, any Credit Document, in each case of clauses (i)-(v), as determined in good faith in a reasonable manner by the Administrative Agent.

“Maturity Date” means the first date on which any of the following shall occur: (i) the Cancellation Date; (ii) upon an Event of Default, the date on which all outstanding Advances are declared by the Administrative Agent to be due and payable and (iii) the Scheduled Maturity Date.

“Maximum Facility Amount” means, on any date of calculation, the lesser of (x) $500,000,000 (as such amount may be increased pursuant to Section 2.13) and (y) the Equity Contribution Amount as notified to the Administrative Agent by the Collateral Agent as of such date of calculation multiplied by four; provided that, following the occurrence of an Event of Default or the Commitment Termination Date, the Maximum Facility Amount shall be an amount equal to the aggregate Advances outstanding at such time.

“Maximum LTV Ratio” means 85.0%.

“Moody’s Derived Rating” means with respect to any Warehouse Asset, the rating determined pursuant to the methodology set forth under the heading “Moody’s Derived Rating” on Schedule 3 hereto.

“MS&Co.” means Morgan Stanley & Co. LLC.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the applicable Person or any ERISA Affiliate of that Person contributed or had any obligation to contribute, or with respect to which such Person or ERISA Affiliate has any liability (whether actual or contingent).

“Non-Excluded Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Credit Document and (b) to the extent not otherwise described in (a), Borrower Tax Obligations.

“Obligations” means all of the Borrower’s obligations to the Secured Parties arising under the Credit Documents, including, without limitation, the Advances, all accrued interest thereon and accrued fees (including, without limitation, accrued and unpaid Unused Fees and Upfront Fees) payable to the Secured Parties, all Increased Costs and all other amounts, obligations, covenants and duties owing by the Borrower to the Secured Parties, of every type and description (whether by reason of an extension of credit, loan, guaranty, indemnification, interest rate hedging transaction or otherwise), present or future, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising and however acquired and whether or not evidenced by any note, guaranty or other instrument or for the payment of money, interest, charges, expenses, attorneys’ fees and disbursements, and other sums chargeable to the Borrower under the Credit Documents.

“Obligor” means, with respect to a Warehouse Asset, the Person who is obligated to repay such Warehouse Asset (including, if applicable, a guarantor thereof), and whose assets are primarily relied upon by a Borrower Party at the time such Warehouse Asset was purchased as the source of repayment of such Warehouse Asset.

“OFAC” means the U.S. Department of Treasury’s Office of Foreign Asset Control.

“Operating Guidelines” has the meaning set forth in Appendix A to the Warehouse Collateral Management Agreement.

“Outstanding Balance” means, as of any date of determination, the outstanding principal balance of a Warehouse Asset as of such date, exclusive of any PIK Interest or accrued interest on such Warehouse Asset as of such date; provided that, for purposes of calculating the “Outstanding Balance” of any Deferrable Obligation, principal payments received on such Warehouse Asset shall first be applied to reducing or eliminating any outstanding PIK Interest or accrued interest.

“Participant” has the meaning set forth in Section 10.04(d).

“Participant Register” has the meaning set forth in Section 10.04(c).

“Payment Date” means (i) the Maturity Date and (ii) each quarterly anniversary of the date of this Agreement; provided, that, if any Payment Date (other than the Maturity Date) is not a Business Day, such Payment Date shall be the immediately succeeding Business Day.

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

“Pension Plan” means an “employee pension benefit plan” as such term is defined in Section 3(2) of ERISA, other than a Multiemployer Plan, that is subject to Title IV of ERISA or Section 412 of the Code and is sponsored or maintained by a Borrower Party or any ERISA Affiliate of a Borrower Party or to which a Borrower Party or any ERISA Affiliate of a Borrower Party contributes or has an obligation to contribute, or has any liability (whether actual or contingent).

“Permitted CLO” has the meaning set forth in the recitals.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“PIK Interest” means interest accrued on a Warehouse Asset that is added to the principal amount of such Warehouse Asset instead of being paid as cash interest as it accrues.

“Pledge Agreement” means (x) that certain Pledge Agreement, dated as of the Warehouse Closing Date, between the Equityholder, as pledgor, and the Collateral Agent, as pledgee, as such Pledge Agreement may from time to time be amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof and (y) each other Pledge Agreement among the Borrower, each Designated Subsidiary and the Collateral Agent pursuant to which the Borrower pledges all of the Equity Interests owned by it in each Designated Subsidiary to the Collateral Agent for the benefit of the Secured Parties.

“Pledged Assets” means (i) the Warehouse Assets (including those Warehouse Assets owned by a Designated Subsidiary), (ii) the Eligible Investments, (iii) the Variation Margin Amount, (iv) the Borrower’s ownership interest in a Designated Subsidiary and (v) all the other assets of the Borrower (except the Excepted Assets) and a Designated Subsidiary including, without limitation, all accounts, payment intangibles, general intangibles, chattel paper, electronic chattel paper, instruments, deposit accounts, letter-of-credit rights and investment property owned by the Borrower or a Designated Subsidiary (in each case, whether now owned or existing, or hereafter acquired or arising). For the avoidance of doubt, a Designated Subsidiary and its Warehouse Assets shall cease to be Pledged Assets upon closing of the related Permitted CLO subject to the terms of the Security Agreement.

“Politically Exposed Person” means a natural person currently or formerly entrusted with a senior public role or function (e.g., a senior official in the executive, legislative, military, administrative, or judicial branches of government), an immediate family member of a prominent public figure, a known close associate of a prominent public figure, or any corporation, business or other entity that has been formed by, or for the benefit of, a prominent public figure. Immediate family members include family within one-degree of separation of the prominent public figure (e.g., spouse, parent, sibling, child, step-child, or in-law). Known close associates include those widely- and publicly-known close business colleagues and personal advisors to the prominent public figure, in particular financial advisors or persons acting in a fiduciary capacity.

“Prepayment Date” has the meaning set forth in Section 2.07(a).

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is LIBO Rate, the time set forth in the definition of such term, and (2) if such Benchmark is not LIBO Rate, the time determined by the Administrative Agent in accordance with the Benchmark Replacement Conforming Changes.

“Register” has the meaning set forth in Section 10.04(c).

“Related Companies” has the meaning set forth in the Warehouse Collateral Management Agreement.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Reserve Account” has the meaning set forth in the Security Agreement.

“Restricted Bond Period” means the period from and including the Effective Date to but excluding the first day following the CRA Review End Date on which a Bond Allowance Notice is delivered by the Administrative Agent.

“Restricted Junior Payment” means (a) any dividend or other distribution, direct or indirect, on account of any class of membership interests of a Borrower Party now or hereafter outstanding, except a dividend paid solely in interests of that class of membership interests or in any junior class of membership interests of a Borrower Party; (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any class of membership interests of a Borrower Party now or hereafter outstanding, (c) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire membership interests of a Borrower Party now or hereafter outstanding, and (d) any payment of management fees by a Borrower Party.

“Revolving Obligation” means any obligation (other than a Delayed Drawdown Debt Obligation, but including funded and unfunded portions of revolving credit lines and letter of credit facilities, unfunded commitments under specific facilities and other similar loans and investments) that under the underlying instruments relating thereto may require one or more future advances to be made to the obligor by a creditor; provided, however, that any such obligation will be a Revolving Obligation only until all commitments by the creditors to make advances to the obligor thereof expire, are terminated, or are irrevocably reduced to zero.

“Required Equity Funding Amount” means the excess (if any) of (i) the Required Funding Amount on such date over (ii) the highest of (x) the Available Facility Amount on such date and (y) the amount that would cause an LTV Ratio Event to occur.

“Required Funding Amount”: The excess (if any) of (i) the Aggregate Unfunded Exposure Amount on such date over (ii) the sum of all amounts on deposit in the Reserve Account on such date.

“Rule 17g-5” means Securities and Exchange Commission Rule 17g-5 under the U.S. Securities Exchange Act of 1934, as amended.

“Sale Agreement” means that certain Purchase and Sale Agreement, dated as of the Warehouse Closing Date, between the Equityholder, as the seller, and the Borrower, as the purchaser.

“Sanctions” means economic and trade sanctions administered or enforced by any of the following authorities: OFAC, the U.S. Department of State, the European Union, Her Majesty’s Treasury (United Kingdom) or the United Nations Security Council.

“Scheduled Maturity Date” means January 27, 2023; provided that, if an Extension Agreement is executed, the Scheduled Maturity Date shall be extended one year, to the date specified in such Extension Agreement.

“Secured Parties” means the Lenders, the Administrative Agent, the Collateral Agent and the Securities Intermediary.

“Securities” has the meaning assigned to such term in Section 2.09(d).

“Securities Account Control Agreement” means the Securities Account Control Agreement dated as of January 28, 2021 entered into by and among the Borrower, the Collateral Agent and the Securities Intermediary.

“Securities Act” has the meaning assigned to such term in Section 2.09(d).

“Securities Intermediary” means U.S. Bank National Association in its capacity as securities intermediary under the Securities Account Control Agreement, or any successor thereof.

“Security Agreement” means the Security Agreement dated as of January 28, 2021 entered into by and among the Administrative Agent, the Borrower, each of the Designated Subsidiaries from time to time party thereto and the Collateral Agent.

“Security Entitlement” has the meaning set forth in Section 8-102(17) of the UCC.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Special Member” means a natural person who, (a) for the five (5)-year period prior to his or her appointment as Special Member, has not been, and during the continuation of his or her service as Special Member is not: (i) an employee, director, stockholder, member, manager, partner or officer of a Borrower Party or any of its respective Affiliates (other than his or her service as a Special Member of a Borrower Party or other Affiliates of a Borrower Party that are structured to be “bankruptcy remote”); (ii) a customer or supplier of a Borrower Party or any of its Affiliates (other than his or her service as a Special Member of a Borrower Party or other Affiliates of a Borrower Party that are structured to be “bankruptcy remote”); or (iii) any member of the immediate family of a person described in (i) or (ii), and (b) has (i) prior experience as a Special Member for a corporation or limited liability company whose charter documents required the unanimous consent of all Special Member s thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (ii) at least five (5) years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of secured or securitized structured finance instruments, agreements or securities.

“Tax Benefits” has the meaning set forth in Section 10.03(f).

“Tax Costs” has the meaning set forth in Section 10.03(f).

“Taxes” has the meaning set forth in Section 2.12(a).

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Transactions” means the execution, delivery and performance by the Borrower Parties of the Credit Documents, the borrowing of Advances, the acquisition and Liquidation of Warehouse Assets and the use of the proceeds thereof as provided hereunder.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the Benchmark Replacement Adjustment with respect thereto.

“Unfunded Exposure Amount” means, as of any date of determination, with respect to a Delayed Drawdown Debt Obligation or a Revolving Obligation, an amount equal to the aggregate amount of all unfunded commitments associated with such Warehouse Asset as of such date.

“Unused Fee” means, in respect of each Lender, a fee that is payable to such Lender on each Payment Date and that accrues daily during the period starting on and including July 28, 2021 (or, in respect of a Lender that is not a Lender on such date, the Business Day on which the related assignment and assumption agreement for such Lender became effective) and ending on and including the Maturity Date at a per annum rate equal to 0.50% of such Lender’s Unused Fee Basis Amount, computed daily on the basis of a year of 360 days and the actual number of days in such period; provided that no Unused Fee shall be payable (i) in respect of any day occurring during the period from the closing date in respect of any Permitted CLO collateralized primarily by Warehouse Assets as determined by the Administrative Agent in its sole discretion to but excluding the date that is the six-month anniversary thereof and (ii) on any date on which the ratio of the aggregate outstanding principal amount of Advances outstanding divided by the Maximum Facility Amount exceeds 90%.

“Unused Fee Basis Amount” means, with respect to a Lender and each day during a period when the Unused Fee is being determined for such Lender, an amount equal to such Lender’s relative share of an amount equal to (x) the Maximum Facility Amount specified in clause (x) of the definition thereof minus (y) the aggregate outstanding principal amount of Advances outstanding hereunder on such day.

“Upfront Fee” has the meaning set forth in the Fee Letter.

“Variation Margin Account” has the meaning set forth in the Security Agreement.

“Variation Margin Amount” means all amounts and Eligible Investments in the Variation Margin Account.

“Variation Margin Payment” has the meaning set forth in Section 2.09(a)(i) hereof.

“Variation Margin Posting Excess” has the meaning set forth in Section 2.09(a)(ii) hereof.

“Volcker Rule” means Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, Pub. L. No. 111-203, 124 Stat. 1376 (2010) (codified at 15 U.S.C. § 780) (together with the final regulations with respect thereto adopted on December 10, 2013), as amended and together with any successor or replacement regulations.

“Warehouse Asset” means any loan (or following the Restricted Bond Period, if any, any bond) owned or for which the Borrower has entered into a commitment to purchase. Warehouse Assets shall also include any loan (or following the Restricted Bond Period, if any, any bond) that has been transferred or otherwise contributed by the Borrower to a Designated Subsidiary but only for so long as such Designated Subsidiary is subject to the Credit Documents. All Warehouse Assets shall be identified by the Warehouse Collateral Manager to the Administrative Agent and the Collateral Agent (which identification may be made by e-mail) as relating to a Borrower Party at the time of purchase.

“Warehouse Closing Date” has the meaning set forth in the preamble.

“Warehouse Collateral Management Agreement” means that certain Warehouse Collateral Management Agreement, dated as of January 28, 2021, by and among the Borrower, each of the Designated Subsidiaries from time to time party thereto and the Warehouse Collateral Manager, without regard to any amendments or supplements thereto to which the Administrative Agent has not consented in writing.

“Warehouse Collateral Manager” has the meaning set forth in the recitals.

“Warranty Breach Event” means, as to any Warehouse Asset, the discovery that, as of the related date of acquisition, such Warehouse Asset did not satisfy the Eligibility Criteria or there otherwise existed a breach of any representation or warranty relating to such Warehouse Asset.

“Warranty Breach Asset” means any Warehouse Asset with respect to which a Warranty Breach Event has occurred.

Section 1.02. UCC Definitions. Unless otherwise defined herein or the context otherwise requires, terms defined in the UCC are used in this Agreement as defined therein.

Section 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time.

Section 1.05. Reserved.

Section 1.06. Reporting.

(a) On each Business Day prior to the Maturity Date, the Collateral Agent shall deliver (including via e-mail) to the Warehouse Collateral Manager, the Administrative Agent and the Equityholder a written report containing the following information as of the close of business on the prior Business Day, prepared on a trade date basis, together with such additional information reasonably requested by the Warehouse Collateral Manager, the Administrative Agent or the Equityholder in writing (including via e-mail):

(i) the identity of each Warehouse Asset (including CUSIP, LoanX ID or other applicable identifier);

(ii) the identity of the obligor(s) on each Warehouse Asset and the Domicile of such obligor(s);

(iii) the aggregate principal amount, purchase price and market value (as estimated by the Warehouse Collateral Manager) of each Warehouse Asset;

(iv) the S&P issuer credit rating, including any S&P Rating derived from a Moody’s Rating, and Moody’s Rating of each Warehouse Asset, including any Moody’s Derived Rating (and, if any such rating has increased or declined since the last report, the previous rating);

(v) the identity of each Warehouse Asset that has an S&P rating derived from a Moody’s rating or a Moody’s Derived Rating;

(vi) the then-current interest rate of each Warehouse Asset (including, if such Warehouse Asset bears interest at a floating rate, the relevant index and the spread over such index);

(vii) the maturity date of each Warehouse Asset;

(viii) the S&P Industry Classification and the Moody’s Industry Classification of each Warehouse Asset;

(ix) whether each Warehouse Asset is a Senior Secured Loan, a Second Lien Loan, a First Lien Last Out Loan, an Unsecured Loan, a Senior Secured Bond, a Senior Secured Note, a DIP Loan, a Delayed Drawdown Debt Obligation, a Revolving Obligation or a Designated Asset;

(x) the benchmark to which each Warehouse Asset is indexed;

(xi) the amounts on deposit in the Custodial Account, the Variation Margin Account and the Reserve Account;

(xii) the amount of any withdrawal from the Reserve Account since the last such report;

(xiii) the amount of all payments in respect of principal and interest, commitment fees and any other fees or other amounts received by the Borrower in respect of any Pledged Asset since the last such report;

(xiv) the aggregate outstanding principal amount of the Advances and the Available Facility Amount;

(xv) the amounts distributed pursuant to Sections 6.1 and 6.3 of the Security Agreement;

(xvi) the Equity Contribution Amount;

(xvii) the then-current calculation of each Concentration Limit and whether such Concentration Limit is passing or failing;

(xviii) an estimate of the LTV Ratio (calculated based on the estimated market value provided by the Warehouse Collateral Manager with respect to each applicable Warehouse Asset pursuant to clause 1.06(a)(iii) above) and whether it equals or exceeds the Maximum LTV Ratio;

(xix) the settlement date of each Warehouse Asset;

(xx) the amount of accrued and unpaid Unused Fees;

(xxi) the name of each Designated Subsidiary and the identity of each Warehouse Asset that is owned by, or that has been transferred or contributed to, such Designated Subsidiary; and

(xxii) the Asset Replacement Percentage, as determined by the Warehouse Collateral Manager.

(b) In preparing the reports set forth in clause (a) above, the Collateral Agent shall be entitled to conclusively rely on information it receives from the Warehouse Collateral Manager absent manifest error. If more than one Designated Subsidiary exists, the information in the reports in clause (a) above shall, to the extent applicable, be determined and reported separately with respect to each Designated Subsidiary and in the aggregate for all Borrower Parties. The Collateral Agent shall not be liable for the actions or omissions of the Warehouse Collateral Manager or other Person and shall not be liable for any inaccuracy or error in any duty performed, or any failure to perform or delay in performing (unless such failure or delay results from or is caused by a failure or delay on the part of the Collateral Agent or such inaccuracy or error is caused by the Collateral Agent’s own bad faith, willful misconduct or gross negligence) its specified duties hereunder which results from or is caused by a failure or delay on the part of the Warehouse Collateral Manager in furnishing necessary, timely and accurate information to the Collateral Agent. The Warehouse Collateral Manager shall cooperate with the Collateral Agent in connection with the preparation by the Collateral Agent of the abovementioned reports and calculations. Nothing herein shall obligate the Collateral Agent to determine (a) if a Warehouse Asset meets the criteria specified herein, (b) if the conditions for the purchase of a Warehouse Asset or the requirements specified in the definition of “Deliver” (as defined in the Security Agreement) have been complied with, (c) the type, classification or Market Value of any Warehouse Asset, or (d) the classification or Domicile of an obligor, any such determination in each case being based exclusively upon notification it receives from the Warehouse Collateral Manager. Further, nothing herein shall impose or imply any duty or obligation on the part of the Collateral Agent to verify, investigate or audit any such information or data, or to determine or monitor on an independent basis whether any obligor of the Warehouse Assets is in default or in compliance with the underlying instruments governing or securing such assets.

(c) The Warehouse Collateral Manager shall deliver (by e-mail) to the Administrative Agent a copy of each trade blotter that it delivers to the Collateral Agent in connection with preparing the report set forth in clause (a) above. Each such trade blotter shall include the information set forth in clauses (i)-(iv), (vi), (x), (xix) and any other information reasonably requested by the Collateral Agent.

ARTICLE II

The Credits

Section 2.01. Commitment. Subject to the terms and conditions set forth herein, the Lenders agree to make Advances to the Borrower, from time to time on any Business Day during the period from and including the Effective Date to but excluding the Commitment Termination Date, in an aggregate principal amount outstanding at any time that is up to, but not exceeding, the Maximum Facility Amount. No Advance shall exceed the Available Facility Amount calculated immediately prior to giving effect to such Advance but calculated including all Advances that are expected to be made to fund Warehouse Assets that have been purchased but have not settled. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Advances. If and to the extent that there are multiple Lenders during the term of this Agreement, the relative Commitments of each such Lender shall be set forth in the assignment and assumption agreement relating to the assignment of the applicable existing Lender’s rights and obligations hereunder to the new Lender. In any event, the Commitments of the Lenders shall be several and not joint, no Lender shall have any duty whatsoever to make an Advance on behalf of any other Lender and the Administrative Agent shall have no duty whatsoever to make any Advance on behalf of any Lender.

Section 2.02. Advances and Borrowings. Each Advance shall be made as part of a Borrowing. Each Advance shall be in an aggregate amount that is not less than $500,000. The Warehouse Collateral Manager, on behalf of the Borrower, shall direct whether an Advance made to the Borrower shall be used for the purchase of a Warehouse Asset directly by the Borrower or a Designated Subsidiary.

Section 2.03. Requests for Borrowings; Authorization of Purchases and Equity Contributions. (a) The Warehouse Collateral Manager, on behalf of a specified Borrower Party, shall, on or prior to the second Business Day preceding the proposed trade date of each proposed acquisition of Warehouse Assets (whether proposed to be funded by an Advance or by the use of all or a portion of the Equity Contribution Amount) provide to the Administrative Agent (with a copy to the Lenders and the Borrower) a notice by electronic mail in the form of Exhibit A-1 hereto (together with any attachments required in connection therewith, an “Approval Request”), which notice (among other things shall indicate the Borrower Party for which the Warehouse Asset is being purchased). Such approval may take the form of a standing list of pre-approved assets containing the characteristics of each pre-approved asset specified in Exhibit A-1 (other than purchase price), together with a notice of intention to trade containing the par amount and purchase price of the Warehouse Asset(s) being acquired delivered on or prior to the second Business Day preceding the proposed trade date.

The Administrative Agent shall have the right to approve or reject any Approval Request in its sole discretion and to request additional information regarding any proposed Warehouse Asset. The Administrative Agent shall promptly notify the Warehouse Collateral Manager in writing (including via electronic mail) whether each Approval Request has been approved or rejected. Any approval may be withdrawn at any time prior to the time at which the applicable Borrower Party actually becomes obligated to purchase or enter into documents governing such proposed Warehouse Asset by written notice (including via e-mail) of such withdrawal from the Administrative Agent to the Warehouse Collateral Manager. For the avoidance of doubt, the Administrative Agent may not withdraw any such approval after the applicable Borrower Party has entered into an irrevocable commitment to acquire such proposed Warehouse Asset. If the Administrative Agent has rejected an Approval Request, or withdrawn or withheld its approval of any such request, then the applicable Borrower Party shall not be authorized to purchase such proposed Warehouse Asset.

(b) On the date that any Delayed Drawdown Debt Obligation or Revolving Obligation is acquired by a Borrower Party, the acquisition of which was approved by the Administrative Agent and the terms of which require additional payments to be made by the Borrower after the acquisition thereof, amounts in the Custodial Account equal to the Unfunded Exposure Amount shall be deposited into the Reserve Account and designated for the purpose of funding such additional payments and shall not be available for the purchase of any other Warehouse Assets; provided that, to the extent such amounts in the Custodial Account are not sufficient to cover the Unfunded Exposure Amount, the Borrower (on behalf of the applicable Borrower Party) shall request that the Lenders make an Advance in the amount equal to the Unfunded Exposure Amount on the date that such Delayed Drawdown Debt Obligation or Revolving Obligation is acquired to be deposited into the Reserve Account (subject to the applicable dollar limitation set forth in the definition of the term Maximum Facility Amount). Such amounts shall be designated for the purpose of funding such additional payments and shall not be available for the purchase of other Warehouse Assets. All amounts in the Reserve Account will be invested in Eligible Investments at the direction of the Warehouse Collateral Manager (or the Administrative Agent if an Event of Default has occurred). In the event no such direction is received, the amounts in the Reserve Account shall be invested in the “U.S. Bank National Association Money Market Deposit Account”. On the date that any additional payment is required to be made by a Borrower Party in connection with a Delayed Drawdown Debt Obligation or a Revolving Obligation, amounts will be withdrawn from the Reserve Account without further consent of the Administrative Agent and applied to make such additional payment. In the event that any Delayed Drawdown Debt Obligation or Revolving Obligation is sold by a Borrower Party or the amount of potential additional payments in respect of a Delayed Drawdown Debt Obligation or Revolving Obligation is irrevocably reduced, an amount equal to the amount of the applicable reduction in a Borrower Party’s potential additional payment obligations with respect to such Delayed Drawdown Debt Obligation or Revolving Obligation will be transferred from the Reserve Account to the Custodial Account and treated as a prepayment of the applicable Warehouse Asset.

(c) If the Warehouse Collateral Manager wishes to purchase a Warehouse Asset on behalf of a Borrower Party for which the Approval Request has been approved pursuant to clause (a) above with an Advance (including an Advance to be applied to the purchase of a Warehouse Asset constituting a Delayed Drawdown Debt Obligation or a Revolving Obligation and requiring the funding of such Advance to the Reserve Account pursuant to Section 2.03(b)), the Warehouse Collateral Manager on behalf of the applicable Borrower Party shall, prior to 10:00 a.m., New York City time, on the date of such proposed purchase, provide to the Administrative Agent (with a copy to the Lenders, the Borrower, the Collateral Agent and the Equityholder) a borrowing notice by electronic mail substantially in the form of Exhibit A-2 hereto (together with any attachments required in connection therewith, a “Borrowing Request”) relating to such proposed purchase, which notice shall indicate the Borrower Party for which the Warehouse Asset is being purchased. Each Borrowing Request shall include a statement with respect to each Warehouse Asset to which it relates indicating whether or not the seller of such Warehouse Asset is the Administrative Agent or any of its Affiliates. The settlement of the purchase of a Warehouse Asset shall be made to the Borrower pursuant to customary loan settlement practices unless, if directed by the Warehouse Collateral Manager with notice to the Administrative Agent and the Collateral Agent, the settlement of such purchase shall be made to a Designated Subsidiary. Any purchase by the Borrower of a Warehouse Asset from the Equityholder pursuant to the Sale Agreement that the Borrower (or the Warehouse Collateral Manager on its behalf) intends to contribute to a Designated Subsidiary may, for administrative convenience, settle directly with such Designated Subsidiary but such Warehouse Asset shall be deemed to have been purchased by the Borrower pursuant to the Sale Agreement and contributed to such Designated Subsidiary for purposes of this Agreement and the Sale Agreement.

Section 2.04. Funding of Borrowings. Each Lender shall make each Advance to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., New York City time, to the Custodial Account of the Borrower (or the Reserve Account, as applicable). No Advances shall be made to a Borrower Party other than the Borrower however, for the avoidance of doubt, the Borrower (or the Warehouse Collateral Manager on its behalf) may direct the use of the proceeds of any Advance for the purchase of Warehouse Assets by any Designated Subsidiary.

Section 2.05. Termination of Commitment. The Commitment shall terminate on the Commitment Termination Date.

Section 2.06. Repayment of Obligations; Evidence of Debt. (a) The Borrower hereby unconditionally promises to repay the Obligations on the earlier of (i) the Maturity Date and (ii) any other day upon which they become due and payable in accordance with the terms of the Credit Documents.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from (i) each Advance made by such Lender, including the amounts of principal and interest and Increased Costs payable and paid to such Lender from time to time hereunder and (ii) the accrued and unpaid Unused Fee.

(c) The entries made in the accounts maintained pursuant to Section 2.06(b) shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with the terms of the Credit Documents.

Section 2.07. Prepayment of Advances.

(a) The Borrower shall have the right at any time and from time to time to prepay the principal amount of any Advance with the proceeds of (x) Equity Contributions made pursuant to Section 2.09(b) or (y) a Variation Margin Posting Excess as set forth in Section 2.09(a)(ii), in whole or in part, subject to prior notice in accordance with Section 2.07(b); provided, that, any principal amount to be prepaid hereunder shall be equal to or greater than $500,000 and Advances shall be prepaid in the manner set forth in Section 6.4 of the Security Agreement. On any date on which an Advance is prepaid in accordance with the preceding sentence (each such date, a “Prepayment Date”), the Borrower shall, by applying solely Interest Proceeds it has received in respect of the Pledged Assets prior to such Prepayment Date, pay first (A) any interest accrued in accordance with Section 2.08 in respect of the principal amount of any Advance being prepaid, second (B) any accrued and unpaid Unused Fees and third (C) any accrued and unpaid Increased Costs.

(b) The Borrower shall notify the Administrative Agent (with a copy to the Collateral Agent) by electronic mail of each prepayment under this Section 2.07 not later than 11:00 a.m., New York City time, three (3) Business Days before the related Prepayment Date. Each such notice shall be irrevocable and shall specify the Prepayment Date, the principal amount of each Advance or portion thereof to be prepaid and the amount of interest to be paid with respect to each such Advance.

(c) On the closing of a Permitted CLO, the Borrower shall prepay the Advances and interest accrued in accordance with Section 2.08 in respect thereof in accordance with the Security Agreement.

(d) In addition, the Advances shall be repaid in the manner set forth in the Security Agreement.

Section 2.08. Interest; Unused Fee. (a) Each Advance shall bear interest for each day that such Advance is outstanding at the Applicable Interest Rate for such day.

(b) Reserved.

(c) Notwithstanding the provisions of clause (a) above, if any principal of or interest on any Advance or any fee or other amount payable by the Borrower hereunder is not paid when due, such overdue amount shall bear interest, at a rate per annum equal to 2% plus the rate otherwise applicable to such Advance as provided in clause (a) above.

(d) Accrued interest on each Advance shall be payable in arrears on each Payment Date for such Advance and, with respect to prepayments made in accordance with Section 2.07, upon the date of such prepayment; provided, that, interest accrued pursuant to clause (c) of this Section shall be payable on demand. For the avoidance of doubt, in the event that a Warehouse Asset is purchased with accrued interest, commitment fee or any other fees thereon, the Borrower shall nevertheless apply all amounts a Borrower Party receives in respect of interest, commitment fees and any other fees from such Warehouse Asset in accordance with Article VI of the Security Agreement.

(e) All interest hereunder shall be computed on the basis of a year of 360 days and the actual number of days in such period.

(f) The Borrower shall pay to each Lender the applicable accrued and unpaid Unused Fee in arrears on each Payment Date and as otherwise provided in Article VI of the Security Agreement.

(g) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Credit Document, if:

(i) (A) a Benchmark Transition Event or, as the case may be, an Early Opt-in Election and (B) a Benchmark Replacement Date with respect thereto have occurred prior to the Reference Time in connection with any setting of the then-current Benchmark, then such Benchmark Replacement will replace the then-current Benchmark for all purposes under this Agreement and under any other Credit Document in respect of such Benchmark setting and subsequent Benchmark settings without requiring any amendment to, or requiring any further action by or consent of any other party to, this Agreement or any other Credit Document, or

(ii) (A) a Benchmark Transition Event or, as the case may be, an Early Opt-in Election and the Benchmark Replacement Date with respect thereto has already occurred prior to the Reference Time for any setting of the then-current Benchmark and as a result the then-current Benchmark is being determined in accordance with clauses (2), (3) or (4) of the definition of “Benchmark Replacement”; and (B) the Administrative Agent subsequently determines, that (w) Term SOFR and a Benchmark Replacement Adjustment with respect thereto is or has becomes available and the Benchmark Replacement Date with respect thereto has occurred, (x) there is currently a market for U.S. dollar-denominated transactions utilizing Term SOFR as a Benchmark and for determining the Benchmark Replacement Adjustment with respect thereto, (y) Term SOFR is being recommended as the Benchmark for U.S. dollar-denominated syndicated credit facilities by the Relevant Governmental Body and (z) in any event, Term SOFR, the Benchmark Replacement Adjustment with respect thereto and the application thereof is administratively feasible for the Administrative Agent (as determined by the Administrative Agent), then clause (1) of the definition of “Benchmark Replacement” will, without requiring any amendment to, or requiring any further action by or consent of any other party to, this Agreement or any other Credit Document, replace such then-current Benchmark for all purposes hereunder and under any other Credit Document in respect of such Benchmark setting and subsequent Benchmark settings on and after the immediately succeeding Payment Date or, as the case may be, Available Tenor so long as the Administrative Agent notifies all the parties hereto prior to such immediately succeeding Payment Date or, as the case may be, Available Tenor.

(h) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes in respect of this Agreement and any other Credit Document from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without requiring any further action by or consent of any other party to this Agreement or any other Credit Document.

(i) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify all the parties hereto and the Warehouse Collateral Manager of (i) any occurrence of (A) a Benchmark Transition Event or, as the case may be, an Early Opt-in Election and (B) the Benchmark Replacement Date with respect thereto, (ii) the implementation of any Benchmark Replacement, and (iii) the effectiveness of any Benchmark Replacement Conforming Changes.

Any determination, decision or election that may be made by the Administrative Agent pursuant to Section 2.08(g), Section 2.08(h) and this Section 2.08(i), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in the Administrative Agent’s sole discretion, except as expressly provided herein, and without consent from any other party to this Agreement or any other Credit Document.

Section 2.09. Variation Margin; Equity Contributions. (a) (i) If, on any Business Day, the Administrative Agent determines that an LTV Ratio Event has occurred and is continuing, the Administrative Agent shall notify the Equityholder of such event (which notice shall include reasonable evidence demonstrating the amount by which the LTV Ratio exceeds the Maximum LTV Ratio), and the Equityholder may, in its sole discretion, make a cash payment (ratably in accordance with Section 1.05 above) into the Variation Margin Account such that the LTV Ratio Event is no longer continuing (any such payment, a “Variation Margin Payment”). Each Variation Margin Payment shall be in an aggregate amount not less than $1,000,000 and shall be made free and clear of any right of chargeback, security interest or other equitable claim, except as set forth in subsection (ii) below.

(ii) On any Business Day on which amounts are on deposit in the Variation Margin Account, the Equityholder may request that the Administrative Agent calculate the minimum amount of cash necessary to be on deposit in the Variation Margin Account for the LTV Ratio to remain less than the Maximum LTV Ratio. If the Administrative Agent determines for a period of not less than ten (10) consecutive Business Days (or such shorter period as the Administrative Agent may agree in its sole discretion) that the amount of cash on deposit in the Variation Margin Account exceeds by an amount in excess of $1,000,000 the minimum amount of cash necessary for the LTV Ratio to remain less than the Maximum LTV Ratio (such excess, the “Variation Margin Posting Excess”), then, on any Business Day on which no Event of Default shall have occurred and be continuing, the Equityholder may request in writing (such request to include the allocation elected as set forth in the last sentence of this paragraph) that the Collateral Agent at the direction of the Administrative Agent cause the return of all or a portion of the Variation Margin Posting Excess, so long as the LTV Ratio after giving effect to the return of such amounts remains less than the Maximum LTV Ratio. The Collateral Agent at the direction of the Administrative Agent shall cause such amounts to be returned within two (2) Business Days of receiving such request. Such amounts may be allocated as follows (as elected by the Equityholder): (A) to be repaid to the Equityholder or (B) to be applied to prepay Advances in accordance with Section 2.07(a).

(iii) The Equityholder agrees, and shall be unconditionally obligated, to make Equity Contributions in an amount up to the Equityholder Commitment (x) at the written request (which may be made by e-mail) of the Warehouse Collateral Manager to the Equityholder pursuant to Section 2.09(b)(ii), (y) solely in connection with the settlement of Warehouse Assets, at the direction of the Administrative Agent (which direction shall be given by the Administrative Agent in its sole discretion) not later than the close of business (New York time) on the first Business Day after receipt of such request or direction or (z) in accordance with Section 2.09(b)(iii).

(b) (i) In connection with (A) each Equity Contribution in accordance with clause (ii) below for the acquisition by the Borrower of any Warehouse Asset in accordance with Section 2.03(a), (B) each Equity Contribution in accordance with Section 2.09(a)(iii), (C) each Equity Contribution deposited into the Custodial Account for transfer to the Reserve Account and (D) each prepayment of an Advance in accordance with Section 2.07(a) (and, if applicable, Section 2.09(b)(iii) below), the Equityholder shall make an Equity Contribution in an aggregate amount equal to (w) the portion of the purchase price of the Warehouse Asset to be acquired with the proceeds of Equity Contributions in the case of clause (A), (x) the amount of Equity Contributions required to be purchased under Section 2.09(a)(iii) in the case of clause (B), (y) the Required Equity Funding Amount in the case of clause (C) and (z) the principal amount and interest accrued thereon of the Advance to be prepaid with Equity Contributions in the case of clause (D). On the Business Day that the Collateral Agent receives Equity Contributions pursuant to this Section 2.09(b), the Collateral Agent shall notify the Administrative Agent of the amount of such Equity Contribution.

(ii) At the written request of the Warehouse Collateral Manager (which may be by email), the Equityholder hereby agrees, and shall be unconditionally obligated, no later than one Business Day prior to the date upon which any Warehouse Asset is expected to settle to make an Equity Contribution as requested by the Warehouse Collateral Manager to settle such Warehouse Asset; provided that any such Equity Contribution shall be in an aggregate principal amount of no less than $25,000,000 unless a lower amount is otherwise agreed to in writing (which may be by email) by the Administrative Agent in its sole discretion. The Warehouse Collateral Manager shall give two Business Days’ prior notice (which may be by e-mail) to the Equityholder of the amount of Equity Contribution required to be purchased pursuant to the preceding sentence.

(iii) If the Designated Subsidiary Proceeds are insufficient to cause (a) the LTV Ratio to be equal to or lower than 80% and (b) the aggregate outstanding principal amount of the Advances to be equal to or lower than the lesser of (x) $500,000,000 and (y) the then-current aggregate outstanding principal amount of the Equity Contributions multiplied by four (4), the Equityholder hereby agrees, and shall be unconditionally obligated to make additional Equity Contributions on such date in an aggregate principal amount of at least the difference between (i) $25,000,000 and (ii) the Equity Contribution

Amount and sufficient, after application of the proceeds pursuant to the Security Agreement, to cause (a) the LTV Ratio to be equal to or lower than 80% and (b) the aggregate outstanding principal amount of the Advances to be equal to or lower than the lesser of (x) $500,000,000 and (y) the then-current aggregate outstanding principal amount of the Equity Contributions multiplied by four (4).

(iv) If following the closing of a Permitted CLO, the Equity Contribution Amount is less than $10,000,000, the Equityholder hereby agrees, and shall be unconditionally obligated, to make Equity Contributions prior to the first date on which Warehouse Assets are settled following the closing date of such Permitted CLO, in an aggregate principal amount of at least the difference between (i) $10,000,000 and (ii) the Equity Contribution Amount.

(c) Any Equity Contribution made pursuant to this Section 2.09 may be in the form of the contribution of Warehouse Assets by the Equityholder to the Borrower. The value of any such contribution shall be the Market Value. For the avoidance of doubt, any Warehouse Asset that is contributed by the Equityholder to the Borrower shall be subject to the terms of this Credit Agreement, including without limitation, the approval of the Administrative Agent in accordance with Section 2.03.

Section 2.10. Payments.

(a) Any and all payments made by the Borrower under the Credit Documents shall be made in U.S. dollars. Each party hereto agrees that the Available Amount and all such other amounts described in Article VI of the Security Agreement shall be applied in accordance with the priority of payments set forth in Article VI of the Security Agreement and otherwise in accordance with the Credit Documents. The Lenders, the Equityholder and the Administrative Agent hereby instruct the Collateral Agent to apply the Available Amount and all such other amounts described in Article VI of the Security Agreement in accordance with Article VI of the Security Agreement and otherwise in accordance with the Credit Documents.

Section 2.11. Increased Costs; Capital Adequacy.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, assessment, fee, tax, insurance charge, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any the Administrative Agent, any Lender or any Affiliate, participant, successor or assign thereof (each of which shall be an “Affected Party”);

(ii) impose on any Affected Party or the London interbank market (or any other market material to the calculation of the Benchmark in the relevant date of determination) any other condition, cost or expense (other than Excluded Taxes and Non-Excluded Taxes) affecting this Agreement or Advances or participation therein or the obligation or right of any Lender to make Advances hereunder;

(iii) change the amount of capital maintained or required or requested or directed to be maintained by any Affected Party; or

(iv) change the rate for, or the manner in which the Federal Deposit Insurance Corporation (or a successor thereto) assesses deposit insurance premiums or similar charges;

and the result of any of the foregoing shall be to increase the cost to or impose a cost upon such Affected Party of funding or making or maintaining any Advance or of maintaining its obligation to make any such Advance or otherwise performing its obligations under the Credit Documents or to increase the cost to such Affected Party or to reduce the amount of any sum received or receivable by such Affected Party, whether of principal, interest or otherwise or to require any payment calculated by reference to the amount of interest or loans received or held by such Affected Party, then the Administrative Agent shall give the Borrower (and the Warehouse Collateral Manager) prompt notice thereof and, so long as the condition remains in effect, the Borrower shall either pay the aggregate outstanding principal amount of all Advances then outstanding (including by sale of assets or additional financing) or pay additional interest on the Advances at a rate per annum equal to the floating rate index which the Administrative Agent reasonably determines to be generally applicable to secured financings and/or collateralized loan transactions on the relevant date of determination plus the spread over the Benchmark set forth in Section 2.08(a) hereof.

(b) If any Affected Party determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Affected Party’s capital or on the capital of Affected Party’s holding company, if any, as a consequence of this Agreement or the Advances made by such Affected Party to a level below that which such Affected Party or Affected Party’s holding company could have achieved but for such Change in Law (taking into consideration such Affected Party’s policies and the policies of such Affected Party’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Affected Party such additional amount or amounts as will compensate such Affected Party or Affected Party’s holding company for any such reduction suffered.

(c) A certificate of an Affected Party providing an explanation of the applicable Change in Law and setting forth the amount or amounts necessary to compensate such Affected Party or its holding company, as the case may be, as specified in clause (a) or (b) of this Section 2.11 shall be delivered to the Borrower and shall be conclusive absent manifest error. In determining any amount provided for in this Section 2.11, the Affected Party may use any reasonable averaging and attribution methods. The Borrower shall pay such Affected Party the amount shown as due on any such certificate on the Payment Date following receipt thereof.

(d) Failure or delay on the part of any Affected Party to demand compensation pursuant to this Section 2.11 shall not constitute a waiver of any Affected Party’s right to demand such compensation; provided that the Borrower shall not be required to compensate any Affected Party pursuant to this Section 2.11 for any increased costs or reductions incurred more than one hundred and eighty (180) days prior to the date that such Affected Party notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Affected Party’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the one hundred and eighty (180)-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e) In the event that any Affected Party shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Affected Party to make any purchase or loan or maintain any purchase or loan) as a result of any Advance not being made in accordance with a request therefor under Section 2.03, then, on the Payment Date following written notice from such Affected Party to the Borrower, the Borrower shall pay to such Affected Party, the amount of such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding upon the Borrower.

Section 2.12. Taxes; AML Compliance.

(a) Except as otherwise required by law or in connection with FATCA, all payments made by or on account of an obligation of the Borrower to the Secured Parties under any Credit Document shall be made free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties, charges, deductions, withholdings (including backup withholding), assessments, fees or other charges, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto (“Taxes”). If any such Taxes are required to be withheld or deducted (as determined in the good faith discretion of an applicable withholding agent) by applicable law from any amounts payable hereunder, then (i) the Borrower or its agents shall make such deduction or withholding, (ii) the Borrower or its agent shall pay the full amount deducted or withheld to the relevant Governmental Authority, and (iii) if such Taxes are Non-Excluded Taxes, then the sum payable by the Borrower shall be increased as necessary so that after any deduction or withholding on account of such Non-Excluded Taxes has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.12) the amount received by the applicable recipient equals an amount equal to the sum the recipient would have received had no such deduction or withholding for Non-Excluded Taxes been made. The Borrower shall timely pay to the relevant Governmental Authority all Borrower Tax Obligations. As promptly as practicable after the payment of any Taxes or Borrower Tax Obligation by the Borrower pursuant to this Section 2.12, the Borrower shall furnish to the Lenders, the Equityholder and the Administrative Agent a copy of an official receipt (or a certified copy thereof) evidencing the payment of such Taxes or Borrower Tax Obligation. The Borrower shall indemnify the Lenders and the Administrative Agent for any Non-Excluded Taxes (including Non-Excluded Taxes imposed or asserted on or attributable to amounts payable under this Section 2.12) and any Borrower Tax Obligation levied, imposed or assessed on, or withheld or deducted from a payment to (and whether or not paid directly by) the Lenders or the Administrative Agent and any reasonable expenses arising therefrom or with respect thereto, whether or not such Non-Excluded Taxes and Borrower Tax Obligation are correctly or legally imposed or asserted by the relevant Governmental Authority, promptly upon notice thereof by any Lender or the Administrative Agent. In addition, the Borrower shall, within ten (10) days after written demand by a Lender or the Administrative Agent, indemnify the Lenders and Administrative Agent for any incremental taxes that may become payable by a Lender or the Administrative Agent as a result of any failure of the Borrower to pay any Non-Excluded Taxes or Borrower Tax Obligations, when due to the appropriate Governmental Authority or to deliver to such Lender, Administrative Agent or Equityholder documentation evidencing the payment of the Non-Excluded Taxes or Borrower Tax Obligations in accordance with this Section 2.12(a). A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender shall be conclusive absent manifest error. The indemnity provided for herein shall survive the payment of all the Borrower’s obligations to the Lenders under the Credit Documents and termination of the Credit Documents.

(b) If a Lender receives a refund in respect of any Non-Excluded Taxes or Borrower Tax Obligations as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.12, it shall within thirty (30) days from the date of such receipt pay over the amount of such refund to the Borrower (but only to the extent of indemnity payments made under this Section 2.12 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of the Lender and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of a Lender, agrees to repay the amount paid over to the Borrower (plus penalties, interest or other charges) to that Lender in the event the Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.12(b), in no event will a Lender be required to pay any amount to the Borrower pursuant to this Section 2.12(b) the payment of which would place the applicable Lender in a less favorable net after-Tax position than the applicable Lender would have been in if the Tax subject to the indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.12(b) shall not be construed to require any Lender to make available its tax returns (or any information relating to its Taxes which it deems confidential) to the Borrower or any other Person.

(c) If a Lender is entitled to an exemption from or reduction of withholding tax with respect to payments made under this Agreement or any other Credit Document, it shall deliver to the Borrower, at the time reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate; provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender’s reasonable judgment such completion, execution or submission would not subject such Lender to any material unreimbursed cost or expense and would not materially prejudice the legal or commercial position of such Lender. Notwithstanding the above, (i) any Lender that is a “United States person” as defined under Section 7701(a)(30) of the Code shall deliver to the Borrower, the Collateral Agent and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower, the Collateral Agent or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax, (ii) any Lender that is not a “United States person” as defined under Section 7701(a)(30) of the Code shall deliver to the Borrower, the Collateral Agent and the Administrative Agent (in such number of copies as shall be requested by the Borrower, the Collateral Agent or the Administrative Agent) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower, the Collateral Agent or the Administrative

Agent), any of the following: (A) with respect to payments of interest under this Agreement or any other Credit Document, executed copies of IRS Form W-8BEN or W-8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “interest” article of an income tax treaty to which the United States is a party and (y) with respect to any other applicable payments under this Agreement or any other Credit Document, IRS Form W-8BEN or W-8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “business profits” or “other income” article of an income tax treaty to which the United States is a party; (B) executed copies of IRS Form W-8ECI; or (C) (x) a certificate to the effect that such person is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (y) executed copies of IRS Form W-8BEN or W-8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding tax (including any other applicable attachments), (iii) any Lender that is not a “United States person” as defined under Section 7701(a)(30) of the Code shall, at the request of the Borrower, the Collateral Agent or Administrative Agent, and to the extent it is legally entitled to do so, deliver to the Borrower, the Collateral Agent or Administrative Agent (in such number of copies as shall be reasonably requested by the Borrower, the Collateral Agent or the Administrative Agent) on or prior to the date on which such person becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower, the Collateral Agent or Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or reduction in U.S. federal withholding tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower, the Collateral Agent or Administrative Agent to determine the withholding or deduction required to be made, and (iv) each Lender and the Administrative Agent shall provide any information that is requested by the Borrower in connection with FATCA.

(d) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.12(a) with respect to itself, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Advances affected by such event with the object of avoiding the consequences of such event; provided that such designation is made on terms that, in the reasonable judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section 2.12(d) shall affect or postpone any of the obligations of the Borrower or the rights of such Lender pursuant to Section 2.12(a). The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation.

(e) [Reserved].

(f) The Borrower intends to treat, and each Lender agree to treat, the Advances as debt of the Borrower, for U.S. federal income tax purposes, and not to take any positions inconsistent with such positions unless otherwise required by law.

(g) Each Lender and Equityholder agrees to provide each Designated Subsidiary (or its agent) with the information and documentation that may be required for any Designated Subsidiary to achieve AML Compliance and agrees that such Designated Subsidiary (or its agents) may share such information with the Cayman Islands Monetary Authority if required by the Cayman AML Regulations.

Section 2.13. Increase in the Maximum Facility Amount.

(a) Request for Increase. Provided there exists no Default, Event of Default or LTV Ratio Event, and subject to compliance with the terms of this Section 2.13, upon notice to the Administrative Agent and each Lender, the Borrower may elect to request, at any time and from time to time prior to the Commitment Termination Date, to increase the amount set forth in clause (x) of the definition of Maximum Facility Amount (each such increase, shall be referred to herein as a “Facility Increase”).

(b) Conditions to Effectiveness of Increase. The following are conditions precedent to such increase:

(i) The Borrower shall, not later than the tenth (10th) Business Day prior to the Facility Increase Date (or such shorter period reasonably acceptable to the Administrative Agent), deliver to the Administrative Agent and each Lender a Facility Increase Request signed by the Borrower;

(ii) The Facility Increase Request shall specify the date (the “Facility Increase Date”) on which the Borrower proposes that the Facility Increase is effective and any increase to the Maximum Limit;

(iii) The Administrative Agent and each Lender shall have consented to the Facility Increase and the Facility Increase Date in its sole discretion, and after each Lender has received all necessary internal approvals in connection with such Facility Increase;

(iv) On or prior to the Facility Increase Date, the Borrower shall have paid to the Administrative Agent: (A) any upfront fees as agreed upon by the Borrower, the Administrative Agent and each Lender, and (B) all other fees due and owing hereunder or under any other Credit Document; and

(v) The Borrower shall deliver or cause to be delivered any legal opinions or other customary closing documents reasonably requested by Administrative Agent.

ARTICLE III

Warranty Breach Assets

Section 3.01. Repurchase or Substitution of Warranty Breach Assets.

(a) If on any day a Warehouse Asset is (or becomes) a Warranty Breach Asset, no later than three (3) Business Days following the earlier of knowledge by the Borrower of such Warehouse Asset becoming a Warranty Breach Asset or receipt by the Borrower from the Administrative Agent or the Warehouse Collateral Manager of written notice thereof, the Borrower shall either:

(i) make a deposit to the Custodial Account (for allocation pursuant to the Security Agreement) in immediately available funds in an amount equal to the sum of (x) (i) the actual price paid by the Borrower for such Warehouse Asset, multiplied by (ii) the Outstanding Balance of such Warehouse Asset, plus (y) any accrued and unpaid interest on such Warehouse Asset (such price, the “Repurchase Price”); provided that the Administrative Agent shall have the right to determine whether the amount so deposited is sufficient to satisfy the foregoing requirements; or

(ii) with the prior written consent of the Administrative Agent, in its sole discretion, substitute for such Warranty Breach Asset a substitute Warehouse Asset (such Warehouse Asset, a “Substitute Asset”).

(b) Upon confirmation of the deposit of the amounts set forth in Section 3.01(a)(i) into the Custodial Account or the delivery by the Borrower of a Substitute Asset for each Warranty Breach Asset pursuant to Section 3.01(a)(ii) (the date of such confirmation or delivery, the “Release Date”), such Warranty Breach Asset shall be removed from the Collateral and, as applicable, the Substitute Asset shall be included in the Collateral. On the Release Date of each Warranty Breach Asset, the Collateral Agent, for the benefit of the Secured Parties, shall automatically and without further action be deemed to release to the Borrower, without recourse, representation or warranty, all the right, title and interest and any Lien of the Collateral Agent, for the benefit of the Secured Parties in, to and under the Warranty Breach Asset and all future monies due or to become due with respect thereto.

ARTICLE IV

Representations and Warranties

Section 4.01. Representations and Warranties of the Borrower.

The Borrower, on behalf of itself and each other Borrower Party, represents and warrants to the Administrative Agent, the Lenders, the Collateral Agent and the Equityholder, as of the date of this Agreement and the date of each Advance, that:

(a) Organization; Powers. The Borrower is a limited liability company and each Designated Subsidiary is an exempted company, in each case, duly incorporated and validly existing and in good standing under the laws of its jurisdiction of organization and has the full corporate power and authority to own its assets, to enter into the Credit Documents and to perform the Transactions.

(b) Authorization; Enforceability. The Transactions have been duly authorized by all necessary corporate and, if required, stockholder action. The Credit Documents have been duly executed and delivered by the Borrower (and, if applicable, each other Borrower Party) and constitute legal, valid and binding obligations of the applicable Borrower Party, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c) Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation, in each case, except as would not reasonably be expected to have a Material Adverse Effect, (c) will not violate (x) in the case of the Borrower, the LLC Agreement and (y) in the case of any Designated Subsidiary, the memorandum and articles of association or, in either case, any other organizational documents of any Borrower Party or any order of any Governmental Authority, (d) will not violate or result in a default under any indenture, agreement or other instrument binding upon a Borrower Party or its assets, or give rise to a right thereunder to require any payment to be made by a Borrower Party and (e) will not result in the creation or imposition of any Lien on any asset of a Borrower Party (other than the Lien on such assets created by the Security Agreement).

(d) Financial Condition. As of the date of this Agreement, each Borrower Party has no existing material liabilities or contingent obligations except under the Credit Documents. No Borrower Party has issued stock or other equity interests other than its ordinary shares or membership interests, as applicable. All of the Interests of the Borrower are held and beneficially owned by the Equityholder. Each Borrower Party has been formed solely for the purpose of engaging in transactions of the types contemplated by this Agreement, and has not engaged in any business activity other than the negotiation, execution and to the extent applicable, performance of this Agreement and the transactions contemplated by the Credit Documents and the Warehouse Collateral Management Agreement.

(e) Litigation. No actions or proceedings at law or in equity are pending (or, to its knowledge, threatened) against it before any court, tribunal, governmental body, agency or official or any arbitrator that could reasonably be expected to result in a Material Adverse Effect.

(f) Compliance with Laws and Agreements. Each Borrower Party is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(g) Investment Company Status. No Borrower Party is required to register as an “investment company” under the Investment Company Act.

(h) Disclosure. Each Borrower Party has disclosed to the Administrative Agent all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No reports, financial statements, certificates or other information have been furnished by or on behalf of a Borrower Party to the Administrative Agent in connection with the negotiation of the Credit Documents or delivered thereunder.

(i) No Defaults. No Default has occurred or is continuing with respect to such Borrower Party. With respect to each Warehouse Asset, such Warehouse Asset is not a Defaulted Asset as of the date on which a Borrower Party entered into an irrevocable commitment to purchase it.

(j) Eligibility. With respect to each Warehouse Asset, as of the date on which a Borrower Party entered into an irrevocable commitment to purchase it, such Warehouse Asset satisfies the Eligibility Criteria and the Concentration Limits set forth in Exhibit B.

(k) Valid Security Interest. With respect to each Warehouse Asset, as of the date on which a Borrower Party entered into an irrevocable commitment to purchase it, the applicable governing documents do not prohibit the Granting and perfection of a first priority security interest in such Warehouse Asset.

(l) Borrower Sophistication. The Warehouse Collateral Manager (acting on behalf of the Borrower Parties) is a sophisticated purchaser with respect to interests in the Warehouse Assets and none of the Lenders nor the Administrative Agent have given any investment, legal or other advice or rendered any opinion as to whether the purchase of any Warehouse Asset is prudent, and no Borrower Party is relying on any representation, warranty, investment, legal or other advice by any Lender or the Administrative Agent except as expressly set forth in this Agreement.

(m) Withholding Tax Forms. Except with respect to any Warehouse Assets with respect to which the Borrower is entitled to a full gross-up from the obligor of such Warehouse Asset for any and all withholding taxes, the Borrower has completed and delivered, or the Warehouse Collateral Manager has completed and delivered on its behalf, to such parties as are necessary, such forms as are required of it by the documents governing such Warehouse Assets, the taxing authorities of the United States or other jurisdictions, if applicable, to establish that no payment or distribution under any documents governing such Warehouse Assets shall be subject to withholding taxes imposed by the taxing authorities of the United States or other jurisdictions, if applicable. If any Designated Subsidiary owns any Warehouse Asset, except with respect to any Warehouse Assets with respect to which such Designated Subsidiary is entitled to a full gross-up from the obligor of such Warehouse Asset for any and all withholding taxes, such Designated Subsidiary has completed and delivered, or the Warehouse Collateral Manager has completed and delivered on its behalf, to such parties as are necessary, such forms as are required of it by the documents governing such Warehouse Assets, the taxing authorities of the United States or the Cayman Islands, or other jurisdictions, if applicable, to establish that no payment or distribution under any documents governing such Warehouse Assets shall be subject to withholding taxes imposed by the taxing authorities of the United States or the Cayman Islands, or other jurisdictions, if applicable.

(n) No Fiduciary Duty. Each Borrower Party acknowledges that none of the Administrative Agent, any Lender or any of a Lenders’ Affiliates shall have any fiduciary duty, duty of loyalty, duty of care, duty of disclosure or other obligation whatsoever to any Borrower Party, the Equityholder or any of the Related Companies.

(o) ERISA.

(i) The present value of all benefits vested under each Pension Plan does not exceed the value of the assets of the Pension Plan allocable to such vested benefits (based on the value of such assets as of the last annual valuation date) determined in accordance with the assumptions used for funding such Pension Plan pursuant to Sections 412 and 430 of the Code. No ERISA Event has occurred or is reasonably expected to occur, that, in the aggregate, could subject a Borrower Party to any material tax, penalty or other liability.

(ii) Each Foreign Plan is in compliance in all material respects with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. Except as could not, in the aggregate, subject a Borrower Party to any material tax, penalty or other liability: (i) all contributions required to be made with respect to a Foreign Plan have been timely made; (ii) no Borrower Party has incurred any obligations in connection with the termination of, or withdrawal from, any Foreign Plan; and (iii) the present value of the accrued benefit liabilities (whether or not vested) under each Foreign Plan, determined as of the end of such Borrower Party’s most recently ended fiscal year on the basis of reasonable actuarial assumptions, did not exceed the current value of the assets of such Foreign Plan allocable to such benefit liabilities.

(iii) No Borrower Party (a) is a Benefit Plan Investor and (b) is a “governmental plan” within the meaning of Section 3(32) of ERISA (“Governmental Plan”), and no Borrower Party nor any transactions by or with any Borrower Party are subject to state statutes regulating investments of and fiduciary obligations with respect to Governmental Plans or to state statutes that impose prohibitions similar to those contained in Section 406 of ERISA or Section 4975 of the Code (“Similar Law”).

(p) Value Given. The Borrower has given fair consideration and reasonably equivalent value to the Equityholder in exchange for the purchase of the Warehouse Assets (or any number of them) from the Equityholder pursuant to the Sale Agreement. No such transfer has been made for or on account of an antecedent debt owed by such Borrower Party and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.

(q) Confirmation from Equityholder. The Borrower has received in writing from the Equityholder confirmation that the Equityholder will not cause the Borrower to file a voluntary bankruptcy petition under the Bankruptcy Code.

(r) Borrower LLC Agreement in Effect. The Borrower LLC Agreement remains in full force and effect and there exists no breach of, default under, or threatened breach of, the Borrower LLC Agreement by the Borrower or the Equityholder.

(s) Acquisition of Collateral Loans from the Equityholder. Any acquisition of Warehouse Assets by the Borrower from the Equityholder shall be effected pursuant to the Sale Agreement and subject in all respects to and the terms and conditions set forth therein and Section 7.04. The Borrower shall transfer, or cause to be transferred, all collections to the Custodial Account by the close of business on the Business Day following the date such collections are received by a Borrower Party, the Equityholder, the Warehouse Collateral Manager or any of their respective Affiliates.

(t) Beneficial Ownership Certification. As of the Warehouse Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

(u) Anti-Terrorism; OFAC; Anti-Corruption.

(i) No Borrower Party nor any of its Affiliates nor, to the knowledge of such Borrower Party, any Obligor (i) is a Person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such Person in any manner violative of Section 2 of such executive order, or (iii) is a Person (1) designated on OFAC’s list of Specially Designated Nationals and Blocked Persons or otherwise the subject of any Sanctions or (2) in violation of the limitations or prohibitions under any other Sanctions.

(ii) No Borrower Party nor any of its Affiliates (i) is a Politically Exposed Person, immediate family member of a Politically Exposed Person or close associate of a Politically Exposed Person; or (ii) a foreign shell bank. For purposes of the forgoing, “foreign shell bank” means a bank that does not maintain a physical presence in any country and is not subject to inspection by a banking authority.

(iii) No part of the proceeds of any Advance will be used by a Borrower Party or any of its Affiliates, or permitted to be used by any other Person (in each case, directly or indirectly including by an Obligor), (i) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of applicable anti-corruption and anti-bribery laws, including the United States Foreign Corrupt Practices Act of 1977, as amended; (ii) to fund or facilitate any money laundering or terrorist financing activities or business, or in any other manner that would cause or result in violation of applicable anti-money laundering laws, rules or regulations, including the Patriot Act, as amended (collectively, “Anti-Money Laundering Laws”); or (iii) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or in any other manner that would result in a violation by any Person of any Sanctions.

(iv) No Collateral or any portion thereof is or will consist of funds, assets or other property or interests in property that is blocked or frozen pursuant to any Sanctions.

(v) Each Borrower Party acknowledges by executing this Agreement that the Lenders (or the Administrative Agent on their behalf) have notified the Borrower Parties that, pursuant to the requirements of the Patriot Act, each Lender is required to obtain, verify and record such information as may be necessary to identify the Borrower Party or any Person owning twenty-five percent (25%) or more of the direct or indirect Equity Interests of such Borrower Party (including the name and address of such Person) in accordance with the Patriot Act.

Section 4.02. Representations and Warranties of the Equityholder.

The Equityholder hereby represents and warrants to the Administrative Agent, the Lenders and the Borrower, as of the date of this Agreement and the date of each Advance, as follows:

(a) Organization; Powers. It is a statutory trust duly organized and validly existing and in good standing under the laws of its jurisdiction of organization and has the full power and authority to own its assets, to conduct its business and to enter into the Credit Documents to which it is a party.

(b) Authorization; Enforceability. The Credit Documents to which it is a party have been duly authorized by all necessary organizational action on the part of the Equityholder. The Credit Documents to which it is a party have been duly executed and delivered by it and constitute the legal, valid and binding obligations of the Equityholder, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c) Governmental Approvals; No Conflicts. The execution and performance of the Credit Documents to which it is a party (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter or other organizational documents of the Equityholder or any order of any Governmental Authority and (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Equityholder or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower, in each case with respect to this clause (c), except as would not reasonably be expected to have a Material Adverse Effect.

(d) Litigation. No actions or proceedings at law or in equity are pending (or, to its knowledge, threatened) against it before any court, tribunal, governmental body, agency or official or any arbitrator that could reasonably be expected to result in a Material Adverse Effect.

(e) Compliance with Laws and Agreements. The Equityholder is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(f) No Fiduciary Duty. The Equityholder acknowledges that none of the Administrative Agent, any Lender or any Lender’s Affiliates shall have any fiduciary duty, duty of loyalty, duty of care, duty of disclosure or other obligation whatsoever to any Borrower Party, the Equityholder or any of the Related Companies.

(g) No Default. No Default has occurred and is continuing with respect to the Equityholder or its obligations hereunder.

(h) Anti-Terrorism; OFAC; Anti-Corruption.

(i) None of the Equityholder nor any of its Affiliates nor, to the knowledge of the Equityholder, any Obligor (i) is a Person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such Person in any manner violative of Section 2 of such executive order, or (iii) is a Person (1) designated on OFAC’s list of Specially Designated Nationals and Blocked Persons or otherwise the subject of any Sanctions or (2) in violation of the limitations or prohibitions under any other Sanctions.

(ii) None of the Equityholder nor any of its Affiliates (i) is a Politically Exposed Person, immediate family member of a Politically Exposed Person or close associate of a Politically Exposed Person; or (ii) a foreign shell bank. For purposes of the forgoing, “foreign shell bank” means a bank that does not maintain a physical presence in any country and is not subject to inspection by a banking authority.

(iii) No part of the proceeds of any Advance will be used by the Warehouse Collateral Manager or any of its Affiliates, or permitted to be used by any other Person (in each case, directly or indirectly including by an Obligor), (i) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of applicable anti-corruption and anti-bribery laws, including the United States Foreign Corrupt Practices Act of 1977, as amended; (ii) to fund or facilitate any money laundering or terrorist financing activities or business, or in any other manner that would cause or result in violation of applicable Anti-Money Laundering Laws; or (iii) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or in any other manner that would result in a violation by any Person of any Sanctions.

(iv) No Collateral or any portion thereof is or will consist of funds, assets or other property or interests in property that is blocked or frozen pursuant to any Sanctions.

(v) The Equityholder acknowledges by executing this Agreement that Lenders (or the Administrative Agent on their behalf) have notified the Warehouse Collateral Manager that, pursuant to the requirements of the Patriot Act, each Lender is required to obtain, verify and record such information as may be necessary to identify the Warehouse Collateral Manager or any Person owning twenty-five percent (25%) or more of the direct or indirect Equity Interests of the Equityholder (including the name and address of such Person) in accordance with the Patriot Act.

ARTICLE V

Conditions

Section 5.01. Effective Date. This Agreement shall not become effective until the date (such date, the “Effective Date”) that each of the following conditions is satisfied (or waived in accordance with Section 10.02):

(a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include electronic mail transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b) The Administrative Agent (or its counsel) shall have received a certificate of the Secretary or Assistant Secretary of each of the Borrower, the Warehouse Collateral Manager, the Equityholder and any then-existing Designated Subsidiary, dated as of the Warehouse Closing Date, certifying (i) the names and true signatures of the incumbent officers of such Person authorized to sign on behalf of such Person the Credit Documents to which it is a party (on which certificate the Administrative Agent and the Lenders may conclusively rely until such time as the Administrative Agent and the Lenders shall receive from the Borrower, the Warehouse Collateral Manager, the Equityholder or any then-existing Designated Subsidiary, as applicable, a revised certificate meeting the requirements of this paragraph (b)(i)), (ii) that the copy of the certificate of formation, certificate of trust, certificate of limited partnership, certificate of incorporation, articles of incorporation or articles of organization, as applicable, of such Person attached to such certificate is a complete and correct copy and that such certificate or articles, as applicable, have not been amended, modified or supplemented and is in full force and effect, (iii) that the copy of the bylaws, limited liability company agreement, trust agreement or limited partnership agreement, as applicable, of such Person attached to such certificate is a complete and correct copy, and that such bylaws, limited liability company agreement, trust agreement or limited partnership agreement, as applicable, has not been amended, modified or supplemented and are in full force and effect, and (iv) that the copy of the resolutions of the board of directors, trustee or managers of such Person attached to such certificate, approving and authorizing the execution, delivery and performance by such Person of the Credit Documents and the Warehouse Collateral Management Agreement to which it is a party, is a complete and correct copy and such resolutions have not been amended, modified or supplemented and are in full force and effect.

(c) The Administrative Agent (or its counsel) shall have received a good standing certificate, dated as of a recent date for each of the Borrower, the Warehouse Collateral Manager, the Equityholder and each then-existing Designated Subsidiary, issued by the Secretary of State of such Person’s State of formation, incorporation or organization, as applicable.

(d) The Administrative Agent and the Collateral Agent (or their counsel) shall have received one or more favorable opinions of counsel to the Borrower, the Equityholder, the Warehouse Collateral Manager and each then-existing Designated Subsidiary acceptable to the Administrative Agent and addressed to the Administrative Agent, the Lenders and the Collateral Agent, with respect to such matters as the Administrative Agent may request (including an opinion, with respect to the first priority perfected security interest of the Collateral Agent, for the benefit of the Secured Parties, in the Collateral under the UCC laws of the State of New York, the due authorization, execution and delivery of, and enforceability of, the Agreement, the other Credit Documents and the Warehouse Collateral Management Agreement, true sale and non-consolidation matters, and other matters). The Administrative Agent (or its counsel) shall have received a favorable opinion of counsel to the Collateral Agent and the Securities Intermediary, acceptable to the Administrative Agent and addressed to the Administrative Agent and the Lenders, covering enforceability of the Credit Documents to which each such Person is a party.

(e) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the authorization, execution and delivery of the Credit Documents, the Transactions and any other legal matters relating to the Borrower, the then-existing Designated Subsidiaries, the Equityholder, the Warehouse Collateral Manager, the Credit Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

(f) The Administrative Agent shall have received copies of the other Credit Documents, each duly executed by each party thereto, together with evidence satisfactory to the Administrative Agent (and its counsel) that, upon the filing and recording of instruments delivered as of the Warehouse Closing Date, the Collateral Agent (for the benefit of the Secured Parties) shall have a valid and perfected first priority security interest in the Collateral, including (x) such documents duly executed by the Borrower, the then-existing Designated Subsidiaries or the Equityholder, as applicable, as the Administrative Agent may request with respect to the perfection of the Collateral Agent’s first priority security interests in the Collateral (including financing statements under the UCC and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens created by the Collateral Documents) and (y) copies of UCC search reports as of a recent date listing all effective financing statements that name any Borrower Party as debtor, together with copies of such financing statements, none of which shall cover the Collateral except for those filed in accordance with the Collateral Documents.

(g) The Borrower shall have paid to the Administrative Agent for the account of the Lenders the Upfront Fee due and payable on the Warehouse Closing Date.

(h) At least three (3) days prior to the Warehouse Closing Date, the Borrower shall deliver a Beneficial Ownership Certification.

Section 5.02. Each Borrowing. The obligation of the Lenders to make an Advance on the occasion of any Borrowing is subject to the satisfaction of the following conditions on and as of the date of such Borrowing:

(a) The representations and warranties of each Borrower Party and the Equityholder set forth in the Credit Documents and of the Warehouse Collateral Manager set forth in the Warehouse Collateral Management Agreement shall be true and correct.

(b) The covenants of each Borrower Party and the Equityholder set forth in the Credit Documents and of the Warehouse Collateral Manager set forth in the Warehouse Collateral Management Agreement shall not have been breached.

(c) At the time of and immediately after giving effect to such Borrowing, no Default or Event of Default shall have occurred and be continuing.

(d) The Administrative Agent shall have received an Approval Request (if applicable) and a Borrowing Request as set forth in Section 2.03 and such other documents and certificates as the Administrative Agent or its counsel may reasonably request, and the Administrative Agent shall have approved such Approval Request if the proceeds of such Borrowing are intended to purchase Warehouse Assets.

(e) Each Warehouse Asset to be acquired by the Borrower (or any Borrower Party) satisfies the Eligibility Criteria and the Concentration Limits as of the trade date of the related Warehouse Asset.

(f) Each Equity Contribution has been made in accordance with Section 2.09(b)(ii), and 100% of the cash that the Borrower has received from Equity Contributions shall have been (x) applied to purchase Warehouse Assets, (y) deposited into the Reserve Account and applied as set forth in Section 2.03(b) or (z) in the case of Equity Contributions other than the initial Equity Contribution, applied as otherwise permitted by Section 2.07(a) or Section 2.09(b)(i).

(g) For the avoidance of doubt, the Commitment Termination Date shall not have occurred.

(h) All terms and conditions of each Sale Agreement required to be satisfied in connection with the assignment of each Warehouse Asset on such date, including, the perfection of the applicable Borrower Party’s interests therein, shall have been satisfied in full, and all filings (including, UCC filings) required to be made by any Person and all actions required to be taken or performed by any Person in any jurisdiction to give the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected security interest in the Collateral, including such Warehouse Asset and the proceeds thereof shall have been made, taken or performed.

Each Borrowing Request shall be deemed to constitute a representation and warranty by the Borrower and the Equityholder on the date thereof as to (x) in the case of the Borrower, the matters specified in this Section 5.02 and (y) in the case of the Equityholder, the matters specified in clauses (a) and (b) of this Section 5.02.

ARTICLE VI

Affirmative Covenants

Section 6.01. Affirmative Covenants of the Borrower. Until the occurrence of the Maturity Date and the payment in full of the Obligations, the Borrower (on behalf of itself and each other Borrower Party) covenants and agrees with the Administrative Agent, the Lenders and the Equityholder that:

(a) Notices of Material Events. The Borrower will furnish or cause to be furnished to the Administrative Agent prompt written notice of the occurrence of any Default, any event resulting in a Warehouse Asset becoming a Defaulted Asset or any other development with respect to a Borrower Party or the Warehouse Assets of which it is aware that would reasonably be expected to result in a Material Adverse Effect (or, without limitation, any judgment against a Borrower Party). Each notice delivered under this Section 6.01(a) shall be accompanied by a statement of an officer of the Warehouse Collateral Manager setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

(b) Existence; Conduct of Business. Each Borrower Party will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business. Each Borrower Party shall at all times: (i) maintain at least one (1) Independent Manager; (ii) maintain its own separate books and records and bank accounts; (iii) hold itself out to the public and all other Persons as a legal entity separate from the Equityholder and any other Person; (iv) file its own tax returns, if any, as may be required under applicable law, to the extent it is not treated as a disregarded entity for Tax purposes from another taxpayer, and pay any Taxes so required to be paid under applicable law, except for those Taxes being contested in good faith by appropriate proceedings and in respect of which the Borrower has established proper reserves on its books in accordance with GAAP; (v) not commingle its assets with assets of any other Person; (vi) conduct its business in its own name and strictly comply with all organizational formalities to maintain its separate existence; (vii) maintain separate financial statements, except to the extent that the Borrower’s financial and operating results are consolidated with those of the Equityholder in consolidated financial statements; provided that appropriate notation shall be made on such consolidated financial statements to indicate the separateness of the Borrower from such Affiliate and to indicate that the Borrower’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person; (viii) pay liabilities out of its own funds; (ix) maintain an arm’s-length relationship with its Affiliates and not enter into any transaction with an Affiliate except on commercially reasonable terms similar to those available to unaffiliated parties in an arm’s length transaction; (x) pay the salaries of its own employees, if any; (xi) not hold out its credit or assets as being available to satisfy the obligations of others; (xii) allocate fairly and reasonably any overhead expenses for shared office space; (xiii) to the extent used, use separate stationery, invoices and checks; (xiv) except as expressly permitted by this Agreement, not pledge its assets as security for the obligations of any other Person; (xv) correct any known misunderstanding regarding its separate identity; (xvi) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities and pay its operating expenses and liabilities from its own assets; (xvii) not acquire the obligations or any securities of its Affiliates (except as expressly contemplated in the Collateral Documents); and (xviii) cause the members, directors, officers, agents and other representatives of the Borrower Parties to act at all times with respect to such Borrower Party consistently and in furtherance of the foregoing and in the best interests of such Borrower Party.

(c) Payment of Taxes. Each Borrower Party will duly and timely pay and discharge all material taxes which might become a Lien upon any of its properties or assets except to the extent that such items are being in good faith appropriately contested and appropriate reserves are being set aside.

(d) Compliance with Laws. Each Borrower Party will comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(e) Use of Proceeds. The Borrower will use the proceeds of each Advance made pursuant to this Agreement to (x) settle purchased Warehouse Assets or (y) deposit into the Reserve Account to be applied as set forth in Section 2.03(b). The Borrower will use any Equity Contribution Amount deposited in the Custodial Account only to (i) settle purchased Warehouse Assets, (ii) make a deposit into the Reserve Account to be applied as set forth in Section 2.03(b) or (iii) repay Advances. The Borrower shall cause all Warehouse Assets to be credited to, and all amounts received in respect of the Warehouse Assets to be deposited in, the Custodial Account; provided, that at the written direction of the Borrower to the Collateral Agent and with the prior consent of the Administrative Agent, Warehouse Assets may be transferred or otherwise contributed to a Designated Subsidiary in anticipation of a Permitted CLO. In connection with the acquisition, ownership and Liquidation of the Warehouse Assets and the management of each Borrower Party’s affairs and operations generally, each Borrower Party will comply (and use its best efforts to ensure that the Warehouse Collateral Manager acting on such Borrower Party’s behalf complies) with all of the provisions set forth in Exhibit B hereto. The Borrower will deposit all Variation Margin Payments into the Variation Margin Account immediately upon receipt.

(f) Reserved.

(g) Sales and Repayments of Warehouse Assets. If any Warehouse Asset is Liquidated by a Borrower Party or a Borrower Party receives any repayment of principal in respect of any Warehouse Asset, the proceeds thereof shall be applied in accordance with Article VI of the Security Agreement.

(h) Amendments to Warehouse Assets. If a Borrower Party or the Warehouse Collateral Manager receives any notice or other communication concerning any amendment, supplement, consent, waiver or other modification of any Warehouse Asset or any related underlying instrument or rights thereunder (other than, in each case, those that are technical or clerical in nature) (each, an “Amendment”), or makes or is required to make any affirmative determination to exercise or refrain from exercising any rights or remedies thereunder, the Warehouse Collateral Manager will use its reasonable best efforts to give prompt notice thereof to the Administrative Agent. In any such event, the applicable Borrower Party may exercise all voting and other powers of ownership relating to such Amendment or the exercise of such rights or remedies as directed by the Warehouse Collateral Manager; provided that the applicable Borrower Party shall not exercise its voting or other powers of ownership relating to any Specified Matter without the prior written consent of the Administrative Agent (determined in its commercially reasonable good faith discretion); provided, further that if such vote, consent, right, remedy, action or inaction results in the asset no longer satisfying the Eligibility Criteria (determined by the Administrative Agent in its commercially reasonable judgment), then such asset shall be Liquidated as soon as reasonably practicable, unless such exercise of vote, consent, right, remedy, action or inaction is approved by the Administrative Agent, in writing, in its commercially reasonable good faith discretion. “Specified Matter” means any Amendment of a Warehouse Asset that (a) reduces the principal amount of such Warehouse Asset, (b) reduces the rate of interest or any fee payable on such Warehouse Asset, (c) postpones the due date of any scheduled payment or distribution in respect of such Warehouse Asset, (d) postpones the maturity date of such Warehouse Asset, (e) alters, in a manner adverse to the applicable Borrower Party, the pro rata allocation or sharing of payments or distributions required by any related underlying instrument, (f) releases any material guarantor of such Warehouse Asset from its obligations, (g) terminates or releases any lien or other security securing such Warehouse Asset, (h) changes any of the provisions of any such underlying instrument that has the effect of reducing the number or percentage of lenders required to effect any of the foregoing, or (i) makes less restrictive to the obligor any of the covenants related to the financial condition of the obligor, including, but not limited to, those related to the ratio of funded indebtedness to EBITDA, senior funded indebtedness to EBITDA, interest and fixed charge coverage ratios, minimum EBITDA, and maintenance of capital funds.

(i) Rule 17g-5 Compliance. Each Borrower Party (to the extent it will be a CLO Issuer) has complied, and will comply, with all undertakings related to Rule 17g-5 made by it or on its behalf to each rating agency hired to provide the initial credit ratings on the applicable CLO Securities.

(j) Certain Tax Matters. (i) In connection with the acquisition, ownership and Liquidation of the Warehouse Assets and the management of a Borrower Party’s affairs and operations generally, each Borrower Party will comply (and use its best efforts to ensure that the Warehouse Collateral Manager acting on such Borrower Party’s behalf complies) with all of the Operating Guidelines.

(ii) The Borrower shall not elect to be treated other than as a disregarded entity or a partnership for U.S. federal income tax purposes.

(k) Compliance with Legal Opinions. The Borrower shall take all other actions necessary to maintain the accuracy of the factual assumptions in all material respects set forth in the legal opinions of Dechert LLP, as special counsel to the Borrower, issued in connection with the Sale Agreement and relating to the issues of substantive consolidation and true sale of the Warehouse Assets.

(l) Notice of Breaches of Representations and Warranties under each Sale Agreement. Each Borrower Party confirms and agrees that such Borrower Party will, upon receipt of notice or discovery thereof, promptly send to the Administrative Agent, each Lender and the Collateral Agent a notice of (i) any material breach of any representation, warranty, agreement or covenant under a Sale Agreement or (ii) any event or occurrence that, upon notice, or upon the passage of time or both, would constitute such a material breach.

(m) Notice of ERISA Events. The Borrower shall promptly notify the Administrative Agent and each Lender (i) in the event that a Lien is imposed on any asset of a Borrower Party with respect to any Pension Plan or Multiemployer Plan or (ii) in the event any ERISA Event occurs.

Section 6.02. Affirmative Covenants of the Equityholder. Until the occurrence of the Maturity Date and the payment in full of the Obligations (other than contingent indemnity obligations), the Equityholder covenants and agrees with the Borrower, the Administrative Agent and the Lenders that:

(a) Existence; Conduct of Business. The Equityholder will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business.

(b) Compliance with Laws; Litigation. The Equityholder will comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Equityholder will promptly notify the Administrative Agent in writing of any material litigation pending or threatened in writing against it.

(c) Priority of Interests. The parties hereto agree that amounts that may be distributed to the Borrower or the Equityholder are fully subordinated and junior to the Obligations of the Borrower to the Secured Parties. The foregoing sentence and the provisions of the Security Agreement shall constitute a “subordination agreement” within the meaning of Section 510(a) of the Bankruptcy Code. The Borrower and the Equityholder hereby agree that they may only receive distributions from amounts available pursuant to the Security Agreement.

(d) No Amendment of Constituent Documents. The Equityholder will not take or approve any action to amend the Certificate of Formation of the Borrower or the LLC Agreement without the prior written consent of the Administrative Agent.

(e) No Violation of Borrower Representations, Warranties and Covenants. The Equityholder will take no action that will result in the material breach (or if such representation, warranty or covenant is already qualified by the words “material”, “materially” or “Material Adverse Effect”, then any breach) by the Borrower or any Designated Subsidiary of its representations, warranties or covenants under the Credit Documents or the Warehouse Collateral Management Agreement.

ARTICLE VII

Negative Covenants

Until the occurrence of the Maturity Date and the payment in full of the Obligations, the Borrower covenants and agrees with the Administrative Agent, the Lenders and the Equityholder that without the prior written consent of the Administrative Agent (which consent may be withheld in the sole and absolute discretion of the Administrative Agent):

Section 7.01. Indebtedness. No Borrower Party will incur any liability or contingent obligation (other than fees and expenses under an administration agreement with its administrator in its jurisdiction of incorporation), except as contemplated by the Credit Documents, and will not create any subsidiaries or have any other Affiliates other than any Designated Subsidiary and any subsidiary of a Designated Subsidiary formed to be a co-issuer in connection with a Permitted CLO. No Borrower Party will issue any preference shares or similar instruments other than the ordinary shares or common membership interests, as applicable, of such Borrower Party.

Section 7.02. Liens. No Borrower Party will create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except as contemplated by the Credit Documents.

Section 7.03. Fundamental Changes. Unless consented to by the Administrative Agent, no Borrower Party will (i) merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, (ii) sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets except in connection with the transfer or contribution of Warehouse Assets by the Borrower to a Designated Subsidiary, (iii) divide or permit any division of it or enter into a plan of division with respect to it or (iv) amend its certificate of formation, certificate of incorporation, LLC Agreement or memorandum and articles of association, without the prior written consent of the Administrative Agent in its sole discretion, in each case, except as contemplated by the Credit Documents and the Warehouse Collateral Management Agreement. The Borrower shall not elect to be treated other than as a disregarded entity or a partnership for U.S. federal income tax purposes.

Section 7.04. Purchase and Sale of Warehouse Assets. (a) The Borrower shall not purchase or enter into any commitments to purchase any Warehouse Assets prior to the Effective Date, on or after the Commitment Termination Date or following the occurrence of a Default or an Event of Default. After the Effective Date, the Borrower shall not purchase or enter into any commitments to purchase any Warehouse Assets if the Aggregate Traded Amount would equal or exceed the Maximum Limit after giving effect to such purchase or commitment to purchase.

(b) The Borrower shall not purchase any Warehouse Asset on behalf of itself or through any Designated Subsidiary without the prior written consent of the Administrative Agent pursuant to Section 2.03(a). The Borrower may transfer or contribute Warehouse Assets to a Designated Subsidiary in anticipation of a Permitted CLO and, if directed by the Warehouse Collateral Manager with notice to the Administrative Agent and the Collateral Agent, cause the settlement of a Borrower Party’s purchase of a Warehouse Asset into a Designated Subsidiary. The Borrower on behalf of itself or any Designated Subsidiary shall not enter into any commitment to acquire any Warehouse Assets on any date on which an LTV Ratio Event has occurred and is continuing. For the avoidance of doubt, prior to the earlier of the occurrence of an Event of Default and the Maturity Date, a Borrower Party may, at the direction of the Warehouse Collateral Manager, sell Warehouse Assets without the consent of the Administrative Agent, but shall provide notice of any such sale as soon as reasonably practicable before (or, if not practicable, after) the trade date for each such sale; provided that, on any date on which the LTV Ratio equals or exceeds the Maximum LTV Ratio, a Borrower Party may not sell any Warehouse Asset without the prior written consent of the Administrative Agent, such consent not to be unreasonably withheld or delayed.

(c) The Borrower on behalf of itself or through any Designated Subsidiary will not purchase any Warehouse Asset from the Administrative Agent or any of its Affiliates with the proceeds of any Advance made by Morgan Stanley Bank, N.A. in its capacity as a Lender; provided that the unintentional violation of this provision shall not constitute an Event of Default so long as the Warehouse Collateral Manager, on behalf of a Borrower Party, uses commercially reasonable efforts to cancel any trade which it has actual knowledge would cause it to violate this covenant prior to the date of settlement of such trade.

(d) No Borrower Party shall acquire a Warehouse Asset from an Affiliate other than (x) the Equityholder pursuant to the Sale Agreement and (y) by a Designated Subsidiary from the Borrower.

(e) Notwithstanding anything to the contrary set forth herein, in any other Collateral Document or the Warehouse Collateral Management Agreement, except as set forth in Article III hereto, the Equityholder (or an Affiliate thereof) shall not reacquire from any Borrower Party and no Borrower Party shall transfer to the Equityholder or to Affiliates of the Equityholder, and none of the Equityholder nor any Affiliates thereof will have a right or ability to purchase, the Warehouse Assets of any Borrower Party without the prior written consent of the Administrative Agent, and any such transactions shall be at arm’s-length and subject to the further conditions that (i) all such sales must be at a price for each Warehouse Asset at least equal to the “fair market value” of such Warehouse Asset and (ii) before and after giving effect to such sale, no LTV Ratio Event shall exist. Each determination of “fair market value” pursuant to this Section 7.04(e) shall be made by the Warehouse Collateral Manager in accordance with the standard set forth in the Warehouse Collateral Management Agreement.

(f) In the case of a sale of a Warehouse Asset to the Equityholder or an Affiliate thereof, the Outstanding Balance of all Equityholder Warehouse Assets (other than Warranty Breach Assets) sold to the Equityholder or an Affiliate thereof in accordance with Section 7.04(e), after giving effect to such sale, is not greater than 20% of the Equityholder Purchased Asset Balance; provided that the Outstanding Balance of all Equityholder Warehouse Assets that are Defaulted Assets (other than Warranty Breach Assets) sold to Affiliates of the Equityholder pursuant to Section 7.04(e), after giving effect to such sale, is not greater than 10% of the Equityholder Purchased Asset Balance.

Section 7.05. Separate Existence.

No Borrower Party shall take any action, or conduct its affairs in a manner, that is likely to result in its separate existence being ignored or in its assets and liabilities being substantively consolidated with any other Person in a bankruptcy, reorganization or other insolvency proceeding. Without limiting the foregoing, (a) except for a Designated Subsidiary and any subsidiary of a Designated Subsidiary formed to be a co-issuer in connection with a Permitted CLO, a Borrower Party shall not have any subsidiaries without the prior written consent of the Administrative Agent and (b) no Borrower Party shall (i) (A) engage in any transaction with any shareholder that would constitute a conflict of interest or pay dividends; provided that the foregoing shall not prohibit a Borrower Party from entering into the transactions contemplated by its administration agreement with its corporate administrator or (B) pay any amounts other than in accordance with the terms of the Collateral Documents, (ii) commingle its funds with those of any other Person or entity; (iii) hold itself out as being liable for the debts of any other entity, nor agree to permit the Equityholder to hold itself out as liable for the debts of the Borrower; (iv) guarantee any obligation of any Person, including any Affiliate; (v) engage, directly or indirectly, in any business, other than the actions required or permitted to be performed under the Collateral Documents; (vi) make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person, except that the Borrower Parties may invest in those Warehouse Assets and other investments permitted under the Collateral Documents and may make any advance required or expressly permitted to be made pursuant to any provisions of the Collateral Documents and permit the same to remain outstanding in accordance with such provisions; (vii) fail to pay its debts and liabilities from its assets when due; (viii) to the fullest extent permitted by law, engage in any dissolution, liquidation, consolidation, merger, sale or other transfer of any of its assets outside the ordinary course of the Borrower’s business other than such activities as are expressly permitted pursuant to this Agreement or (ix) release, sell, transfer, convey or assign any Warehouse Asset unless in accordance with the Collateral Documents.

Section 7.06. Other Business. No Borrower Party will engage in any business, undertake any activity or enter into any transaction other than the transactions contemplated by the Credit Documents, or other such acts or transactions customarily undertaken or consummated in connection with the issuance of securities under a collateralized loan obligation transaction; provided that a Borrower Party may enter into other agreements with MS&Co. or its Affiliates and neither such agreement nor the transactions contemplated thereby shall constitute a violation of this Section 7.06 specifically or this Article VII generally.

Section 7.07. Restricted Junior Payments. No Borrower Party shall make any Restricted Junior Payment, except that, so long as the Maturity Date has not been declared or automatically occurred and no Event of Default, Default or LTV Ratio Event has occurred and is continuing or would result therefrom, such Borrower Party may declare and make Restricted Junior Payments in accordance with the Security Agreement. Nothing herein shall restrict any Designated Subsidiary from effecting any dividend of Warehouse Assets or cash from such Designated Subsidiary to such Borrower Party, which such dividend shall not require the consent of the Administrative Agent or any other Person.

Section 7.08. Sale Agreement. No Borrower Party will amend, modify, waive or terminate any provision of any Sale Agreement without the prior written consent of the Administrative Agent.

Section 7.09. ERISA Matters. No Borrower Party will (i) take, and will exercise its best efforts not to permit any ERISA Affiliate to take, any action that could reasonably be expected to result in an ERISA Event that, in the aggregate, could subject such Borrower Party to any material tax, penalty or other liability, or (ii) take, and will exercise its best efforts not to permit any ERISA Affiliate to take, any action that could result in the imposition of a Lien on any asset of such Borrower Party with respect to any Pension Plan or Multiemployer Plan. No Borrower Party will become a Benefit Plan Investor.

Section 7.10. Requirements for Material Action. The Borrower shall not fail to provide (and at all times the Borrower’s organizational documents shall reflect) that the unanimous consent of all managers (including the consent of the Special Member(s))) is required for the Borrower to (i) file any insolvency, or reorganization case or proceeding, (ii) institute proceedings to have the Borrower be adjudicated bankrupt or insolvent, (iii) institute proceedings under any applicable insolvency law, (iv) seek any relief under any law relating to relief from debts or the protection of debtors, (v) consent to the filing or institution of bankruptcy or insolvency proceedings against the Borrower, (vi) file a petition seeking, or consent to, reorganization or relief with respect to the Borrower under any applicable federal or state law relating to bankruptcy or insolvency, (vii) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian, or any similar official of or for the Borrower, or a substantial part of its property, (viii) make any assignment for the benefit of its creditors, (ix) admit in writing its inability to pay its debts generally as they become due, or (x) take any action in furtherance of any of the foregoing.

Section 7.11. No Transfer of Interests. The Equityholder will not transfer any of the Equity Interests of the Borrower nor permit any Equity Interests of the Borrower to be subject to a Lien.

ARTICLE VIII

Events of Default

Section 8.01. Events of Default.

Each of the following events shall be an Event of Default:

(a) the Borrower shall fail to pay (i) any principal of any Advance and/or (ii) any Obligation payable to MS&Co., in each case, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise, except, solely in the case of clause (ii), where such failure results from an administrative or technical failure in the banking system unrelated to the Borrower and the amount in question is paid within three (3) Business Days of the relevant due date;

(b) the Borrower shall fail to pay any interest on any Advance, any Unused Fee or any other amount payable under any Credit Document when and as the same shall become due and payable, except where such failure results from an administrative or technical failure in the banking system unrelated to the Borrower and the amount in question is paid within three (3) Business Days of the relevant due date;

(c) the LTV Ratio equals or exceeds 90.0%; provided that with respect to calculating the LTV Ratio for purposes of this Section 8.01(c) only, clause (ii)(c) of the definition of “Designated Asset” shall be disregarded;

(d) any representation or warranty made or deemed made by or on behalf of any Borrower Party or the Equityholder in or in connection with any Credit Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, or other document furnished pursuant to or in connection with any Credit Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made and (if such breach is capable of being cured) the Borrower Party or the Equityholder, as applicable, fails to cure such breach within twenty (20) Business Days after obtaining knowledge of or receiving written notice of such breach;

(e) any Borrower Party or the Equityholder shall fail to observe or perform in any material respect any covenant, condition or agreement contained in any Credit Document (including the making of an Equity Contribution pursuant to Section 2.09(a)(iii) at the time directed by the Administrative Agent) and, except with respect to the making of Equity Contribution and any covenant contained in Article VII, such failure continues for twenty (20) Business Days after obtaining knowledge of or receiving written notice of such failure;

(f) any material breach of the representations, warranties, covenants or agreements of the Warehouse Collateral Manager occurs under the Warehouse Collateral Management Agreement and (if such breach is capable of being cured) the Warehouse Collateral Manager fails to cure such breach within twenty (20) Business Days after obtaining knowledge of or receiving written notice of such breach;

(g) reserved;

(h) (i) any Borrower Party or, unless the Equityholder Condition is satisfied, the Equityholder shall fail to make any payment on (x) any indebtedness (other than any payment that is required to be made to the Lenders under the Credit Documents) or (y) any guaranty obligation in respect of indebtedness of any other Person, and, in each case, such failure relates to indebtedness having a principal amount of $1,000,000 or more, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), (ii) any other default by any of a Borrower Party or, unless the Equityholder Condition is satisfied, the Equityholder under any agreement, contract, document or instrument relating to any such indebtedness or any other event shall occur and shall continue after the applicable grace period, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such indebtedness; or (iii) any such indebtedness is in fact declared to be due and payable or required to be prepaid, redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such indebtedness shall be required to be made, in each case, prior to the stated maturity thereof, and, in each case with respect to the Equityholder, if an Equityholder Condition Cure Notice has been delivered, the Equityholder Condition is not satisfied within two (2) Business Days;

(i) one or more judgments or orders (or other similar process) involving, in the case of money judgments, an aggregate amount that exceeds $1,000,000, to the extent not covered by insurance, shall be rendered against one or more of any Borrower Party or, unless the Equityholder Condition is satisfied, the Equityholder, and, in each case with respect to the Equityholder, if an Equityholder Condition Cure Notice has been delivered, the Equityholder Condition is not satisfied within two (2) Business Days;

(j) any material provision of any Credit Document or the Warehouse Collateral Management Agreement after delivery thereof shall for any reason fail or cease to be valid and binding on, or enforceable against, any Borrower Party, the Warehouse Collateral Manager or the Equityholder, or any Borrower Party, the Warehouse Collateral Manager or the Equityholder shall so state in writing;

(k) any Collateral Document shall for any reason fail or cease to create a valid and enforceable Lien on any Collateral purported to be covered thereby or, except as permitted by the Credit Documents, such Lien shall fail or cease to be a perfected and first priority Lien, or any Borrower Party or the Equityholder shall so state in writing;

(l) (i) any Borrower Party or, unless the Equityholder Condition is satisfied, the Equityholder shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors, (ii) any proceeding shall be instituted by or against any Borrower Party or, unless the Equityholder Condition is satisfied, the Equityholder seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, examinership, arrangement, adjustment, protection, relief or composition of it or its debts, under any law, rule or regulation relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a custodian, receiver, examiner, trustee or other similar official for it or for any substantial part of its property; provided, however, that, in the case of any such proceedings instituted against any Borrower Party or the Equityholder (but not instituted by any Borrower Party or the Equityholder), either such proceedings shall remain undismissed or unstayed for a period of thirty (30) days or more or any action sought in such proceedings shall occur, or (iii) any Borrower Party or, unless the Equityholder Condition is satisfied, the Equityholder shall take any corporate action to authorize any action set forth in clauses (i) or (ii) above;

(m) any Change of Control shall occur;

(n) a BDC Coverage Event has occurred and is continuing for two (2) consecutive fiscal quarters of the Equityholder;

(o) the PBGC shall file notice of a Lien pursuant to Section 4068 of ERISA with regard to any of the assets of the Borrower or the Equityholder;

(p) the occurrence of an ERISA Event; or

(q) (i) failure of the Borrower to maintain at least one Special Member, (ii) the removal of any Special Member of the Borrower without “cause” (as such term is defined in the organizational document of the Borrower) or without giving prior written notice to the Administrative Agent or (iii) an Special Member of the Borrower which is not provided by a service listed on a list approved by the Administrative Agent of pre-approved nationally recognized services is appointed without the consent of the Administrative Agent.

Section 8.02. Remedies. During the continuance of an Event of Default (other than an Event of Default described in Section 8.01(l)), and at any time thereafter, the Administrative Agent may by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitment, and thereupon the Commitment shall terminate immediately, and (ii) declare the Advances then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Advances so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in Section 8.01(l), the Commitment shall automatically terminate and the principal of the Advances then outstanding, together with accrued interest thereon and all fees and other Obligations, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. In addition to the remedies set forth above, the Administrative Agent and the Collateral Agent (at the direction of the Administrative Agent) may exercise any remedies provided for by the Collateral Documents in accordance with the terms thereof or any other remedies provided by applicable law (in each case subject to Section 4.7 of the Security Agreement), including, without limitation, rights and remedies of a secured party under the UCC.

The powers conferred on the Administrative Agent, the Collateral Agent and the Lenders hereunder are solely to protect their respective interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Each Lender, the Collateral Agent and the Administrative Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Borrower or any other Person for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.

Without limiting anything herein or the Security Agreement, the Administrative Agent and the Lenders and each of their respective Affiliates is hereby authorized after the occurrence and during the continuance of an Event of Default, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by the Administrative Agent, any such Lender or any such Affiliate, to or for the credit or the account of a Borrower Party or the Equityholder, as applicable, against any and all of the obligations of a Borrower Party or the Equityholder, as applicable, now or hereafter existing under this Agreement, any other Collateral Document or the Warehouse Collateral Management Agreement to the Administrative Agent, any such Lender or their respective Affiliates, irrespective of whether or not the Administrative Agent, any such Lender or Affiliate shall have made any demand under this Agreement, any other Collateral Document or the Warehouse Collateral Management Agreement and although such obligations of a Borrower Party or the Equityholder, as applicable, may be contingent or unmatured or are owed to a branch, office or Affiliate of the Administrative Agent or any such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness. The rights of the Administrative Agent and the Lenders and their respective Affiliates under this section are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent, any such Lender or their respective Affiliates may have. The Administrative Agent and the Lenders agree to notify the Borrower Parties and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

ARTICLE IX

The Administrative Agent and the Collateral Agent

Section 9.01. The Administrative Agent

(a) The Lenders hereby appoint Morgan Stanley Senior Funding, Inc. as the Administrative Agent and authorize the Administrative Agent to take such action as agent on their behalf and to exercise such powers under this Agreement and the other Credit Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. The Administrative Agent will not receive a fee for its services hereunder. The Administrative Agent shall act solely as the agent of the Lenders and no Borrower Party nor any other Person shall be a third party beneficiary of the Administrative Agent’s rights and duties under the Credit Documents.

(b) If applicable, the Administrative Agent shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the Administrative Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Borrower Party as if it were not the Administrative Agent hereunder.

(c) The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Credit Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing and (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers except as provided in the Credit Documents or as directed in writing by the Lenders. The Administrative Agent shall not be liable for any action taken or not taken by it in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice thereof is given to the Administrative Agent, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Credit Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, or (iii) the validity, enforceability, effectiveness or genuineness of any Credit Document or any other agreement, instrument or document.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent with due care; provided that the Administrative Agent shall be liable for the acts of such sub-agents not appointed with due care. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Affiliates. The exculpatory provisions of this Section 9.01 shall apply to any such sub-agent and to the Affiliates of the Administrative Agent and any such sub-agent, and shall apply to their respective activities as Administrative Agent.

Anything in this Agreement notwithstanding, in no event shall the Administrative Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including lost profits), even if the Administrative Agent has been advised of such loss or damage and regardless of the form of action.

The Administrative Agent shall not be liable for any error of judgment made in good faith by an officer or officers of the Administrative Agent, unless it shall be conclusively determined by a court of competent jurisdiction that the Administrative Agent was grossly negligent or engaged in willful misconduct in ascertaining the pertinent facts.

(d) Each Lender and each Secured Party acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into the applicable Credit Documents. Each Lender and each Secured Party also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon the applicable Credit Documents, any related agreement or any document furnished hereunder or thereunder.

(e) The Administrative Agent shall not resign or assign its role as Administrative Agent without the prior written consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed) and may not be removed so long as Morgan Stanley Bank, N.A. or its Affiliate is a Lender; provided that the Administrative Agent may assign its role as Administrative Agent without the prior written consent of the Borrower or any other Person (x) to an Affiliate at any time and (y) if it is prohibited from acting as Administrative Agent by any law, regulation, rule or order of any Governmental Authority, to any other Person at any time upon the promulgation of such law, regulation, rule or order; provided, further, that, if Morgan Stanley Bank, N.A. or its Affiliate ceases to be a Lender, the Administrative Agent may resign as Administrative Agent without further action by any Person. Upon any resignation or removal of the Administrative Agent, the Lenders shall have the right to appoint a successor, which successor must be a Lender or an Affiliate thereof. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor or assignee, such successor or assignee shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Credit Documents. After the Administrative Agent’s resignation, assignment or removal hereunder, the provisions of this Section 9.01 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Affiliates in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Section 9.02. The Collateral Agent

(a) The Administrative Agent and the Lenders hereby appoint U.S. Bank National Association as the Collateral Agent and authorize the Collateral Agent to take such action as agent on their behalf and to exercise such powers under this Agreement and the other Credit Documents as are expressly delegated to the Collateral Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Without limiting the foregoing, the Administrative Agent and the Lenders hereby direct and authorize the Collateral Agent to execute and deliver, and to perform its obligations under, each of the Credit Documents to which the Collateral Agent is a party, to exercise all rights, powers and remedies that the Collateral Agent may have under such Credit Documents. The Collateral Agent shall act solely as the agent of the Lenders and the Administrative Agent and neither the Borrower nor any other Person shall be a third party beneficiary of the Collateral Agent’s rights and duties under the Credit Documents.

(b) Without limiting the generality of the foregoing, the Collateral Agent shall have the sole and exclusive right and authority to (i) act as the disbursing and collecting agent for the Lenders and the Administrative Agent with respect to all payments and collections arising in connection herewith and with the Collateral Documents, including, without limitation, apply the Available Amount and the Variation Margin Amount in accordance with Article VI of the Security Agreement, (ii) execute and deliver each Collateral Document to which it is a party and accept delivery of each such agreement delivered by any Borrower Party, the Equityholder or any Related Company, (iii) act as collateral agent for the Lenders and the Administrative Agent for purposes of the perfection of all security interests and Liens created by such agreements and all other purposes stated therein, provided, however, that the Lenders hereby appoint, authorize and direct the Administrative Agent and each of its Affiliates to act as collateral sub-agent for the Collateral Agent and the Lenders for purposes of the perfection of all security interests and Liens with respect to the Collateral, including the Custodial Account, the Variation Margin Account, the Reserve Account and any other deposit or securities accounts maintained by the Securities Intermediary and cash and Eligible Investments held by a Borrower Party or the Securities Intermediary on behalf of a Borrower Party, (iv) manage, supervise and otherwise deal with the Collateral, as directed by the Administrative Agent, (v) take such action, as directed by the Administrative Agent, as is necessary or desirable to maintain the perfection and priority of the security interests and Liens created or purported to be created by the Collateral Documents and (vi) except as may be otherwise specifically restricted by the terms hereof or of any other Credit Document, exercise all remedies given to the Collateral Agent, the Administrative Agent or the Lenders with respect to the Collateral under the Credit Documents relating thereto, applicable law or otherwise, as directed by the Administrative Agent.

(c) The Collateral Agent may be removed or resign, and a successor Collateral Agent may be appointed, as set forth in Section 5.7 of the Security Agreement.

(d) The Collateral Agent shall enjoy the same rights, protections, immunities and indemnities granted to it under the Collateral Documents, including the Security Agreement, when acting hereunder.

(e) Nothing herein shall obligate the Collateral Agent to determine (i) if a Warehouse Asset meets the criteria specified herein, (ii) if the conditions for the purchase of a Warehouse Asset or the requirements specified in the definition of “Deliver” have been complied with, (iii) the type, classification or Market Value of any Warehouse Asset or (iv) the classification or Domicile of an obligor, any such determination, in each case, being based exclusively upon notification the Collateral Agent receives from the Warehouse Collateral Manager.

ARTICLE X

Miscellaneous

Section 10.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by electronic mail, as follows:

(i) if to the Borrower, to BCRED Maroon Peak Funding LLC, c/o Blackstone Private Credit Fund, 345 Park Avenue, 31st Floor, New York, New York 10154, Attention: Angelina Perkovic, Telephone: (646) 525-5443, Email: angelina.perkovic@blackstone.com; gsointralinks1@blackstone.com; marc.sileo@blacktone.com; jana.douglas@blackstone.com;

(ii) if to the initial Lender to Morgan Stanley Bank, N.A. 201 South Main Street, Salt Lake City, Utah 84111-2215, with copies to (i) Morgan Stanley Bank, N.A., 1300 Thames Street, Thames Street Wharf, Baltimore, Maryland 21231, Attention: CLO Team, email: cloteam@morganstanley.com, and (ii) Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: CLO Desk, e-mail: SPG_CF_CLOWarehouse@morganstanley.com or as otherwise specified in Exhibit A-1 or Exhibit A-2;

(iii) if to the Collateral Agent, to U.S. Bank National Association, One Federal Street, Third Floor, Boston, Massachusetts 02110, Attention: Global Corporate Trust/Lynora Caulfield, Reference: BCRED Maroon Peak Funding LLC, email: lynora.caulfield@usbank.com, BCRED.Maroon.Pk.Fd.LLC@usbank.com;

(iv) if to the Warehouse Collateral Manager, to Blackstone Private Credit Fund, 345 Park Avenue, 31st Floor, New York, New York 10154, Attention: Angelina Perkovic, Telephone: (646) 525-5443, Email: angelina.perkovic@blackstone.com; gsointralinks1@blackstone.com; marc.sileo@blacktone.com; jana.douglas@blackstone.com;

(v) if to the Administrative Agent to Morgan Stanley Senior Funding, Inc., 1585 Broadway, New York, New York 10036, Attention: CLO Desk, e-mail: SPG_CF_CLOWarehouse@morganstanley.com or as otherwise specified in Exhibit A-1 or Exhibit A-2;

(vi) if to the Equityholder, then to Blackstone Private Credit Fund, 345 Park Avenue, 31st Floor, New York, New York 10154, Attention: Angelina Perkovic, Telephone: (646) 525-5443, Email: angelina.perkovic@blackstone.com; gsointralinks1@blackstone.com; marc.sileo@blacktone.com; jana.douglas@blackstone.com; and

(vii) if to a Designated Subsidiary, then to the address set forth in the Designated Subsidiary Joinder Agreement.

(b) Notices and other communications to the Administrative Agent hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent.

(c) Any party hereto may change its mailing address or electronic mail address for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

Section 10.02. Waivers; Amendments. (a) No failure or delay by any Lender or the Administrative Agent in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of an Advance shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

(b) Subject to Sections 2.08(g), (h) and (i), neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower Parties and the Administrative Agent, and if any amendment or modification would increase the obligations or decrease the rights of the Equityholder or the Warehouse Collateral Manager hereunder, the Equityholder or the Warehouse Collateral Manager, as applicable, shall have consented in writing thereto, and if any amendment or modification would materially and adversely affect the Collateral Agent, the Collateral Agent shall have consented in writing thereto; provided that the definition of the term “Maximum Facility Amount” may be amended pursuant to an agreement or agreements in writing entered into by the Borrower and the Administrative Agent.

Section 10.03. Expenses; Indemnity; Damage Waiver. Subject always to Section 10.11: (a) The Borrower shall pay all reasonable out-of-pocket expenses (other than Taxes, which are exclusively addressed in Section 2.12) incurred by the Collateral Agent, the Securities Intermediary, the Administrative Agent or any Lender for which the party incurring such expense shall have provided notice to the Borrower, including the reasonable and documented fees, charges and disbursements of any counsel for the Collateral Agent, the Securities Intermediary, the Administrative Agent or any Lender for which the party incurring such expense shall have provided notice to the Borrower, incurred in connection with (x) the preparation, execution, delivery, administration, syndication, renewal, amendment or modification of, any waiver or consent issued in connection with, this Agreement, the Credit Documents and the other documents to be delivered hereunder or in connection herewith, including, the fees and expenses of counsel for the Administrative Agent, the Lenders, the Collateral Agent and the Securities

Intermediary with respect thereto and with respect to advising the Administrative Agent, the Lenders, the Collateral Agent and the Securities Intermediary as to their respective rights and remedies under this Agreement and the other documents to be delivered hereunder or in connection herewith, and (y) the enforcement or protection of its rights in connection with any Credit Document, including its rights under this Section, or in connection with the Advances made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Advances.

(b) The Borrower Parties shall indemnify the Collateral Agent, the Securities Intermediary, the Administrative Agent and the Lenders, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee (“Losses”) (for the avoidance of doubt, computed by taking into account provisions of Section 10.03(f)), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the negotiation, execution or delivery of the Credit Documents, any amendment thereof or any agreement or instrument contemplated thereby, any action or inaction taken in connection therewith, the performance by the parties thereto of their respective obligations or the exercise or enforcement of the parties thereto of their respective rights or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any Advance or the use of the proceeds therefrom, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. Other than with respect to the Collateral Agent and the Securities Intermediary, this Section 10.03(b) shall not apply with respect to Taxes other than any Taxes that represent Losses arising from any non-Tax claim.

(c) To the extent permitted by applicable law, the Borrower shall not (and shall not cause any other Borrower Party to) assert, and hereby waives (on behalf of all Borrower Parties), any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, the Credit Documents or any agreement or instrument contemplated by any Credit Document, the Transactions, any Advance or the use of the proceeds thereof.

(d) All amounts due under this Section shall be payable promptly after written demand therefor.

(e) The Securities Intermediary is an intended third party beneficiary of this Section 10.03.

(f) All indemnification payments for Losses made pursuant to this Article X shall be made on an after-tax basis. Accordingly, in determining the amount of any indemnification payment for a Loss suffered or incurred by an Indemnitee hereunder, the amount of such Loss shall be (i) increased to take into account any additional tax cost incurred by the Indemnitee arising from the receipt of indemnification payments hereunder (“Tax Costs”) and (ii) decreased to take into account any deduction, credit or other tax benefit actually realized by the Indemnitee with respect to such Loss (the “Tax Benefits”). In computing the amount of any such Tax Costs or Tax Benefits, the Indemnitee shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt of any indemnification payment hereunder or the incurrence or payment of any indemnified Losses.

Section 10.04. Binding Power of the Credit Documents; Successors and Assigns. (a) The provisions of each Credit Document shall be binding upon and inure to the benefit of the parties hereto, the Equityholder, the Warehouse Collateral Manager, and their respective successors and assigns permitted under such Credit Document.

(b) Neither the Borrower nor the Equityholder may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent (and any attempted assignment or transfer by the Borrower or the Equityholder without such consent shall be null and void). Except as expressly set forth herein, nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Participants and the Related Parties of the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement. After the formation of any Designated Subsidiary and prior to the effective transfer or contribution of any Warehouse Assets to such Designated Subsidiary, the Borrower shall cause such Designated Subsidiary to execute a Designated Subsidiary Joinder Agreement and deliver such Designated Subsidiary Joinder Agreement to each of the Borrower and the Collateral Agent.

(c) (i) Subject to the conditions set forth in paragraph (c)(ii) below, any Lender may, with the consent of the Borrower but without the consent of any other Person, assign all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Advances at the time owing to it) with notice to the Warehouse Collateral Manager and the Equityholder (unless such assignment is to an Affiliate of the Lender, in which case no notice shall be required); provided that no consent of the Borrower shall be required for any such assignment by the Lender if (x) a Default or an Event of Default has occurred or is continuing, (y) the Lender has determined that such assignment is required to avoid an anticipated or expected violation of any rule or regulation to which the Lender is subject or (z) such assignment is to a Lender hereunder or an Affiliate thereof. Any attempted assignment by a Lender that does not comply with the requirements of this clause (c) shall be null and void.

(ii) Assignments pursuant to this Section 10.04(c) shall be subject to the following additional conditions:

(A) except with respect to Affiliate Assignments to the extent set forth in clause (B) below, each partial assignment shall be made as an assignment of a proportionate part of all of the Lender’s rights and obligations under this Agreement;

(B) if an assignment is to an Affiliate of a Lender (such assignment, an “Affiliate Assignment”), such Lender may assign to its Affiliate its obligation to make one or more specified Advances to be used for the purchase of specified Warehouse Assets and the related right to receive payments of principal, interest, fees and any other amounts in respect of such Advance without the assignment of any other rights or obligations of such Lender hereunder; provided that such assignment is made on or prior to the time of the funding of the applicable Advance; and

(C) the assignee and the Lender shall execute and deliver an assignment and assumption agreement substantially in the form of Schedule 4.

(iii) From and after the effective date specified in each assignment and assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such assignment and assumption, have the rights and obligations of a Lender under this Agreement, and the Lender thereunder shall, to the extent of the interest assigned by such assignment and assumption, be released from its obligations under this Agreement (and, in the case of an assignment and assumption covering all of the Lender’s rights and obligations under this Agreement, the Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 10.03); provided, that no assignee shall be entitled to receive any greater amount pursuant to Section 2.12(a) than that to which the assignor would have been entitled to receive had no such assignment occurred.

(iv) The Administrative Agent, as agent of the Borrower, shall maintain at one of its offices a copy of each assignment and assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Advances owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the parties hereto may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Lender and the Warehouse Collateral Manager, at any reasonable time and from time to time upon reasonable prior notice. Upon its receipt of a duly completed assignment and assumption executed by an assigning Lender and an assignee, the Administrative Agent shall accept such assignment and assumption and record the information contained therein in the Register. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Advances or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitment, Advance or its other obligations) to any person except to the extent that such disclosure is necessary to establish that such Commitment, Advance or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d) Any Lender may, without the consent of the Warehouse Collateral Manager or any other Person sell participations to one or more banks or other entities (a “Participant”) in all or a portion of the Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Advance owing to it) or enter into a derivative or similar transaction having an effect similar to a participation. The Borrower agrees that each Participant shall be entitled to the benefits of Section 2.11 and Section 2.12 (subject to the requirements and limitations therein, including the requirements under Section 2.12(c) and Section 2.12(g) (it being understood that the documentation required under Section 2.12(c) and Section 2.12(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.04(c). A Participant shall not be entitled to receive any greater payment under Section 2.11 and Section 2.12, with respect to a participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in law that occurs after the Participant acquired the applicable participation.

(e) Without the consent of any party, each Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of the Lender, and this Section 10.04(e) shall not apply to or limit any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release the Lender from any of its obligations hereunder or substitute any such pledgee or assignee for the Lender as a party hereto.

Section 10.05. Survival. All covenants, agreements, representations and warranties made by the Borrower (on behalf of itself and each other Borrower Party) and the Equityholder herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Advances, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or a Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Advance or any other amount payable under this Agreement is outstanding and unpaid. The provisions of Sections 2.12, 10.03 and 10.11 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Advances, the resignation or removal of the Administrative Agent, the Collateral Agent or the Securities Intermediary, the expiration or termination of the Commitment or the termination of this Agreement or any provision hereof.

Section 10.06. Counterparts; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 10.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 10.08. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be governed by, and construed in accordance with and governed by the law of the State of New York, without regard to principles of conflicts of laws.

(b) Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement against any other party or its properties in the courts of any jurisdiction.

(c) Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section 10.08. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 10.09. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.10. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 10.11. Limited Recourse; No Petition. Notwithstanding anything to the contrary herein, no recourse shall be had for the payment of any amount owing in respect of any Credit Document against any officer, director, employee, shareholder or incorporator of any Borrower Party or their respective successors or assigns. All Obligations (including, but not limited to, the payment of principal, interest and any amount payable by way of indemnity) shall constitute limited recourse obligations of the Borrower Parties payable solely from the assets of the applicable Borrower Party (which assets shall not include, for the avoidance of doubt, (x) with respect to any Designated Subsidiary, (a) the sum of U.S.$250 representing the proceeds of the Designated Subsidiary’s issued ordinary share capital, (b) the sum of U.S.$250 representing the transaction fees payable to the Designated Subsidiary for entering into the Designated Subsidiary Joinder Agreement or (c) the bank account in the Cayman Islands in which the money described in clauses (a) and (b) is held and any interest thereon and (y) with respect to the Borrower, the funds attributable to the issuance of the membership interests in any Borrower Parties (collectively, “Excepted Assets”)) available for the payment of such obligations pursuant to the terms of the Credit Documents. Except as expressly set forth in Section 10.05, a Borrower Party’s obligations shall be extinguished upon payment of such obligations as provided in Article II and the Security Agreement, and no further claim shall be made against a Borrower Party in respect of any shortfall after the extinction of such obligations.

The Lenders, the Administrative Agent, the Collateral Agent and the Equityholder hereby agree not to commence, or join in the commencement of, any proceedings in any jurisdiction for the bankruptcy, winding-up or liquidation of a Borrower Party or any similar proceedings until at least one year (or, if longer, the applicable preference period then in effect) plus one day, after (A) if CLO Securities are not issued, the liquidation of all Warehouse Assets purchased in accordance with the Credit Agreement and (B) if CLO Securities are issued, payment in full of all CLO Securities issued under all indentures relating to such CLO Securities; provided, however, that nothing in this clause shall preclude, or be deemed to estop, the Lenders, the Administrative Agent or the Collateral Agent (A) from taking any action prior to the expiration of the applicable preference period in (x) any case or proceeding voluntarily filed or commenced by a Borrower Party, or (y) any involuntary insolvency proceeding filed or commenced against a Borrower Party by a Person other than the Lenders, the Administrative Agent or the Collateral Agent, respectively, or (B) from commencing against a Borrower Party or any properties of such Borrower Party any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding.

The foregoing restrictions are a material inducement for the parties hereto to enter into this Agreement and the other applicable transaction documents and are an essential term of this Agreement. The Administrative Agent or a Borrower Party may seek and obtain specific performance of such restrictions (including injunctive relief), including, without limitation, in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, or other similar proceedings under Cayman Islands law, United States federal or state bankruptcy law or similar laws.

The Borrower (on behalf of itself and each other Borrower Party) shall, to the maximum extent permitted by applicable law, promptly object to the institution of any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, or other similar proceedings under Cayman Islands law, United States federal or state bankruptcy law or similar laws against a Borrower Party and take all necessary or advisable steps to cause the dismissal of any such proceeding; provided that such obligation shall be subject to the availability of funds therefor.

Section 10.12. Confidentiality.

The parties hereto agree that the existence and terms of this Agreement, the other Credit Documents and the Warehouse Collateral Management Agreement and any information relating thereto (including, without limitation, pricing terms, portfolio information and models or other reports, whether oral or written) (collectively, the “Confidential Information”) shall be kept confidential and shall not be disclosed, directly or indirectly, to any other person except to the respective employees, directors, auditors, accountants, counsel and other advisors of the parties hereto that are directly involved in the considerations of the matters set forth herein and have agreed to maintain the confidentiality of such information. Notwithstanding the foregoing: (i) any party may disclose the Confidential Information if it (x) has the prior written consent of the disclosing party, (y) is required to do so by interrogatory, request for information or documents, subpoena, deposition, civil investigative demand or other process in any judicial or administrative proceeding or is otherwise required to do so by applicable law, rule or regulation (including, without limitation, disclosures which the recipient determines are required or advisable under applicable federal securities or banking laws, rules or regulations) or (z) is requested to do so by any government regulatory or self-regulatory authority; (ii) the Confidential Information will not include any of the following: (A) information which was already in the possession of the recipient prior to its receipt from the disclosing party; (B) information which is obtained by the recipient from a third party who is not otherwise known by the recipient to be prohibited from transmitting the information to the recipient by a confidentiality agreement; (C) information which is independently developed by the recipient and (D) information which is or becomes publicly available other than as a result of disclosure by the recipient; and (iii) any party and its representatives may disclose to any and all persons, without limitation of any kind from the commencement of discussions, the U.S. federal and state income tax treatment and tax structure of the transactions contemplated by this Agreement, the other Credit Documents and the Warehouse Collateral Management Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to tax treatment and tax structure. For this purpose, “tax structure” is limited to facts relevant to the U.S. federal and state income tax treatment of the transactions described above and does not include information relating to the identities of the parties, their affiliates, agents or advisors.

Section 10.13. Entire Agreement.

This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. Moreover, the parties to this Agreement waive reliance on any representation made by any other party, whether orally or in writing, prior to the execution of this Agreement.

Section 10.14. Characterization of Conveyances Pursuant to each Sale Agreement.

(a) It is the express intent of the parties hereto that the conveyance of the Warehouse Assets by the Equityholder to the Borrower and the Borrower to a Designated Subsidiary, as applicable, as contemplated by the applicable Sale Agreement be, and be treated for all purposes as, a sale by the Equityholder or the Borrower, as applicable, of such Warehouse Assets. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Warehouse Assets by the Equityholder or Borrower, as applicable, to the Borrower or a Designated Subsidiary, as applicable, to secure a debt or other obligation of the Equityholder or the Borrower, as applicable. However, in the event that, notwithstanding the intent of the parties, the Warehouse Assets are held to continue to be property of the Equityholder or the Borrower, as applicable, then the parties hereto agree that: (i) the applicable Sale Agreement shall also be deemed to be a security agreement under applicable law; (ii) as set forth in such Sale Agreement, the transfer of the Warehouse Assets provided for in such Sale Agreement shall be deemed to be a grant by the Equityholder or the Borrower, as applicable, to the Borrower or the applicable Designated Subsidiary of a first priority security interest in all of the Equityholder’s or Borrower’s, as applicable, right, title and interest in and to the Warehouse Assets and all amounts payable to the holders of the Warehouse Assets in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including, all amounts from time to time held or invested in the Accounts, whether in the form of cash, instruments, securities or other property; (iii) the possession by a Borrower Party of Warehouse Assets and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be, subject to clause (iv) below, for purposes of perfecting the security interest pursuant to the UCC; and (iv) acknowledgements from Persons holding such property shall be deemed acknowledgements from custodians, bailees or agents (as applicable) of the applicable Borrower Party for the purpose of perfecting such security interest under applicable law. The parties further agree that any assignment of the interest of a Borrower Party pursuant to any provision hereof shall also be deemed to be an assignment of any security interest created pursuant to the terms of the applicable Sale Agreement. Each Borrower Party shall, to the extent consistent with this Agreement and the other Collateral Documents, take such actions as may be necessary to ensure that, if a Sale Agreement was deemed to create a security interest in the Warehouse Assets, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement.

(b) It is the intention of each of the parties hereto that the Warehouse Assets conveyed by the Equityholder to the Borrower or the Borrower to a Designated Subsidiary, as applicable, pursuant to a Sale Agreement shall constitute assets owned by the Borrower or such Designated Subsidiary, as applicable, and shall not be part of the Equityholder’s or Borrower’s, as applicable, estate in the event of the filing of a bankruptcy petition by or against the Equityholder or Borrower, as applicable, under any bankruptcy or similar law.

(c) Each Borrower Party agrees to treat, and shall cause the Equityholder and the Borrower, as applicable, to treat, for all purposes, the transactions effected by a Sale Agreement as sales of assets to the Borrower. Each Borrower Party and the Warehouse Collateral Manager each hereby agree to cause the Equityholder to reflect in the Equityholder’s financial records and to include a note in the publicly filed annual and quarterly financial statements of the Equityholder indicating that assets sold to a Borrower Party under a Sale Agreement are owned by such Borrower Party that is consolidated in the Equityholder’s financial statements, the creditors of such Borrower Party have received security interests in such assets and such assets are not intended to be available to the creditors of the Equityholder (or any other affiliate of the Equityholder).

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BCRED MAROON PEAK FUNDING LLC, as Borrower

By	Blackstone Private Credit Fund, its Sole Member

Executed as a Deed

By	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory

MORGAN STANLEY BANK, N.A., as Lender

By	/s/ Matthieu Milgrom
Name: Matthieu Milgrom
Title: Authorized Signatory

MORGAN STANLEY SENIOR FUNDING, INC. as Administrative Agent

By	/s/ John Bumgarner
Name: John Bumgarner
Title: Authorized Signatory

BLACKSTONE PRIVATE CREDIT FUND

By	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By	/s/ Ralph J. Creasia, Jr.
Name: Ralph J. Creasia, Jr.
Title: Senior Vice President

Acknowledged and agreed:

BLACKSTONE PRIVATE CREDIT FUND, as Warehouse Collateral Manager

By	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory

EXHIBIT A-1

FORM OF APPROVAL REQUEST

[date]

Morgan Stanley Senior Funding, Inc.

1585 Broadway

New York, New York 10036

Attention: CLO Desk

cc:	Morgan Stanley Bank, N.A.

201 South Main Street

Salt Lake City, Utah 84111-2215

Morgan Stanley Bank, N.A.

1300 Thames Street

Thames Street Wharf

Baltimore, Maryland 21231

Attention: CLO Team

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Attention: CLO Desk

email: clowarehouseapprovals@morganstanley.com

BCRED Maroon Peak Funding LLC

c/o Blackstone Private Credit Fund

345 Park Avenue, 31st Floor

New York, New York 10154

Attention: Angelina Perkovic

Telephone: (646) 525-5443

Email: angelina.perkovic@blackstone.com; gsointralinks1@blackstone.com; marc.sileo@blacktone.com; jana.douglas@blackstone.com

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement, dated as of January 28, 2021 (the “Credit Agreement”), among BCRED Maroon Peak Funding LLC, as borrower (the “Borrower”), Morgan Stanley Bank, N.A., as lender, Morgan Stanley Senior Funding, Inc. as administrative agent, U.S. Bank National Association, as collateral agent, each of the Designated Subsidiaries from time to time party thereto and Blackstone Private Equity Fund, as equityholder. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given such terms in the Credit Agreement.

A-1-1

Pursuant to the Credit Agreement, you are hereby notified that the Borrower hereby requests consent to acquire the proposed Warehouse Asset set forth below.

Obligation/Obligor/Guarantor	Tranche	CUSIP (if any)	Par/Spread/ Price	Maturity	Purchased Interest	Ratings	Industry	Collateral

The Borrower Party for which the Warehouse Asset is being purchased is: ___________________.

In connection with the purchase of each Warehouse Asset, the Borrower certifies that:

(a) to the best of its knowledge, such Warehouse Asset is not a Defaulted Asset at this time; and

(b) such Warehouse Asset satisfies the Eligibility Criteria and the Concentration Limits.

Very truly yours,

BLACKSTONE PRIVATE CREDIT FUND as Warehouse Collateral Manager of the Borrower

By
Name:
Title:

A-1-2

EXHIBIT A-2

FORM OF BORROWING REQUEST

[date]

Morgan Stanley Senior Funding, Inc.

1585 Broadway

New York, New York 10036

Attention: CLO Desk

cc:	Morgan Stanley Bank, N.A.

201 South Main Street

Salt Lake City, Utah 84111-2215

Morgan Stanley Bank, N.A.

1300 Thames Street

Thames Street Wharf

Baltimore, Maryland 21231

Attention: CLO Team

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Attention: CLO Desk

email: clowarehouseborrowing@morganstanley.com

U.S. Bank National Association

One Federal Street, Third Floor

Boston, Massachusetts 02110

Email: lynora.caulfield@usbank.com, BCRED.Maroon.Pk.Fd.LLC@usbank.com

Attention: Global Corporate Trust/Lynora Caulfield

Reference: BCRED Maroon Peak Funding LLC

BCRED Maroon Peak Funding LLC

c/o Blackstone Private Credit Fund

345 Park Avenue, 31st Floor

New York, New York 10154

Attention: Angelina Perkovic

Telephone: (646) 525-5443

Email: angelina.perkovic@blackstone.com; gsointralinks1@blackstone.com;

marc.sileo@blacktone.com; jana.douglas@blackstone.com

A-2-1

Blackstone Private Credit Fund

345 Park Avenue, 31st Floor

New York, New York 10154

Attention: Angelina Perkovic

Telephone: (646) 525-5443

Email: angelina.perkovic@blackstone.com; gsointralinks1@blackstone.com;

marc.sileo@blacktone.com; jana.douglas@blackstone.com

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement, dated as of January 28, 2021 (the “Credit Agreement”), among BCRED Maroon Peak Funding LLC, as borrower (the “Borrower”), Morgan Stanley Bank, N.A., as lender, Morgan Stanley Senior Funding, Inc. as administrative agent, U.S. Bank National Association, as collateral agent, each of the Designated Subsidiaries from time to time party thereto and Blackstone Private Credit Fund, as equityholder. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given such terms in the Credit Agreement.

Pursuant to the Credit Agreement, you are hereby notified of the following:

(1) The Borrower hereby requests a Borrowing under the Credit Agreement, to be funded on [date].

(2) The aggregate amount of the Borrowing requested hereby is [amount].

(3) The Borrower Party for which the Warehouse Asset is being purchased is: ___________________.

The proceeds of the Borrowing will be applied to purchase the following Warehouse Assets (or, in respect of a Warehouse Asset constituting a Delayed Drawdown Debt Obligation or Revolving Obligation, will be applied to the funding of the Reserve Account pursuant to Section 2.03(b) of the Credit Agreement):

Purchased from the Administrative Agent or one of its Affiliates:

Obligation/Obligor/Guarantor	Tranche	CUSIP (if any)	Par/Spread/ Price	Maturity	Purchased Interest	Ratings	Industry	Collateral

Purchased from sellers other than the Administrative Agent or one of its Affiliates:

Obligation/Obligor/Guarantor	Tranche	CUSIP (if any)	Par/Spread/ Price	Maturity	Purchased Interest	Ratings	Industry	Collateral

(4) In connection with the purchase of each Warehouse Asset, the Borrower certifies that:

(a)	to the best of its knowledge, such Warehouse Asset is not a Defaulted Asset at this time; and

A-2-2

(b)

at the time the trade for such Warehouse Asset was entered into, such Warehouse Asset satisfied the Eligibility Criteria and the Concentration Limits (and each of the foregoing continued to be satisfied immediately after giving effect to such trade).

Very truly yours,

BLACKSTONE PRIVATE CREDIT FUND as Warehouse Collateral Manager of the Borrower

By
Name:
Title:

A-2-3

EXHIBIT B

INVESTMENT RESTRICTIONS

ELIGIBILITY CRITERIA

Each Warehouse Asset pledged to the Collateral Agent for the benefit of the Secured Parties under the Credit Documents shall, on the date on which the Borrower enters into an irrevocable commitment to acquire such Warehouse Asset, satisfy the following eligibility criteria (the “Eligibility Criteria”) unless expressly waived by the Administrative Agent in its sole and absolute discretion:

General

1.

Such Warehouse Asset is a debt obligation that is a Loan or (following the Restricted Bond Period) a Senior Secured Bond or a Senior Secured Note and is not a High Yield Bond, a Synthetic Security or a Structured Finance Security or another security (including, without limitation, an obligation that includes attached equity warrants or similar instruments and an obligation that is convertible into or exchangeable for an equity security);

2.

If such Warehouse Asset is a participation interest in a Loan, such participation interest constitutes a 100% undivided participation interest and the selling institution is rated “A3” or above by Moody’s Investor’s Service, Inc. (“Moody’s”) and A- or above by S&P Global Ratings, an S&P Global business (“S&P”);

3.

Except for Delayed Drawdown Debt Obligations and Revolving Obligations, such Warehouse Asset does not require or contemplate the making of any future advance or payment by the Borrower to the issuer thereof or any related counterparty;

4.

Such Warehouse Asset will not consist of a debt obligation of a single obligor where the total potential indebtedness of such obligor under all of its loan agreements, indentures and other underlying instruments is less than $125,000,000;

5.

The governing documents with respect to such Warehouse Asset do not prohibit the Granting and perfection of a first priority security interest in such Warehouse Asset to the Collateral Agent for the benefit of the Secured Parties pursuant to the Credit Agreement and the Security Agreement;

6.	Such Warehouse Asset is denominated and payable in U.S. Dollars;

7.	Such Warehouse Asset does not constitute “margin stock” within the meaning of Regulation U promulgated by the Federal Reserve Board;

8.

Such Warehouse Asset has an explicit rating (either a public rating, a private rating or a requested “shadow” rating) from Moody’s or S&P; provided that (i) up to 10% of the Maximum Limit may consist of obligations having a Moody’s Derived Rating and (ii) up to 10% of the Maximum Limit may consist of Warehouse Assets with S&P ratings derived from a Moody’s rating, in each case, determined in accordance with Schedule 3;

9.

Such Warehouse Asset is acquired at a price of at least 80% of par; provided that, if such Warehouse Asset is a CCC Asset or a Caa Asset, such Warehouse Asset is acquired at a price of at least 90% of par;

10.

Such Warehouse Asset (i) is not in default in accordance with its terms (including the terms of its underlying instruments) (and no obligation of the obligor thereon ranking pari passu with such Warehouse Asset is in default in accordance with its terms), (ii) is not a Defaulted Asset and (iii) in the Warehouse Collateral Manager’s reasonable commercial judgment, does not have a significant risk of declining in credit quality or price unrelated to general market conditions;

11.	Such Warehouse Asset has an original term to maturity of not greater than eight (8) years.

12.	The timely repayment of such Warehouse Asset is not subject to substantial non-credit risk as determined by the Warehouse Collateral Manager in its sole and conclusive judgment;

13.

Such Warehouse Asset is not actually known to the Warehouse Collateral Manager to be the subject of an offer or exchange or tender by its issuer, or by any other person, for cash, securities, or any other type of consideration or with respect to which the obligor has delivered a notice of optional redemption prior to its stated maturity;

14.

No payments received by the Borrower with respect to such Warehouse Asset are subject to withholding tax (other than withholding taxes imposed pursuant to FATCA) unless the related obligor is required to make “gross up” payments that cover the full amount of any such withholding tax on an after tax basis (for the avoidance of doubt, this clause shall not apply to commitment fees and other similar fees relating to letters of credit);

15.	Such Warehouse Asset is in registered form for U.S. federal income tax purposes;

16.	Such Warehouse Asset is not a Deferrable Obligation, unless such Warehouse Asset has a minimum cash coupon of at least 2.50% and such coupon is payable at least quarterly;

17.

With respect to each such Warehouse Asset acquired by the Borrower from the Equityholder under the Sale Agreement, by the date on which such Warehouse Asset is Granted under this Agreement and on each day thereafter, the Equityholder will have caused its master computer records relating to such Warehouse Asset to be clearly and unambiguously marked to show that such Warehouse Asset has been sold or contributed to the Borrower;

18.	The related Obligor on such Warehouse Asset is not an Affiliate of the Equityholder or the Warehouse Collateral Manager;

19.	If such Warehouse Asset is acquired by the Borrower from the Equityholder, such Warehouse Asset was acquired pursuant to the Sale Agreement; and

20.

The transfer, assignment and conveyance of such Warehouse Asset from the Equityholder to the Borrower or the Borrower to a Designated Subsidiary is not subject to and will not result in any fee or governmental charge (other than income taxes) payable by a Borrower Party or any other Person to any federal, state or local government.

CONCENTRATION LIMITS

The Borrower shall not acquire Warehouse Assets in excess of the limitations set forth below (the “Concentration Limits”) unless consented to by the Administrative Agent in writing (or electronic mail) in its sole and absolute discretion:

1.	No more than 10.0% of the Outstanding Balance shall consist of First Lien Last Out Loans or Second Lien Loans in the aggregate;

2.	No more than 2.5% of the Maximum Limit will consist of Unsecured Loans;

3.	No more than 10.0% of the Maximum Limit will consist of First Lien Last Out Loans, Second Lien Loans or Unsecured Loans in the aggregate;

4.

(x) During the Restricted Bond Period, no more than 0.0% of the Maximum Limit will consist of Senior Secured Bonds or Senior Secured Notes in the aggregate and (y) after the Restricted Bond Period, no more than 5.0% of the Maximum Limit will consist of Senior Secured Bonds or Senior Secured Notes in the aggregate;

5.	No more than 2.5% of the Maximum Limit will consist of obligations bearing interest at a fixed rate;

6.

No more than 2.0% of the Maximum Limit will consist of obligations of any one obligor (together with its Affiliates); provided that obligations of up to five obligors may each constitute up to 2.5% of the Maximum Limit;

7.

No more than 10.0% of the Maximum Limit will consist of obligations issued by obligors in any one industry determined by the GICS Industry Classification; provided, that in 1 case, up to 12.0% of the Maximum Limit may consist of obligations issued by obligors in any one industry determined by the GICS Industry Classification and, in one additional case, up to 15.0% of the Maximum Limit may consist of obligations issued by obligors in any one industry determined by the GICS Industry Classification;

8.

(A) All of the Warehouse Assets must be issued by obligors Domiciled in Eligible Countries and (B) no more than 20.0% of the Maximum Limit will consist of Warehouse Assets issued by obligors Domiciled in Eligible Countries other than the United States;

9.	No more than 5.0% of the Maximum Limit will consist of Deferrable Obligations;

10.	No more than 5.0% of the Maximum Limit will consist of DIP Loans and no more than 1.0% of the Maximum Limit will consist of DIP Loans issued by a single obligor;

11.	No more than 7.5% of the Outstanding Balance will consist of Delayed Drawdown Debt Obligations and Revolving Obligations; and

12.	No more than 5.0% of the Outstanding Balance may consist of CCC Assets and/or Caa Assets.

Certain Defined Terms

The following capitalized terms shall have the meanings set forth below:

“Deferrable Obligation”: An obligation which, by the terms of its underlying instruments, is permitted to “pay in kind” or defer interest payments.

“DIP Loan”: A loan made to a debtor-in-possession pursuant to Section 364 of the United States bankruptcy code having the priority allowed by either Section 364(c) or 364(d) of the United States bankruptcy code and secured by senior liens.

“Domicile”: With respect to any Warehouse Asset obligor, either (a) if it is organized in Bermuda, the Cayman Islands, the Bahamas, Guernsey, Jersey, the Isle of Man or the British Virgin Islands, the country in which a majority of its assets are located, directly or through subsidiaries, as determined by the Warehouse Collateral Manager, (b) if its payment obligations in respect of such Warehouse Asset are guaranteed by a person or entity that is organized in the United States and such guarantee satisfies the Domicile Guarantee Criteria, then the United States or (c) otherwise, its country of incorporation or organization.

“Domicile Guarantee Criteria”: The following criteria: (i) the guarantee is one of payment and not of collection; (ii) the guarantee provides that the guarantor agrees to pay the guaranteed obligations on the date due and waives demand, notice and marshaling of assets; (iii) the guarantee provides that the guarantor’s right to terminate or amend the guarantee is appropriately restricted; (iv) the guarantee is unconditional, irrespective of value, genuineness, validity, or enforceability of the guaranteed obligations; (v) the guarantee provides that the guarantor waives any other circumstance or condition that would normally release a guarantor from its obligations; (vi) the guarantor also waives the right of set-off and counterclaim; and (vii) the guarantee provides that it reinstates if any guaranteed payment made by the primary obligor is recaptured as a result of the primary obligor’s bankruptcy or insolvency.

“Eligible Country”: Any of the United States, the United Kingdom, Bermuda, Canada, the Cayman Islands, the Bahamas, Guernsey, Jersey, the Isle of Man or the British Virgin Islands, or any other country requested by the Borrower and consented to by the Administrative Agent in its sole discretion (which consent may be granted with respect to a country on an individual Warehouse Asset basis).

“First Lien Last Out Loan”: Any secured loan that: (a) is not (and cannot by its terms become) subordinate in right of payment to any other obligation of the obligor of the loan (other than (i) with respect to trade claims, capitalized leases or similar obligations and (ii) subordination in right of payment solely to one or more Senior Secured Loans of the obligor of the loan that becomes effective solely upon the occurrence of a default or event of default by the obligor of the loan); (b) is secured by a valid perfected security interest or lien in, to or on specified collateral securing the obligor’s obligations under the loan that, prior to the occurrence of a default or event of default by the obligor of the loan, is a first-priority security interest or lien and (c) the value of the collateral securing the loan together with other attributes of the obligor (including its general financial condition, ability to generate cash flow available for debt service and other demands for that cash flow) and of the loan is adequate (in the commercially reasonable judgment of the Warehouse Collateral Manager and assuming that there will be no occurrence of a default or event of default by the obligor of the loan) to repay the loan in accordance with its terms and to repay all other loans of equal seniority secured by a first lien or security interest in the same collateral.

“GICS Industry Classification”: The global industry classification standard industries, as set forth in Schedule 2 hereto, including any modifications that may be made thereto or additional categories that may be subsequently established, in each case, with the written consent of the Warehouse Collateral Manager and the Administrative Agent in their respective sole discretion.

“High Yield Bonds”: Below investment-grade corporate high-yield debt securities issued by obligors organized in Eligible Countries.

“Loan”: A U.S. Dollar denominated bank loan on which the borrower is a corporation, limited liability company, partnership or trust that is organized in an Eligible Country or is guaranteed by an entity organized in an Eligible Country.

“Maximum Limit”: $625,000,000 or such higher amount determined by MS&Co. from time to time in its commercially reasonable discretion and notified to the Warehouse Collateral Manager and the Collateral Agent.

“Second Lien Loan”: A secured loan (or participation interest therein) that (i) is not (and cannot by its terms become) subordinate in right of payment to any other obligation of the obligor for borrowed money (other than with respect to liquidation, trade claims, capitalized leases or other similar obligations), but which may be subordinate in right of payment to another secured obligation of the obligor secured by all or a portion of the collateral securing such loan and (ii) as to which the primary collateral for such loan is secured by a valid second priority perfected security interest or lien; provided, that, with respect to clauses (i) and (ii) above, such right of payment, security interest or lien may be subordinate to customary permitted liens, including but not limited to tax liens.

“Senior Secured Bond”: Any bond that is secured by the pledge of collateral and has the most senior pre-petition priority (including pari passu with other obligations of the obligor, but subject to customary permitted liens, such as, but not limited to, any tax liens) in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings.

“Senior Secured Loan”: A secured loan that: (i) that is not (and cannot by its terms become) subordinate in right of payment to any other obligation of the Obligor of the loan (other than with respect to trade claims, capitalized leases or similar obligations), (ii) that is secured by a valid first-priority perfected security interest or lien in, to or on specified collateral securing the Obligor’s obligations under the loan and (iii) the value of the collateral securing the loan together with other attributes of the obligor (including its general financial condition, ability to generate cash flow available for debt service and other demands for that cash flow) and of the loan is adequate (in the commercially reasonable judgment of the Warehouse Collateral Manager and assuming that there will be no occurrence of a default or event of default by the obligor of the loan) to repay the loan in accordance with its terms and to repay all other loans of equal seniority secured by a first lien or security interest in the same collateral.

“Senior Secured Note”: Any note that is not (and cannot by its terms become, in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings or otherwise) subordinate (except with respect to liquidation preferences with respect to pledged collateral) in right of payment to any obligation of the obligor but subject to customary permitted liens, such as, but not limited to, any tax liens and is secured by a valid first-priority perfected pledge of collateral.

“Structured Finance Security”: A non-recourse or limited recourse debt obligation issued by a special purpose vehicle and secured solely by the assets thereof (including, without limitation, a mortgage backed security, an asset backed security, a collateralized bond obligation or a collateralized loan obligation (or any combination thereof)).

“Synthetic Security”: Any derivative financial instrument with respect to a reference obligation entered into with a counterparty, whether in the form of a swap transaction, structured bond investment or otherwise.

“Unsecured Loan”: A loan that is not secured by any lien or security interest on the assets of the obligor.

EXHIBIT C

FORM OF FACILITY INCREASE REQUEST

[date]

Morgan Stanley Senior Funding, Inc.

1585 Broadway

New York, New York 10036

Attention: CLO Desk

cc:	Morgan Stanley Bank, N.A.

201 South Main Street

Salt Lake City, Utah 84111-2215

Morgan Stanley Bank, N.A.

1300 Thames Street

Thames Street Wharf

Baltimore, Maryland 21231

Attention: CLO Team

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Attention: CLO Desk

email: clowarehouseapprovals@morganstanley.com

Blackstone Private Credit Fund

345 Park Avenue, 31st Floor

New York, New York 10154

Attention: Angelina Perkovic

Telephone: (646) 525-5443

Email: angelina.perkovic@blackstone.com; gsointralinks1@blackstone.com;

marc.sileo@blacktone.com; jana.douglas@blackstone.com

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement, dated as of January 28, 2021 (the “Credit Agreement”), among BCRED Maroon Peak Funding LLC, as borrower (the “Borrower”), Morgan Stanley Bank, N.A., as lender, Morgan Stanley Senior Funding, Inc. as administrative agent, each of the Designated Subsidiaries from time to time party thereto, U.S. Bank National Association, as collateral agent, and Blackstone Private Equity Fund, as equityholder. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given such terms in the Credit Agreement.

This facility increase request (this “Facility Increase Request”) is executed and delivered by the Borrower to the Administrative Agent and the Lenders pursuant to Section 2.13 of the Credit Agreement.

The Borrower hereby requests an increase to clause (x) of the definition of Maximum Facility Amount in the amount of $[____] (the “Facility Increase”), such Facility Increase to be effective on [DATE], which is prior to the Commitment Termination Date.

In connection with the Facility Increase, the Borrower hereby additionally requests an increase to the Maximum Limit in the amount of $[____].

In connection with the Facility Increase requested herein, the Borrower hereby represents, warrants and certifies to the Administrative Agent and the Lenders that:

(a) On and as of the date of this Facility Increase Request, the representations and warranties set forth in the Credit Agreement and in the other Credit Documents are true and correct on and as of the date of this Facility Increase Request, and will be true and correct immediately after the Facility Increase requested herein, with the same force and effect as if made on and as of such date; and

(b) No Event of Default, Default, LTV Ratio Event exists and is continuing on and as of the date hereof or will exist on the date of the Facility Increase requested herein.

In connection with the Facility Increase requested herein, the Commitment of each Lender shall be increased as set forth on Annex A.

[Remainder of Page Intentionally Left Blank

Signature Page(s) Follow]

IN WITNESS WHEREOF, the undersigned has executed and delivered this Facility Increase Request as of the date first written above.

BCRED MAROON PEAK FUNDING LLC, as Borrower

By
Name:
Title:

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent

By:
Name:
Title:

MORGAN STANLEY BANK, N.A., as Lender

By:
Name:
Title:

[LENDER], as Lender

By:
Name:
Title:

Annex A

Lender Commitments

Name of Lender	Commitment Amount
Morgan Stanley Bank, N.A.	$	[__]
[__]	$	[__]

Total	$	[__]

SCHEDULE 1

RESERVED

SCHEDULE 2

GICS INDUSTRY CLASSIFICATIONS

Asset Type Code	Asset Type Description
1020000	Energy Equipment & Services
1030000	Oil, Gas & Consumable Fuels
1033403	Mortgage Real Estate Investment Trusts (REITs)
2020000	Chemicals
2030000	Construction Materials
2040000	Containers & Packaging
2050000	Metals & Mining
2060000	Paper & Forest Products
3020000	Aerospace & Defense
3030000	Building Products
3040000	Construction & Engineering
3050000	Electrical Equipment
3060000	Industrial Conglomerates
3070000	Machinery
3080000	Trading Companies & Distributors
3110000	Commercial Services & Supplies
3210000	Air Freight & Logistics
3220000	Airlines
3230000	Marine
3240000	Road & Rail
3250000	Transportation Infrastructure
4011000	Auto Components
4020000	Automobiles
4110000	Household Durables
4120000	Leisure Products
4130000	Textiles, Apparel & Luxury Goods
4210000	Hotels, Restaurants & Leisure
4310000	Media
4310001	Entertainment
4310002	Interactive Media and Services
4410000	Distributors
4420000	Internet and Direct Marketing Retail
4430000	Multiline Retail
4440000	Specialty Retail
5020000	Food & Staples Retailing
5110000	Beverages
5120000	Food Products
5130000	Tobacco
5210000	Household Products

5220000	Personal Products
6020000	Healthcare Equipment & Supplies
6030000	Healthcare Providers & Services
6110000	Biotechnology
6120000	Pharmaceuticals
7011000	Banks
7020000	Thrifts & Mortgage Finance
7110000	Diversified Financial Services
7120000	Consumer Finance
7130000	Capital Markets
7210000	Insurance
7310000	Real Estate Management & Development
7311000	Equity Real Estate Investment Trusts (REITs)
8030000	IT Services
8040000	Software
8110000	Communications Equipment
8120000	Technology Hardware, Storage & Peripherals
8130000	Electronic Equipment, Instruments & Components
8210000	Semiconductors & Semiconductor Equipment
9020000	Diversified Telecommunication Services
9030000	Wireless Telecommunication Services
9520000	Electric Utilities
9530000	Gas Utilities
9540000	Multi-Utilities
9550000	Water Utilities
9551701	Diversified Consumer Services
9551702	Independent Power and Renewable Electricity Producers
9551727	Life Sciences Tools & Services
9551729	Healthcare Technology
9612010	Professional Services

SCHEDULE 3

MOODY’S RATING DEFINITIONS

MOODY’S DEFAULT PROBABILITY RATING

With respect to any Warehouse Asset (other than a DIP Loan), as of any date of determination, the rating determined in accordance with the following methodology:

(a) if the obligor of such Warehouse Asset has a corporate family rating by Moody’s, then such corporate family rating (or, if the obligor itself does not have a corporate family rating by Moody’s, the corporate family rating of any entity in the obligor’s corporate family);

(b) if not determined pursuant to clause (a) above, if the obligor of such Warehouse Asset has one or more senior unsecured obligations publicly rated by Moody’s, then the Moody’s public rating on any such obligation, as selected by the Warehouse Collateral Manager in its sole discretion;

(c) if not determined pursuant to clause (a) or (b) above, if the obligor of such Warehouse Asset has one or more senior secured obligations publicly rated by Moody’s, then the Moody’s rating that is one subcategory below the Moody’s public rating on any such obligation, as selected by the Warehouse Collateral Manager in its sole discretion;

(d) if not determined pursuant to clause (a), (b) or (c) above, but a rating or rating estimate has been assigned to such Warehouse Asset by Moody’s upon the request of the Borrower or the Warehouse Collateral Manager, such rating or rating estimate; and

(e) if not determined pursuant to clause (a), (b), (c) or (d) above, the Moody’s Derived Rating;

provided, that any Moody’s Default Probability Rating determined on the basis of an estimated rating pursuant to clause (d) above that has not been renewed by Moody’s on or before the 13-month anniversary of its issuance or prior renewal will be deemed to be (x) for a period of 60 days, one subcategory below the previous estimated rating and (y) thereafter, “B3”, in each case pending receipt of such rating; provided further, that the Moody’s Default Probability Rating with respect to any DIP Loan will be the higher of (A) the rating assigned by clause (iii) of the definition of “Moody’s Derived Rating” and (B) if such DIP Loan is newly issued and the Warehouse Collateral Manager expects a new Moody’s Default Probability Rating within 90 days, the Moody’s Default Probability Rating of such Warehouse Asset until such Moody’s Default Probability Rating is obtained will be (1) for a period of up to 90 days after the acquisition of such Warehouse Asset, the Moody’s Default Probability Rating as determined by the Warehouse Collateral Manager in its sole discretion if the Warehouse Collateral Manager certifies to the Administrative Agent that it believes that such Moody’s Default Probability Rating determined by the Warehouse Collateral Manager is commercially reasonable and will be at least equal to such rating and (2) thereafter, “B3”.

Sch.3-1

MOODY’S RATING

With respect to any Warehouse Asset, as of any date of determination, the rating determined in accordance with the following methodology:

(a) With respect to a Warehouse Asset that (A) is publicly rated by Moody’s, such public rating, or (B) is not publicly rated by Moody’s but for which a rating or rating estimate has been assigned by Moody’s upon the request of the Borrower or the Warehouse Collateral Manager, such rating or, in the case of a rating estimate, the applicable rating estimate for such obligation;

(b) With respect to a Warehouse Asset that is a Moody’s Senior Secured Loan (if not determined pursuant to clause (a) above), if the obligor of such Warehouse Asset has a corporate family rating by Moody’s, then the Moody’s rating that is one subcategory higher than such corporate family rating;

(c) With respect to a Warehouse Asset, if not determined pursuant to clause (a) or (b) above,

(i) if the obligor of such Warehouse Asset has one or more senior unsecured obligations publicly rated by Moody’s, then the Moody’s public rating on any such obligation (or, if such Warehouse Asset is a Moody’s Senior Secured Loan, then the Moody’s rating that is two subcategories higher than the Moody’s public rating on any such senior unsecured obligation) as selected by the Warehouse Collateral Manager in its sole discretion; and

(ii) if the obligor has one or more senior secured obligations publicly rated by Moody’s, then the Moody’s public rating on any such obligation (or, if such Warehouse Asset is not a Moody’s Senior Secured Loan, then the Moody’s rating that is two subcategories lower than the Moody’s public rating on any such senior secured obligation) as selected by the Warehouse Collateral Manager in its sole discretion;

(d) With respect to a Warehouse Asset that is not a Moody’s Senior Secured Loan or a Participation Interest in a Moody’s Senior Secured Loan, if not determined pursuant to clause (a), (b) or (c) above, if the obligor of such Warehouse Asset has a corporate family rating by Moody’s, then the Moody’s rating that is one subcategory lower than such corporate family rating;

(e) With respect to a Warehouse Asset that is not a Moody’s Senior Secured Loan or a Participation Interest in a Moody’s Senior Secured Loan, if not determined pursuant to clause (a), (b), (c) or (d) above, if the obligor of such Warehouse Asset has one or more subordinated obligations publicly rated by Moody’s, then the Moody’s rating that is one subcategory higher than the public rating on any such obligation as selected by the Warehouse Collateral Manager in its sole discretion;

(f) With respect to a Warehouse Asset, if not determined pursuant to clause (a), (b), (c), (d) or (e) above, the Moody’s Derived Rating; and

Sch.3-2

(g) With respect to any Warehouse Asset that is a DIP Loan, if such Moody’s Rating has been withdrawn and a new Moody’s Rating has not been issued, the Moody’s Rating of such Warehouse Asset will be the Moody’s Rating applicable to such Warehouse Asset prior to such withdrawal (provided that if any such Warehouse Asset that is a DIP Loan is newly issued and the Warehouse Collateral Manager expects a Moody’s credit rating within 90 days, the Moody’s Rating of such Warehouse Asset until such credit rating is obtained from Moody’s will be (1) for a period of up to 90 days after the acquisition of such Warehouse Asset, the Moody’s Rating as determined by the Warehouse Collateral Manager in its sole discretion if the Warehouse Collateral Manager certifies to the Administrative Agent that it believes that such Moody’s Rating determined by the Warehouse Collateral Manager is commercially reasonable and will be at least equal to such rating and (2) thereafter, “B3”);

provided that, for purposes of the determination of the Moody’s Rating, if (1) the issuer or obligor of any Warehouse Asset was a debtor under Chapter 11, during which time such issuer, obligor or selling institution, as applicable, or any of its obligations (including any Warehouse Asset) either had an Moody’s rating of “D”, “LD” or “Ca” or lower from Moody’s or had an Moody’s rating that was withdrawn by Moody’s and (2) such issuer, obligor or selling institution, as applicable, is no longer a debtor under Chapter 11, then, notwithstanding the fact that such issuer, obligor or selling institution, as applicable, or any of its obligations (including any Warehouse Asset) continues to have an Moody’s rating of “D” “LD”, or “Ca” or lower from Moody’s (or, in the case of any withdrawal, continues to have no Moody’s rating), the Moody’s Rating for any such obligation (including any Warehouse Asset), issuer, obligor or selling institution, as applicable, shall be deemed to be “B3”, so long as Moody’s has not taken any rating action with respect thereto since the date on which the issuer, obligor or selling institution, as applicable, ceased to be a debtor under Chapter 11.

MOODY’S DERIVED RATING

With respect to a Warehouse Asset whose Moody’s Rating or Moody’s Default Probability Rating cannot be determined pursuant to the respective definitions thereof, such Moody’s Rating and Moody’s Default Probability Rating will be determined as set forth below:

(i) (A) if such Warehouse Asset is publicly rated by S&P:

Sch.3-3

Type of Warehouse Asset	S&P Rating (Public and Monitored)	Warehouse Asset Rated by S&P	Number of Subcategories Relative to Moody’s Equivalent of S&P Rating
Not Structured Finance Security	> “BBB-”	Not a Loan or Participation Interest in Loan	-1
Not Structured Finance Security	< “BB+”	Not a Loan or Participation Interest in Loan	-2
Not Structured Finance Security		Loan or Participation Interest in Loan	-2

(B) if such Warehouse Asset is not rated by S&P but another security or obligation of the obligor has a public and monitored rating by S&P (a “parallel security”), then the rating of such parallel security will at the election of the Warehouse Collateral Manager be determined in accordance with the table set forth in subclause (i)(A) above, and the Moody’s Rating or Moody’s Default Probability Rating of such Warehouse Asset will be determined by further adjusting the rating of such parallel security (for such purposes treating the parallel security as if it were rated by Moody’s at the rating determined pursuant to this subclause (i)(B)) by the number of rating sub-categories according to the table below:

Obligation Category of Rated Obligation	Number of Subcategories Relative to Rated Obligation Rating
Senior secured obligation	-1
Unsecured obligation	0
Subordinated obligation	+1

(C) if such Warehouse Asset is not rated by S&P but there is a public issuer credit rating of the issuer of such Warehouse Asset by S&P as published by S&P, or the guarantor which unconditionally and irrevocably guarantees such Warehouse Asset, then such issuer credit rating will at the election of the Warehouse Collateral Manager be determined in accordance with subclause (i)(B) (for such purposes, treating such public issuer credit rating as if it were a rating of a parallel security); or

(D) if such Warehouse Asset is a DIP Loan, no Moody’s Rating or Moody’s Default Probability Rating may be determined based on a rating by S&P or any other rating agency;

Sch.3-4

(ii) if such Warehouse Asset is not rated by Moody’s or S&P and no other security or obligation of the issuer of such Warehouse Asset is rated by Moody’s or S&P, and if Moody’s has been requested by the Borrower, the Warehouse Collateral Manager or the issuer of such Warehouse Asset to assign a rating or rating estimate with respect to such Warehouse Asset but such rating or rating estimate has not been received, pending receipt of such estimate, the Moody’s Derived Rating for purposes of clause (d) of the definition of “Moody’s Rating” and “Moody’s Default Probability Rating” (as applicable) of such Warehouse Asset will be (1) “B3” if the Warehouse Collateral Manager certifies to the Administrative Agent that the Warehouse Collateral Manager believes that such estimate will be at least “B3” and if the Outstanding Balance of Warehouse Assets determined pursuant to this clause (ii) does not exceed 5% of the Outstanding Balance of all Warehouse Assets or (2) otherwise, “Caa1”;

(iii) with respect to any DIP Loan, (x) the Moody’s Default Probability Rating of such Warehouse Asset will be the rating which is one subcategory below the facility rating (whether public or private) of such DIP Loan rated by Moody’s and (y) the Moody’s Rating of such Warehouse Asset will be the facility rating (whether public or private) of such DIP Loan rated by Moody’s; provided, however, if such facility rating has been withdrawn by Moody’s and a new facility rating has not been issued by Moody’s, the facility rating of such DIP Loan will be the facility rating from Moody’s applicable to such DIP Loan prior to such withdrawal; or

(iv) if not determined pursuant to clauses (i) through (iii) above, “B3.”

MOODY’S SENIOR SECURED LOAN

(a) A loan that:

(i) is not (and cannot by its terms become) subordinate in right of payment to any other debt obligation of the obligor of the loan;

(ii) is secured by a valid first priority perfected security interest or lien that is not a first priority in, to or on specified collateral securing the obligor’s obligations under the loan; and

(iii) the value of the collateral securing the loan at the time of purchase together with other attributes of the obligor (including, without limitation, its general financial condition, ability to generate cash flow available for debt service and other demands for that cash flow) is adequate (in the commercially reasonable judgment of the Warehouse Collateral Manager) to repay the loan in accordance with its terms and to repay all other loans of equal seniority secured by a first lien or security interest in the same collateral; and

(b) the loan is not:

(i) a DIP Loan; or

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(ii) a loan for which the security interest or lien (or the validity or effectiveness thereof) in substantially all of its collateral attaches, becomes effective, or otherwise “springs” into existence after the origination thereof.

S&P RATING

“S&P Rating”: With respect to any Warehouse Asset, as of any date of determination, the rating determined in accordance with the following methodology:

(a) with respect to a Warehouse Asset that is not a DIP Loan (a) if there is an issuer credit rating of the issuer of such Warehouse Asset by S&P as published by S&P, or the guarantor which unconditionally and irrevocably guarantees such Warehouse Asset pursuant to a form of guaranty that meets S&P’s then-current guarantee criteria for use in connection with this transaction, then the S&P Rating will be such rating (regardless of whether there is a published rating by S&P on the Warehouse Asset s of such issuer held by the Borrower; provided, that private ratings (that is, ratings provided at the request of the obligor) may be used for purposes of this definition) or (b) if there is no issuer credit rating of the issuer by S&P but (1) there is a senior secured rating on any obligation or security of the issuer, then the S&P Rating of such Warehouse Asset will be one sub-category below such rating; (2) if clause (1) above does not apply, but there is a senior unsecured rating on any obligation or security of the issuer, the S&P Rating of such Warehouse Asset will equal such rating; and (3) if neither clause (1) nor clause (2) above applies, but there is a subordinated rating on any obligation or security of the issuer, then the S&P Rating of such Warehouse Asset will be one sub-category above such rating;

(b) with respect to any Warehouse Asset that is a DIP Loan, the S&P Rating thereof will be the credit rating assigned to such issue by S&P, or if such DIP Loan was assigned a point-in-time rating by S&P that was withdrawn, such withdrawn rating may be used for 12 months after the assignment of such rating (provided that if any such Warehouse Asset that is a DIP Loan is newly issued and the Warehouse Collateral Manager expects an S&P credit rating within 90 days, the S&P Rating of such Warehouse Asset until such credit rating is obtained from S&P will be (1) for a period of up to 90 days after the acquisition of such Warehouse Asset, the S&P Rating as determined by the Warehouse Collateral Manager in its sole discretion if the Warehouse Collateral Manager certifies to the Administrative Agent that it believes that such S&P Rating determined by the Warehouse Collateral Manager is commercially reasonable and will be at least equal to such rating and (2) thereafter, “CCC-”);

(c) reserved;

(d) if there is not a rating by S&P on the issuer or on an obligation of the issuer, then the S&P Rating may be determined pursuant to clauses (i) through (iii) below:

(i) if an obligation of the issuer is not a DIP Loan and is publicly rated by Moody’s, then the S&P Rating will be determined in accordance with the methodologies for establishing the Moody’s Rating set forth above except that the S&P Rating of such obligation will be (1) one sub-category below the S&P equivalent of the Moody’s Rating if such Moody’s Rating is “Baa3” or higher and (2) two sub-categories below the S&P equivalent of the Moody’s Rating if such Moody’s Rating is “Ba1” or lower;

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(ii) the S&P Rating may be based on a credit estimate provided by S&P, and in connection therewith, the Borrower, the Warehouse Collateral Manager on behalf of the Borrower or the issuer of such Warehouse Asset shall, prior to or within 30 days after the acquisition of such Warehouse Asset, apply (and concurrently submit all available Information in respect of such application) to S&P for a credit estimate, which will be its S&P Rating; provided, that, if such Information is submitted within such 30-day period, then, pending receipt from S&P of such estimate, such Warehouse Asset has an S&P Rating as determined by the Warehouse Collateral Manager in its sole discretion if the Warehouse Collateral Manager certifies to the Administrative Agent that it believes that such S&P Rating determined by the Warehouse Collateral Manager is commercially reasonable and will be at least equal to such rating; provided, further, that if such Information is not submitted within such 30-day period, then, pending receipt from S&P of such estimate, the Warehouse Asset has (1) the S&P Rating as determined by the Warehouse Collateral Manager for a period of up to 90 days after the acquisition of such Warehouse Asset and (2) an S&P Rating of “CCC-” following such 90-day period; unless, during such 90-day period, the Warehouse Collateral Manager has requested the extension of such period and S&P, in its sole discretion, has granted such request; provided, further, that if such 90-day period (or other extended period) elapses pending S&P’s decision with respect to such application, the S&P Rating of such Warehouse Asset will be “CCC-”; provided, further, that if the Warehouse Asset has had a public rating by S&P that S&P has withdrawn or suspended within six months prior to the date of such application for a credit estimate in respect of such Warehouse Asset, the S&P Rating in respect thereof will be “CCC-” pending receipt from S&P of such estimate, and S&P may elect not to provide such estimate until a period of six months have elapsed after the withdrawal or suspension of the public rating; provided, further, that the S&P Rating may not be determined pursuant to this clause (ii) if the Warehouse Asset is a DIP Loan; provided, further, that such credit estimate will expire 12 months after the receipt thereof, following which such Warehouse Asset has an S&P Rating of “CCC-” unless, during such 12-month period following the receipt of such credit estimate, the Borrower applies for renewal thereof, in which case such credit estimate will continue to be the S&P Rating of such Warehouse Asset until S&P has confirmed or revised such credit estimate, upon which such confirmed or revised credit estimate will be the S&P Rating of such Warehouse Asset; provided, further, that such confirmed or revised credit estimate will expire on the next succeeding 12-month anniversary of the date of the receipt thereof and (when renewed annually) on each 12-month anniversary thereafter; and

(iii) with respect to a Warehouse Asset that is not a Defaulted Asset, the S&P Rating of such Warehouse Asset will at the election of the Borrower (at the direction of the Warehouse Collateral Manager) be “CCC-” provided, that (1) neither the issuer of such Warehouse Asset nor any of its Affiliates are subject

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to any bankruptcy or reorganization proceedings, (2) the issuer has not defaulted on any payment obligation in respect of any debt security or other obligation of the issuer at any time within the two year period ending on such date of determination, (3) all such debt securities and other obligations of the issuer that are pari passu with or senior to the Warehouse Asset are current and the Warehouse Collateral Manager reasonably expects them to remain current and (4) all Information with respect to such Warehouse Asset has previously been provided to S&P; or

(e) with respect to a DIP Loan that has no issue rating by S&P, the S&P Rating of such DIP Loan will be, at the election of the Borrower (at the direction of the Warehouse Collateral Manager), “CCC-” or the S&P Rating determined pursuant to clause (d)(ii) above;

provided, that for purposes of the determination of the S&P Rating, (x) if the applicable rating assigned by S&P to an obligor or its obligations is on “credit watch positive” by S&P, such rating will be treated as being one sub-category above such assigned rating and (y) if the applicable rating assigned by S&P to an obligor or its obligations is on “credit watch negative” by S&P, such rating will be treated as being one sub-category below such assigned rating; provided further that, for purposes of the determination of the S&P Rating, if (1) the issuer of any Warehouse Asset was a debtor under Chapter 11, during which time such issuer or any of its obligations (including any Warehouse Asset) either had an S&P rating of “SD” or “CC” or lower from S&P or had an S&P rating that was withdrawn by S&P and (2) such issuer, obligor or selling institution, as applicable, is no longer a debtor under Chapter 11, then, notwithstanding the fact that such issuer or any of its obligations (including any Warehouse Asset) continues to have an S&P rating of “SD” or “CC” or lower from S&P (or, in the case of any withdrawal, continues to have no S&P rating), the S&P Rating for any such obligation (including any Warehouse Asset), issuer shall be deemed to be “CCC-”, so long as S&P has not taken any rating action with respect thereto since the date on which the issuer ceased to be a debtor under Chapter 11.

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SCHEDULE 4

Form of Assignment and Assumption Agreement

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Morgan Stanley Bank, N.A.] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) [all of the Assignor’s rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below ][the Assignor’s obligation to make an Advance to be used to purchase the Warehouse Asset(s) specified in paragraph (6) below and the related rights to receive payments of principal, interest, fees and any other amounts in respect of such Advance] and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor: [Morgan Stanley Bank, N.A.]

2.	Assignee: ______________________________

3.	Borrower(s): BCRED Maroon Peak Funding LLC

4.	Administrative Agent: Morgan Stanley Senior Funding, Inc., as the administrative agent under the Credit Agreement

5.

Credit Agreement: The Credit Agreement, dated as of January 28, 2021, among BCRED Maroon Peak Funding LLC, the Lenders from time to time party thereto, Morgan Stanley Senior Funding, Inc., as Administrative Agent, Blackstone Private Credit Fund, as Equityholder, each of the Designated Subsidiaries from time to time party thereto and U.S. Bank National Association, as Collateral Agent.

6.	Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment for all Lenders*		Amount of Commitment Assigned*		Percentage Assigned of Commitment[1]
Revolving Advances	$	________________	$	________________	______________	%

Or [TO BE USED IN THE CASE OF AN AFFILIATE ASSIGNMENT ONLY]

Amount of Advance Assigned	Warehouse Asset to which Assigned Advance Relates
$________________	________________

Effective Date: __________________, 20__

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[MORGAN STANLEY BANK, N.A.]

By:
Title: Authorized Signatory

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

[1]	Set forth, to at least 9 decimals, as a percentage of the Commitment of all Lenders thereunder.

Accepted:

MORGAN STANLEY SENIOR FUNDING, INC.

    as Administrative Agent

By:
Title: Authorized Signatory

[Consented to:

[     ],

on behalf of [     ]

By:
Title:][NOT REQUIRED IN THE CASE OF AN
AFFILIATE ASSIGNMENT]

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

BCRED MAROON PEAK FUNDING LLC CREDIT AGREEMENT

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrower, any of its subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an eligible assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, and (iv) it has received a copy of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Borrower shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Administrative Agent for the benefit of (x) the Assignor for amounts which have accrued to but excluding the Effective Date and to (y) the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by electronic mail shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.